                                                                    Exhibit 99.3

                           SECOND AMENDED AND RESTATED
                     CREDIT, SECURITY AND GUARANTY AGREEMENT

                           Dated as of April 17, 2002

                                      among

                       VENTAS REALTY, LIMITED PARTNERSHIP

                                   as Borrower

                                       and

                        THE GUARANTORS REFERRED TO HEREIN

                                       and

                         THE LENDERS REFERRED TO HEREIN

                                       and

                              BANK OF AMERICA, N.A.
                    as Administrative Agent and Issuing Bank

                                       and

                                 UBS WARBURG LLC
                              as Syndication Agent

                         BANC OF AMERICA SECURITIES LLC
                   as Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
ARTICLE 1  DEFINITIONS AND ACCOUNTING TERMS............................................................    2
     Section 1.1     Definitions.......................................................................    2
                     -----------
     Section 1.2     Accounting Terms..................................................................   35
                     ----------------
ARTICLE 2  THE LOANS...................................................................................   36
     Section 2.1     Commitments.......................................................................   36
                     -----------
     Section 2.2     Method of Borrowing...............................................................   38
                     -------------------
     Section 2.3     Interest..........................................................................   40
                     --------
     Section 2.4     Payments; Evidence of Debt........................................................   41
                     --------------------------
     Section 2.5     Commitment Fees, Letter of Credit Fees and Other Fees.............................   42
                     -----------------------------------------------------
     Section 2.6     Termination and/or Reduction of the Total Revolving Committed Amount..............   44
                     --------------------------------------------------------------------
     Section 2.7     Prepayments.......................................................................   44
                     -----------
     Section 2.8     Default Interest; Alternate Rate of Interest......................................   45
                     --------------------------------------------
     Section 2.9     Continuation and Conversion of Loans..............................................   46
                     ------------------------------------
     Section 2.10    Reimbursement of Lenders..........................................................   47
                     ------------------------
     Section 2.11    Change in Circumstances...........................................................   47
                     -----------------------
     Section 2.12    Change in Legality................................................................   49
                     ------------------
     Section 2.13    United States Withholding.........................................................   50
                     -------------------------
     Section 2.14    Interest Adjustments..............................................................   52
                     --------------------
     Section 2.15    Manner of Payments................................................................   52
                     ------------------
     Section 2.16    Additional Provisions Relating to Letters of Credit...............................   53
                     ---------------------------------------------------
     Section 2.17    Additional Provisions Relating to Swingline Loans.................................   56
                     -------------------------------------------------
     Section 2.18    Lending Office....................................................................   57
                     --------------
     Section 2.19    Addition, Release and Substitution of Mortgaged Properties........................   57
                     ----------------------------------------------------------
     Section 2.20    Pro Rata Treatment................................................................   58
                     ------------------
     Section 2.21    Sharing of Payments...............................................................   59
                     -------------------

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES............................................   60
     Section 3.1     Existence and Power...............................................................   60
                     -------------------
     Section 3.2     Authority and No Violation........................................................   61
                     --------------------------
     Section 3.3     Governmental Approval.............................................................   61
                     ---------------------
     Section 3.4     Binding Agreements................................................................   61
                     ------------------
     Section 3.5     No Material Adverse Effect........................................................   62
                     --------------------------
     Section 3.6     Financial Information.............................................................   62
                     ---------------------
     Section 3.7     Credit Parties....................................................................   63
                     --------------
     Section 3.8     Patents, Trademarks, Copyrights and Other Rights..................................   63
                     ------------------------------------------------
     Section 3.9     Fictitious Names..................................................................   63
                     ----------------
     Section 3.10    Title to Properties...............................................................   63
                     -------------------
     Section 3.11    Places of Business................................................................   64
                     ------------------
     Section 3.12    Litigation; Judgments.............................................................   64
                     ---------------------
     Section 3.13    Federal Reserve Regulations.......................................................   64
                     ---------------------------
     Section 3.14    Investment Company Act............................................................   65
                     ----------------------
     Section 3.15    Taxes.............................................................................   65
                     -----
     Section 3.16    Compliance with ERISA.............................................................   65
                     ---------------------
     Section 3.17    Agreements........................................................................   66
                     ----------
     Section 3.18    Security Interest.................................................................   66
                     -----------------
     Section 3.19    Disclosure........................................................................   66
                     ----------
     Section 3.20    Environmental Matters.............................................................   67
                     ---------------------

     Section 3.21    Compliance with Laws ...........................................................  68
                     --------------------
     Section 3.22    Projected Financial Information ................................................  68
                     -------------------------------
     Section 3.23    Mortgaged Property .............................................................  68
                     ------------------
     Section 3.24    No Default .....................................................................  69
                     ----------
     Section 3.25    Labor Matters ..................................................................  69
                     -------------
     Section 3.26    Organizational Documents .......................................................  69
                     ------------------------
     Section 3.27    Insurance ......................................................................  69
                     ---------
     Section 3.28    REIT Status ....................................................................  69
                     -----------
     Section 3.29    Sandwich Leases ................................................................  69
                     ---------------

ARTICLE 4  CONDITIONS PRECEDENT .....................................................................  70
     Section 4.1     Conditions Precedent to the Effectiveness of This Credit Agreement .............  70
                     ------------------------------------------------------------------
     Section 4.2     Conditions Precedent to Each Loan and Each Letter of Credit ....................  73
                     -----------------------------------------------------------

ARTICLE 5  AFFIRMATIVE COVENANTS ....................................................................  74
     Section 5.1     Financial Statements and Reports ...............................................  74
                     --------------------------------
     Section 5.2     Existence; Compliance with Laws ................................................  76
                     -------------------------------
     Section 5.3     Maintenance of Properties ......................................................  77
                     -------------------------
     Section 5.4     Notice of Material Events ......................................................  77
                     -------------------------
     Section 5.5     Insurance ......................................................................  78
                     ---------
     Section 5.6     Books and Records; Inspection ..................................................  79
                     -----------------------------
     Section 5.7     Third Party Audit Rights .......................................................  79
                     ------------------------
     Section 5.8     Observance of Agreements .......................................................  79
                     ------------------------
     Section 5.9     Taxes and Charges ..............................................................  79
                     -----------------
     Section 5.10    Liens ..........................................................................  80
                     -----
     Section 5.11    Further Assurances; Security Interests .........................................  80
                     --------------------------------------
     Section 5.12    Environmental Laws .............................................................  81
                     ------------------
     Section 5.13    Subsidiaries ...................................................................  82
                     ------------
     Section 5.14    Lease Agreements ...............................................................  82
                     ----------------
     Section 5.15    Use of Proceeds of Revolving Loans .............................................  82
                     ----------------------------------
     Section 5.16    Subordination, Non-Disturbance and Attornment Agreements, Etc. .................. 82
                     -------------------------------------------------------------
     Section 5.17    Valuations. ....................................................................  82
                     ----------

ARTICLE 6  NEGATIVE COVENANTS .......................................................................  83
     Section 6.1     Limitations on Debt ............................................................  83
                     -------------------
     Section 6.2     Limitations on Liens ...........................................................  84
                     --------------------
     Section 6.3     Restricted Payments ............................................................  85
                     -------------------
     Section 6.4     Merger, Sale of Assets, etc. .................................................... 87
                     ---------------------------
     Section 6.5     Places of Business; Change of Name .............................................  87
                     ----------------------------------
     Section 6.6     Consolidated Leverage Ratio ....................................................  87
                     ---------------------------
     Section 6.7     Consolidated Fixed Charge Coverage Ratio .......................................  88
                     ----------------------------------------
     Section 6.8     Consolidated Adjusted Net Worth ................................................  88
                     -------------------------------
     Section 6.9     Transactions with Affiliates ...................................................  88
                     ----------------------------
     Section 6.10    Business Activities ............................................................  89
                     -------------------
     Section 6.11    Changes to Material Agreements .................................................  89
                     ------------------------------
     Section 6.12    Hazardous Materials ............................................................  90
                     -------------------
     Section 6.13    Use of Proceeds of Loans .......................................................  90
                     ------------------------
     Section 6.14    Fiscal Year; Fiscal Quarter ....................................................  90
                     ---------------------------
     Section 6.15    Development Activities .........................................................  90
                     ----------------------

ARTICLE 7  EVENTS OF DEFAULT ........................................................................  91

ARTICLE 8  GRANT OF SECURITY INTEREST; REMEDIES ...................................................   94
     Section 8.1     Security Interests ...........................................................   94
                     ------------------
     Section 8.2     Use of Collateral ............................................................   94
                     -----------------
     Section 8.3     Credit Parties to Hold in Trust ..............................................   94
                     -------------------------------
     Section 8.4     Collections, etc. .............................................................  94
                     ----------------
     Section 8.5     Possession, Sale of Collateral, etc. ..........................................  95
                     -----------------------------------
     Section 8.6     Application of Proceeds on Default ...........................................   96
                     ----------------------------------
     Section 8.7     Power of Attorney ............................................................   96
                     -----------------
     Section 8.8     Financing Statements, Direct Payments ........................................   96
                     -------------------------------------
     Section 8.9     Further Assurances ...........................................................   97
                     ------------------
     Section 8.10    Termination and Release ......................................................   97
                     -----------------------
     Section 8.11    Remedies Not Exclusive .......................................................   97
                     ----------------------
     Section 8.12    Continuation and Reinstatement ...............................................   97
                     ------------------------------
ARTICLE 9   GUARANTY ..............................................................................   98
     Section 9.1     Guaranty .....................................................................   98
                     --------
     Section 9.2     No Impairment of Guaranty, etc. ...............................................  99
                     ------------------------------
     Section 9.3     Continuation and Reinstatement, etc. ..........................................  99
                     -----------------------------------
     Section 9.4     Limitation on Guaranteed Amount etc. .......................................... 100
                     -----------------------------------
ARTICLE 10  CASH COLLATERAL .......................................................................  100
     Section 10.1    Cash Collateral Account ......................................................  100
                     -----------------------
     Section 10.2    Investment of Funds ..........................................................  100
                     -------------------
     Section 10.3    Grant of Security Interest ...................................................  101
                     --------------------------
     Section 10.4    Remedies .....................................................................  101
                     --------
ARTICLE 11  ADMINISTRATIVE AGENT ..................................................................  101
     Section 11.1    Appointment and Authorization of Administration Agent ........................  101
                     -----------------------------------------------------
     Section 11.2    Delegation of Duties .........................................................  103
                     --------------------
     Section 11.3    Liability of Administrative Agent ............................................  103
                     ---------------------------------
     Section 11.4    Reliance by Administrative Agent .............................................  103
                     --------------------------------
     Section 11.5    Notice of Default ............................................................  104
                     -----------------
     Section 11.6    Credit Decision; Disclosure of Information by Administrative Agent ...........  104
                     ------------------------------------------------------------------
     Section 11.7    Indemnification of Agent-Related Persons .....................................  104
                     ----------------------------------------
     Section 11.8    Administrative Agent in its Individual Capacity ..............................  105
                     -----------------------------------------------
     Section 11.9    Successor Administrative Agent ...............................................  105
                     ------------------------------
     Section 11.10   Syndication Agent ............................................................  106
                     -----------------
     Section 11.11   Relations Among Lenders ......................................................  106
                     -----------------------
     Section 11.12   Tenant's Quiet Enjoyment .....................................................  106
                     ------------------------
     Section 11.13   Lender Payments ..............................................................  107
                     ---------------

ARTICLE 12  MISCELLANEOUS .........................................................................  107
     Section 12.1    Notices ......................................................................  107
                     -------
     Section 12.2    Survival of Agreement, Representations and Warranties, etc. ................... 108
                     ----------------------------------------------------------
     Section 12.3    Successors and Assigns; Syndications; Loan Sales; Participations .............  109
                     ----------------------------------------------------------------
     Section 12.4    Expenses; Documentary Taxes ..................................................  112
                     ---------------------------
     Section 12.5    Indemnity ....................................................................  113
                     ---------
     Section 12.6    CHOICE OF LAW ................................................................  114
                     -------------
     Section 12.7    WAIVER OF JURY TRIAL .........................................................  114
                     --------------------
     Section 12.8    WAIVER WITH RESPECT TO DAMAGES ...............................................  114
                     ------------------------------
     Section 12.9    No Waiver ....................................................................  115
                     ---------

         Section 12.10    Extension of Payment Date .................................................        115
                          -------------------------
         Section 12.11    Amendments, etc. ...........................................................       115
                          ---------------
         Section 12.12    Severability ..............................................................        116
                          ------------
         Section 12.13    VENUE; SERVICE OF PROCESS .................................................        117
                          -------------------------
         Section 12.14    Headings ..................................................................        117
                          --------
         Section 12.15    Execution in Counterparts .................................................        117
                          -------------------------
         Section 12.16    Subordination of Intercompany Indebtedness, Receivables and Advances ......        118
                          --------------------------------------------------------------------
         Section 12.17    Confidentiality ...........................................................        118
                          ---------------
         Section 12.18    Entire Agreement ..........................................................        119
                          ----------------
         Section 12.19    Affirmation ...............................................................        119
                          -----------
         Section 12.20    Enforcement of Rights; No Obligation to Marshall Assets ...................        119
                          -------------------------------------------------------
         Section 12.21    Reproduction of Documents .................................................        119
                          -------------------------

                                    Schedules
                                    ---------

1          Lenders and Commitments
1.1(a)     Existing Affiliate Agreements
1.1(b)     Sandwich Leases
1.1(c)     Atria Property
1.1(d)     Real Estate Revenues
2.16(b)    Existing Letters of Credit
3.1(a)     List of jurisdictions where the Borrower is qualified/List of limited partners of the Borrower
3.1(b)     List of jurisdictions where Ventas is qualified
3.2        Exceptions to Authority and No Violation Representation and Warranty
3.3(c)     Governmental Approvals
3.5        Material Adverse Effects
3.6(b)     Material Indebtedness and Guaranties
3.7(a)     Credit Parties and their Subsidiaries
3.7(b)     Beneficial Interests in Persons other than a Credit Party
3.9        Fictitious Names
3.10       Title to Properties
3.11       Chief Executive Office, Location of Collateral and Records and UCC Location
3.12       Litigation
3.17(a)    Defaults under Agreements
3.17(b)    Agreements
3.18(a)    Filing Offices for UCC-1 Financing Statements
3.18(b)    Filing Offices for the Mortgages and Fixture Filings
3.20       Environmental Matters
3.22       Projections
3.23(a)    Owned Mortgaged Properties
3.23(b)    Leased Mortgaged Properties
3.25       Labor Matters
4.1(k)     Local Counsel Opinions
5.2        Non-compliance matters
6.2        Existing Liens

                                    Exhibits
                                    --------

A        Form of Assignment and Acceptance
B-1      Form of Notice of Borrowing
B-2      Form of Request for Letter of Credit
B-3      Form of Notice of Continuation/Conversion
B-4      Form of Notice of Prepayment
C        Form of Instrument of Assumption and Joinder
D-1      Form of Mortgage
D-2      Form of Assignment of Leases and Rents
E        Form of Borrowing Base Certificate
F-1      Form of Revolving Note
F-2      Form of Term Note
G        Form of Closing Certificate

         SECOND AMENDED AND RESTATED CREDIT, SECURITY AND GUARANTY AGREEMENT, dated as of April 17, 2002 (as amended, modified, extended, supplemented or otherwise modified, renewed or replaced from time to time, this "Credit
                                                                 ------
Agreement"), among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited
---------
partnership (the "Borrower"), as borrower, VENTAS, INC., a Delaware corporation
                  --------
("Ventas") and certain subsidiaries of Ventas identified herein, as guarantors,
  ------
the lenders identified herein, including Bank of America, N.A., as Issuing Bank for the Letters of Credit hereunder, Bank of America, N.A. as Administrative Agent and UBS Warburg LLC as Syndication Agent.

                             INTRODUCTORY STATEMENT

         A $998.4 million credit facility was established in favor of the Borrower pursuant to the terms of that certain Amended and Restated Credit, Security and Guaranty Agreement dated as of January 31, 2000 among the Borrower, the guarantors identified therein, the lenders identified therein (as amended by that certain Amendment and Waiver dated as of December 20, 2000, by that certain Amendment No. 2 and Waiver dated as of September 26, 2001 and as otherwise amended from time to time, the "Prior Credit Agreement"), consisting of a $25
                                ----------------------
million revolving credit line (the "Prior Revolving Loans") and a $200 million
                                    ---------------------
term loan, a $300 million term loan and a $473.4 million term loan (collectively, the "Prior Term Loans").
                    ----------------

         The Borrower has requested certain modifications to the Prior Credit Agreement, including, among other things, reduction of the principal amount of the credit facility to $350 million, and the Administrative Agent and the Lenders have agreed to such modifications on the terms and conditions set forth herein, including, among other things, repayment of all amounts outstanding under the Prior Term Loans simultaneously with Closing Date hereunder.

         This Credit Agreement amends, restates, supersedes and replaces in its entirety the Prior Credit Agreement.

         To provide assurance for the repayment of the Loans hereunder and the other Obligations of the Credit Parties, the Borrower will, among other things, provide or cause to be provided to the Administrative Agent, for the benefit of the Secured Parties, the following (each as more fully described herein):

                  (i) a guaranty of the Obligations by each of the Guarantors pursuant to Article 9 hereof;

                  (ii) a security interest in the Collateral from each of the Credit Parties pursuant to Article 8 hereof; and

                  (iii) a Mortgage and an Assignment of Leases and Rents with respect to each Mortgaged Property.

         Subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as administrative agent for the Lenders, the Issuing Bank is willing to issue Letters of Credit as provided herein, each of the Revolving Lenders is willing to make Revolving Loans and to participate in Letters of Credit to the Borrower as provided herein in an aggregate amount at any one time outstanding not in excess of such Lender's Revolving Commitment hereunder, each of the Tranche B Term Lenders is willing to make its Tranche B Term Loan to the Borrower as provided herein in an aggregate amount not in excess of such Lender's Tranche B Term Loan Commitment and each of the Tranche C Term Lenders is willing to make its Tranche C Term Loan to the Borrower as provided herein in an aggregate amount not in excess of such Lender's Tranche C Term Loan Commitment.

         Accordingly, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.1       Definitions.
                  -----------

         For the purposes hereof unless the context otherwise requires, all references to Articles and Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement, terms defined in the Introductory Statement shall have the meanings provided therein, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Whenever the context may require, any pronoun shall include the masculine, feminine and neuter forms. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

                  "Acquired Debt" shall mean Debt of a person or entity (i)
                   -------------
         existing at the time such person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such person or entity, in each case, other than Debt incurred in connection with, or in contemplation of, such person or entity becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any person or entity or the date the acquired entity becomes a Subsidiary.

                  "Acquisition" by any Person, shall mean the purchase or
                   -----------
         acquisition by such Person of any Capital Stock in another Person or any asset of another Person, whether or not involving a merger or consolidation with such other Person.

                  "Adjusted Base Rate" shall mean the Base Rate plus the
                   ------------------
         Applicable Percentage.

                  "Adjusted Eurodollar Rate" shall mean the Eurodollar Rate plus
                   ------------------------
         the Applicable Percentage.

                  "Adjusted Total Assets" shall have the meaning given such term
                   ---------------------
         in Section 6.1(a).

                  "Administrative Agent" shall mean Bank of America, in its
                   --------------------
         capacity as administrative agent for the Lenders hereunder or such successor Administrative Agent as may be appointed pursuant to Section
         11.9 hereof.

                  "Affiliate" of any specified Person shall mean any other
                   ---------
         Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control", as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" have correlative meanings. No Person (other than Ventas or any of its Subsidiaries) in whom a special purpose entity makes an Investment in connection with a Qualified CMBS Transaction will be deemed to be an Affiliate of Ventas or any of its Subsidiaries solely by reason of such Investment.

                  "Affiliated Group" shall mean a group of Persons, each of
                   ----------------
         which is an Affiliate of some other Person in the group.

                  "Annual Debt Service" as of any date shall mean the amount
                   -------------------
         which was expensed in the four consecutive fiscal quarters ending on the most recent Measurement Date for interest on Debt of Ventas and its Subsidiaries excluding (i) amortization of debt discount and deferred financing cost; (ii) all gains and losses associated with interest rate swap agreements that are recognized in connection with the issuance of the High Yield Bonds and the transaction contemplated by the offering memorandum relating thereto and (iii) the impact of that certain interest rate cap agreement between the Borrower and Bank of America dated December 11, 2001.

                  "Applicable Law" shall mean all provisions of laws, treaties,
                   --------------
         statutes, rules, regulations and orders of the United States, any state thereof or municipality therein, or any foreign governmental body or of any Governmental Authority applicable to the Person in question, and all orders, judgments, writs and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or to which such Person or any of its property is subject.

                  "Applicable Percentage" shall mean, for any applicable period,
                   ---------------------
         a per annum rate equal to:

                  (i) With respect to Revolving Loans, if the Borrower or Ventas has a rating for its senior unsecured (non-credit enhanced) long term debt of BBB- or better from S&P and Baa3 or better from Moody's (in the case of a split rating the lower rating will apply):

                      --------------------------------------------------------------------------------------
                                                                           Revolving Loans
                                                          --------------------------------------------------
                         Senior Unsecured (Non-Credit
                         Enhanced) LT Debt Rating of       Applicable Percentage     Applicable Percentage
                              Borrower or Ventas            for Eurodollar Loans      for Base Rate Loans
                      --------------------------------------------------------------------------------------
                         BBB- or better from S&P and               2.25%                     0.25%
                         Baa3 or better from Moody's
                      --------------------------------------------------------------------------------------

                  Any change in the Applicable Percentage based on a change in any of the foregoing debt ratings shall be effective as to all Revolving Loans, existing and prospective, from the date such debt rating changes. The Borrower will notify the Administrative Agent promptly, but in any event within five days, of any change in any such debt rating.

                  (ii) Otherwise, with respect to Revolving Loans, the Applicable Percentage shall be based on the Consolidated Leverage Ratio as follows:

               ------------------------------------------------------------------------------------------------------
                                                                                    Revolving Loans
                                                                   --------------------------------------------------
                  Pricing                                        Applicable Percentage    Applicable Percentage
                   Level        Consolidated Leverage Ratio      for Eurodollar Loans      for Base Rate Loans
               ------------------------------------------------------------------------------------------------------
                      I                       *** 4.25                       2.50%                    1.00%
                     II                  ** 4.25 but * 4.75                  2.75%                    1.25%
                     III                     **** 4.75                       3.00%                    1.50%
               ------------------------------------------------------------------------------------------------------

                  If based on the Consolidated Leverage Ratio, the appropriate pricing level for the Applicable Percentage shall be determined and adjusted on each date (each a "Rate Determination Date") (a) five
                                        -----------------------
         Business Days after the date by which each annual and quarterly compliance certificates and related financial statements and information are required in accordance with the provisions of Sections 5.1(a), (b), (c) and (d), as appropriate, and (b) five Business Days after the date on which any Acquisition closes; provided that
                                                         --------
         notwithstanding the foregoing, in the event an annual or quarterly compliance certificate and related financial statements and information are not delivered

***  Less than or equal to
**   Greater than
**** Greater than or equal to
*    Less than
         timely to the Administrative Agent and the Lenders by the date required by Section 5.1(a), (b), (c) and (d), as appropriate, the Applicable Percentages shall be based on pricing level III until the date five Business Days after the appropriate compliance certificate and related financial statements and information are delivered, whereupon the applicable pricing level shall be adjusted based on the information contained in such compliance certificate and related financial statements and information. The Applicable Percentage as of the Closing Date shall be based on pricing level II.

                  Subject to the qualifications set forth in this paragraph
         (ii), each Applicable Percentage for Revolving Loans that is based upon the Consolidated Leverage Ratio shall be effective from a Rate Determination Date until the next Rate Determination Date. The Administrative Agent shall determine the appropriate Applicable Percentages in the pricing matrix promptly upon receipt of the quarterly or annual compliance certificate and related financial information and shall promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Administrative Agent shall be conclusive absent manifest error. Adjustments in such Applicable Percentages shall be effective for the period covered thereby as to all Revolving Loans, existing or prospective.

                  (iii) With respect to Tranche B Term Loans, the Applicable Percentage shall be (A) for Eurodollar Loans, 2.50% and (B) for Base Rate Loans, 1.00%.

                  (iv) With respect to the Tranche C Term Loan, "Applicable Percentage" shall mean any such rate as may be mutually agreed upon by the Borrower and the Tranche C Term Lenders on or prior to the date of the making of the Tranche C Term Loan.

                  "Approved Banks" shall have the meaning given to such term in
                   --------------
         the definition of "Cash Equivalents" set forth in this Section 1.1.

                  "Asset Disposition" by any Person shall mean and include (i)
                   -----------------
         the sale, lease or other disposition of any property by such Person (including the Capital Stock of a Subsidiary of such Person), but for purposes hereof shall not include, in any event, (A) the sale of inventory in the ordinary course of business, (B) the sale, lease or other disposition of machinery and equipment no longer used or useful in the conduct of business and (C) a sale, lease, transfer or disposition of property to another Credit Party, and (ii) receipt by such Person of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its property.

                  "Assignment and Acceptance" shall mean an agreement
                   -------------------------
         substantially in the form of Exhibit A hereto, executed by the
                                      ---------
         assignor, the assignee and the other parties as contemplated hereby or thereby.

                  "Assignment of Leases and Rents" shall mean an Assignment of
                   ------------------------------
         Leases and Rents, substantially in the form of Exhibit D-2 hereto,
                                                        -----------
         executed and delivered by any Credit Party to the Administrative Agent (for the benefit of the Secured Parties) and in each case as such document may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Atria Liability" shall mean that certain indebtedness
                   ---------------
         evidenced by bonds issued by the Borrower, Ventas, Atria, any Affiliates of any of the foregoing or otherwise to tenants of residential units of New Pond Village in Walpole, Massachusetts evidencing the obligations to repay to such tenants at the end of their tenancies some or all of the amounts paid by such tenants at the beginning of their tenancies; provided that the aggregate outstanding
                                       --------
         principal amount of all such indebtedness shall not at any time exceed
         $40,000,000; and provided
                      --- --------
         further that to continue to constitute Excluded Indebtedness, any
         -------
         indemnity obligation that was in existence at the time such indebtedness was entered into or incurred by Ventas, or any substantively identical indemnity or other indemnity accepted in substitution therefor reasonably acceptable to the Administrative Agent, remains in full force and effect. For purposes hereof, the Atria Liability shall be determined net of any revenues generated by the Atria Property and net of any proceeds of indemnities actually received by Ventas with respect to such indebtedness.

                  "Atria Property" shall mean the real property described in
                   --------------
         Schedule 1.1(c) hereto and the improvements located thereon, which real
         ---------------
         property and improvements are as of the date hereof owned by the Borrower and have been leased to Atria Communities, Inc. ("Atria")
                                                                    -----
         pursuant to a lease agreement dated August 19, 1996.

                  "Authorized Officer" shall mean, with respect to the Borrower
                   ------------------
         or any Guarantor, the president, vice president, chief financial officer, controller or other chief accounting officer, secretary, treasurer or general counsel of the general partner or managing member of such entity or of such entity itself, as the case may be.

                  "Bank of America" shall mean Bank of America, N.A., and its
                   ---------------
         successors.

                  "Bankruptcy Code" shall mean the Bankruptcy Reform Act of
                   ---------------
         1978, as heretofore and hereafter amended, as codified at 11 U.S.C. (S) 101 et seq., and the rules and regulations promulgated thereunder, or
             -- ---
         any successor provision thereto.

                  "Base Rate" shall mean a fluctuating rate per annum equal to
                   ---------
         the higher of (a) the Federal Funds Rate in effect for the relevant period plus one half of one percent (0.5%) and (b) the Prime Rate in effect for the relevant period.

                  "Base Rate Loan" shall mean a Loan based on the Base Rate in
                   --------------
         accordance with the provisions of Article 2 hereof.

                  "Black Diamond" shall mean (collectively and individually)
                   -------------
         Black Diamond CLO 1998-1 Ltd., Black Diamond International Funding, Ltd., BDC Finance, LLC and any Affiliates of, or successors to, any of the foregoing.

                  "Black Diamond Litigation" shall mean that action entitled
                   ------------------------
         Ventas Realty, Limited Partnership, et al. v. Black Diamond CLO 1998-1
         ----------------------------------------------------------------------
         Ltd., et al., Case No. 99C107076, filed November 22, 1999 in the
         ----- -----
         Circuit Court of Jefferson County, Kentucky.

                  "Board" shall mean the Board of Governors of the Federal
                   -----
         Reserve System of the United States of America, or any successor thereto.

                  "Bond Trustees" shall mean the Trustees described in the High
                   -------------
         Yield Loan Agreement, and any successors thereto.

                  "Borrower" shall have the meaning given to such term in the
                   --------
         initial paragraph of this Credit Agreement, and its permitted successors.

                  "Borrowing" shall mean a group of Loans of a single Interest
                   ---------
         Rate Type and as to which a single Interest Period is in effect on a single day.

                  "Borrowing Base" shall mean, at any time, an amount equal to
                   --------------
         the sum of (i) sixty-five percent (65%) of the aggregate Property Value of the Eligible Properties plus (ii) one hundred percent (100%) of
                                    ----
         amounts on deposit in the Cash Collateral Account or any other amounts on deposit with and pledged to the Administrative Agent securing the loans and obligations owing under this Credit Agreement.

                  "Borrowing Base Certificate" shall mean a certificate
                   --------------------------
         substantially in the form of Exhibit E hereto delivered to the
                                      ---------
         Administrative Agent pursuant to Section 5.1(c) and (a) setting forth each Eligible Property used in the calculation of the Borrowing Base and the Property Value with respect thereto, (b) certifying (i) as to the calculation of the Borrowing Base as of the date of such certificate, (ii) as to the balance as of such date in the Cash Collateral Account and (iii) that each Real Estate Asset used in the calculation of the Borrowing Base is an Eligible Property and (c) providing such other information with respect to the Eligible Properties and/or the Borrowing Base as the Administrative Agent may reasonably require.

                  "Borrowing Base Rental Income" shall mean all rent payments
                   ----------------------------
         (other than deferred rents not payable in cash and escalation rents not payable in cash) due and payable from the Mortgaged Properties for the first full month immediately prior to the measurement date, divided by
                                                                     ----------
         (ii) the number of days in that month; multiplied by (iii) the number
                                                -------------
         of days (365 or 366, as the case may be) in that year.

                  "Business Day" shall mean a day other than a Saturday, Sunday
                   ------------
         or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except
                                                                        ------
         that, when used in connection with a Eurodollar Loan, such day shall
         ----
         also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

                  "Capital Lease", as applied to any Person, shall mean any
                   -------------
         lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP and in the reasonable judgment of such Person, is required to be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" shall mean, with respect to any entity, any
                   -------------
         capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such entity and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof; provided, however, that leases of real property that provide
                  --------  -------
         for contingent rent based on the financial performance of the tenant shall not be deemed to be Capital Stock.

                  "Cash Collateral Account" shall have the meaning given to such
                   -----------------------
         term in Section 10.1 hereof.

                  "Cash Collateral Bank" shall have the meaning given to such
                   --------------------
         term in Section 10.1 hereof.

                  "Cash Equivalents" shall mean (i) direct obligations of the
                   ----------------
         United States government, including, without limitation, treasury bills, notes and bonds, (ii) interest bearing or discounted obligations of Federal agencies and Government sponsored entities, or pools of such instruments offered by banks which have a long-term debt rating of AA or better by S&P or Aa2 by Moody's ("Approved Banks") and dealers,
                                              --------------

         including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and notes, and Federal Farm Credit System securities, (iii) deposit accounts with Approved Banks, (iv)(A) commercial paper rated at least A-1 by S&P and P-1 by Moody's, and/or guaranteed by an entity having an Aa rating by Moody's, an AA rating by S&P, or better rated credit at the time of investment, and (B) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances, floating rate notes, other money market instruments and letters of credit each issued by Approved Banks, (v) obligations of domestic corporations, including, without limitation, commercial paper rated at least A-1 by S&P and P-1 by Moody's, bonds, debentures, and loan participations, each of which at the time of investment is rated at least AA by S&P, and/or Aa2 by Moody's, and/or unconditionally guaranteed by an entity having an AA rating by S&P, an Aa2 rating by Moody's, or better rated credit, (vi) obligations issued by state and local governments or their agencies which obligations are rated at least MIG-1 by Moody's and/or SP-1 by S&P and/or are guaranteed by an irrevocable letter of credit of an Approved Bank, (vii) repurchase agreements with Approved Banks and primary government securities dealers fully secured by U.S. Government or agency collateral equal to or exceeding the principal amount on a daily basis and held in safekeeping, (viii) real estate loan pool participations, guaranteed by an entity with an AA rating or better by S&P or an Aa2 rating or better by Moody's, and (ix) shares of any mutual fund that has its assets primarily invested in the types of investments referred to in clauses (i) through (viii) above.

                  "Change in Control" shall mean either (i) a Person or an
                   -----------------
         Affiliated Group shall acquire thirty-five percent (35%) or more of any class of the voting stock of Ventas, and the Borrower shall not have repaid all of the outstanding Obligations in full in cash, cash collateralized all outstanding Letters of Credit in an amount equal to 102% of the then current LOC Obligations and terminated the Commitments within forty-five (45) days after such Person or Affiliated Group shall have acquired such percentage of such stock; or (ii) Ventas shall cease to be the sole general partner of the Borrower; or (iii) Ventas shall cease to own sixty percent (60%) or more of the partnership interests in the Borrower.

                  "Closing Date" shall mean the date on which the conditions
                   ------------
         precedent set forth in Section 4.1 hereof have been satisfied or waived.

                  "CMBS Transaction" shall mean that certain commercial mortgage
                   ----------------
         backed securities transaction sponsored by Ventas and evidenced by the CMBS Transaction Documents.

                  "CMBS Transaction Documents" shall mean, collectively, (a)
                   --------------------------
         that certain Loan and Security Agreement, dated as of December 12, 2001, between Ventas Finance I, LLC, as borrower, and Merrill Lynch Mortgage Lending, Inc., as lender, and (b) all agreements, certificates and other instruments executed in connection therewith, each as may be supplemented and amended from time to time.

                  "Code" shall mean the Internal Revenue Code of 1986, as
                   ----
         heretofore and hereafter amended, as codified at 26 U.S.C. (S) 1 et
                                                                          --
         seq., and the rules and regulations promulgated thereunder, or any
         ---
         successor provision thereto.

                  "Collateral" shall mean with respect to each Credit Party, all
                   ----------
         of such Credit Party's right, title and interest in and to (i) all personal property, tangible and intangible, whether now owned, presently existing or hereafter acquired or created, that is located at or used in connection with any Mortgaged Property, including, but not limited to, the lease of any Mortgaged Property (including without limitation Master Lease No. 1), all accounts, instruments, intercompany obligations, contract rights, letter of credit rights, commercial tort claims, documents, chattel paper, general intangibles, equipment, machinery, investment property, insurance proceeds, cash proceeds and deposit accounts, in each case located at or used in connection with any Mortgaged Property, any accessions to any or all of the foregoing, and any proceeds or products of any or all of the foregoing, or income from any or all of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing; (ii) all books, records, ledger cards, computer tapes and diskettes wherever located, related to the Collateral described in clause (i) of this definition or any of the Mortgaged Properties, and (iii) all amounts on deposit in the Cash Collateral Account or otherwise on deposit with and pledged to the Administrative Agent securing the loans and obligations owing under this Credit Agreement; provided that the Collateral shall not include (A) any issued and outstanding Capital Stock or any Interest Rate Protection Agreement held by such Credit Party or the proceeds of either thereof, (B) any Tax Refund (1) arising with respect to taxes paid or payable for periods on or prior to April 30, 1998 or (2) that any Credit Party is obligated to refund, reimburse or otherwise pay to a tenant under any Material Lease or otherwise, (C) any cash that is not on deposit in the Cash Collateral Account or that is not otherwise on deposit with and pledged to the Administrative Agent securing the loans and obligations owing under this Credit Agreement, or (D) any other property not included in the description of "Collateral".

               "Commitments" shall mean, collectively, the Revolving Commitment,
                -----------
          the LOC Commitment, the Swingline Commitment and the Term Loan Commitments.

               "Commitment Fee" shall have the meaning in Section 2.5(a) hereof.
                --------------

               "Commitment Period" shall mean the period from and including the
                -----------------
          Closing Date to but not including the earlier of (i) the Revolving Commitment Termination Date or (ii) the date on which the Revolving Commitments terminate in accordance with the provisions of this Credit Agreement.

               "Condemnation Event" shall mean any condemnation or other taking,
                ------------------
          or temporary or permanent requisition of any Mortgaged Property, any interest therein or right appurtenant thereto, or any change of grade affecting any Mortgaged Property, in each case as the result of the exercise of any right of condemnation or eminent domain. A transfer to a Governmental Authority in lieu or in anticipation of condemnation shall be deemed to be a Condemnation Event.

               "Condemnation Proceeds" shall mean, with respect to any
                ---------------------
          Condemnation Event, all awards or payments received by a Credit Party or any Subsidiary thereof by reason of such Condemnation Event, including, without limitation, all amounts received with respect to any transfer in lieu or in anticipation of such Condemnation Event or in settlement of any proceeding relating to such Condemnation Event; but excluding any such award and other payment so received as and to the extent that, pursuant to any lease or other contractual obligation applicable to such Credit Party or such Subsidiary (as applicable), such Credit Party or such Subsidiary (as applicable) is contractually obligated (i) to pay such award or other payment to a Person (other than a Credit Party or any of its Subsidiaries) or (ii) to expend or apply such award or other payment (or allow another Person to expend or apply) any such awards or other payments towards the cost of repair or restoration of the affected Mortgaged Property.

               "Consolidated Adjusted Net Worth" shall mean, as of any date, for
                -------------------------------
          Ventas and its Consolidated Subsidiaries on a consolidated basis, the sum of (i) consolidated shareholders' equity or net worth as of such day as determined in accordance with GAAP plus (ii) accumulated depreciation determined in accordance with GAAP.

               "Consolidated DOJ Payments" shall mean all payments of principal
                -------------------------
          and interest made by Ventas and its Consolidated Subsidiaries to in respect of the Government Settlement, as determined in accordance with GAAP.

               "Consolidated EBITDA" shall mean, for any period, for Ventas and
                -------------------
          its Consolidated Subsidiaries, Consolidated Net Income for such period, plus, without duplication, to the extent
                  ----
          deducted in computing Consolidated Net Income, the sum for such period of (i) amortization and depreciation expense, (ii) other non-cash charges reasonably acceptable to the Administrative Agent and the Required Lenders, (iii) Consolidated Interest Expense and (iv) provision for taxes during such period, but, excluding, for purposes hereof, (A) extraordinary gains and losses, and related tax effects thereon, (B) other non-cash gains and losses and related tax effects thereon as are reasonably acceptable to the Administrative Agent and the Required Lenders and (C) gains or losses relating to the sale of the common stock of Kindred and related tax effects thereon, all as determined for such period in conformity with GAAP. Except as expressly provided otherwise, the applicable period of determination shall be the four consecutive fiscal quarters ending as of the date of determination. Notwithstanding anything contained herein to the contrary, with respect to any calculation or determination under this Credit Agreement involving Consolidated EBITDA (or any other EBITDA-related calculation or determination) for any annual or four-fiscal-quarter period prior to the Borrower's fiscal quarter ending June 30, 2001 (the "Cut-Off Date"), the parties hereto
                                     ------------
          shall disregard any figures related to any quarter or other period prior to the Cut-Off Date and, instead, look solely to the figures for the three fiscal quarters immediately after the Cut-Off Date (i.e., the fiscal quarters ended September 30, 2001, December 31, 2001, and March 31, 2002), annualizing the same as may be necessary for any purpose hereunder.

                  "Consolidated Fixed Charge Coverage Ratio" shall mean, on any
                   ----------------------------------------
         date of determination, the ratio of Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such date to Consolidated Fixed Charges as of such date.

                  "Consolidated Fixed Charges" shall mean (without double
                   --------------------------
         counting), on any date of determination, for Ventas and its Consolidated Subsidiaries on a consolidated basis, the sum of (i) Consolidated Interest Expense for the period of four consecutive fiscal quarters ending as of such date plus (ii) scheduled principal payments
                                         ----
         (excluding balloon payments) of Consolidated Funded Debt for the period of four consecutive fiscal quarters ending as of such date plus (iii)
                                                                    ----
         scheduled Consolidated DOJ Payments (but excluding, for purposes hereof, the final balloon payment in respect thereof) for the period of four consecutive fiscal quarters ending as of such date plus (iv)
                                                                 ----
         dividends and distributions paid on or in respect of the Ventas Preferred Stock for the period of four consecutive fiscal quarters ending as of such date, all as determined in accordance with GAAP; provided that notwithstanding anything contained herein to the
         --------
         contrary, "Consolidated Fixed Charges" shall not include gains or losses arising from the unwinding or break-funding of existing Interest Rate Protection Agreements or otherwise recognized in connection with the termination of the Prior Credit Agreement and the establishment of this Credit Agreement or the issuance of the High Yield Bonds.

                  "Consolidated Funded Debt" shall mean (without double
                   ------------------------
         counting) the difference of (i) Funded Debt of Ventas and its Consolidated Subsidiaries on a consolidated basis, including subordinated debt, minus (ii) unrestricted cash, Cash Equivalents and
                            -----
         readily marketable securities of Ventas and its Consolidated Subsidiaries (including, for purposes hereof, amounts on deposit in the Cash Collateral Account or otherwise on deposit with and pledged to the Administrative Agent to secure the loans and obligations owing under this Credit Agreement), all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Income Available for Debt Service" for any
                   ----------------------------------------------
         period shall mean Earnings from Operations of Ventas and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) total interest expense of Ventas and its Subsidiaries for such period, including interest or distributions on Debt of Ventas and its Subsidiaries, (ii) provision for taxes based on income or profits or the Tax Amount of Ventas and its Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing Consolidated Income Available for Debt Service,
          (iii) amortization of debt discount and deferred financing costs, (iv) provisions for gains and losses on properties, (v) depreciation and amortization (excluding amortization of prepaid cash expenses that were paid in a prior period), (vi) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (vii) amortization of deferred charges, and (viii) the aggregate amount of all non-cash expenses (excluding any such non-cash expenses to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), determined on a consolidated basis, to the extent such items increased or decreased Earnings from Operations for such period.

                  "Consolidated Interest Expense" shall mean, for any period,
                   -----------------------------
         all interest expense for Ventas and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, including amortization of debt discount and premium, and the interest component under Capital Leases (and also including, to the extent required under GAAP, the implied interest component under Securitization Transactions), but excluding the amortization of any deferred financing fees. Except as expressly provided otherwise, the applicable period of determination shall be the four consecutive fiscal quarters ending as of the date of determination.

                  "Consolidated Leverage Ratio" shall mean, as of the last day
                   ---------------------------
         of each fiscal quarter, the ratio of Consolidated Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

                  "Consolidated Net Income" shall mean, for any period for which
                   -----------------------
         such amount is being determined, the net income or loss of Ventas and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP; provided that there shall be excluded from
                                  --------
         such determination of net income or loss (i) the income (or loss) of any Person (other than a Consolidated Subsidiary) in which Ventas or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to Ventas or any of its Consolidated Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of Ventas or is merged into or consolidated with Ventas or any of its Consolidated Subsidiaries or such Person's assets are acquired by Ventas or any of its Consolidated Subsidiaries (except as otherwise required to be included in connection with Section 1.2), and
         (iii) any net after tax gains or losses attributable to sales of non-current assets out of the ordinary course of business and write-downs of non-current assets in anticipation of losses to the extent they have decreased net income. Except as expressly provided otherwise, the applicable period of determination shall be the four consecutive fiscal quarters ending as of the date of determination.

                  "Consolidated Net Tangible Assets" shall mean, as of any date,
                   --------------------------------
         all tangible assets of Ventas and its Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of Ventas and its Subsidiaries.

                  "Consolidated Subsidiaries" shall mean all Subsidiaries of a
                   -------------------------
         Person which in the reasonable judgment of such Person are required to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

                  "Contribution Agreement" shall mean a contribution agreement
                   ----------------------
         (if any), which agreement shall provide for a right of contribution among the Guarantors and the Borrower if any of the Guarantors is called upon to perform under its Guaranty hereunder, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

          "Covered Liabilities" shall mean any debt, obligation or liability of
           -------------------
        any Credit Party that (i) is secured by a letter of credit issued for the benefit of a Credit Party in form and substance and from a financial institution reasonably acceptable to the Administrative Agent, but only to the extent no Credit Party has liability therefor, or (ii) is otherwise acceptable as a "Covered Liability" in the reasonable discretion of the Administrative Agent and the Required Lenders.

          "Credit Agreement" shall have the meaning given to such term in the
           ----------------
        initial paragraph of this agreement.

          "Credit Party" shall mean the Borrower and each of the Guarantors.
           ------------

          "Currency Agreement" shall mean any foreign exchange contract,
           ------------------
        currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect a Credit Party against fluctuations in currency values or reduce the effect of any such fluctuations.

          "Debt" of Ventas or any of its Subsidiaries shall mean, without
           ----
        duplication, any indebtedness of Ventas or any of its Subsidiaries, whether or not contingent, in respect of:

               (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments;

               (ii) indebtedness for borrowed money secured by any encumbrance existing on property owned by Ventas or its Subsidiaries, to the extent of the lesser of (x) the amount of indebtedness so secured or
            (y) the fair market value of the property subject to such encumbrance;

               (iii) the reimbursement obligations in connection with any letters of credit actually drawn or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense, trade payable, conditional sale obligation or obligation under any title retention agreement;

               (iv) the principal amount of all obligations of Ventas and its Subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock;

               (v) any lease of property by Ventas or any of its Subsidiaries as lessee which is reflected as a capital lease obligation on the consolidated balance sheet of Ventas or its Subsidiaries;

            to the extent, in the case of items of indebtedness under clauses
            (i) through (v) above, that any such items would appear as a liability on Ventas' or its Subsidiaries' consolidated balance sheet in accordance with GAAP; or

               (vi) the liquidation preference of any Disqualified Stock of Ventas or any shares of preferred stock of any of its Subsidiaries.

            Debt also includes, to the extent not otherwise included, any obligations by Ventas and its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than Ventas or any of its Subsidiaries); it being understood that Debt shall be deemed to be incurred by Ventas or any of its Subsidiaries whenever Ventas or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof; provided,
                                                                  --------
         however that a Person shall not be deemed to have incurred Debt (or be
         -------
         liable with respect to such Debt) by virtue of Standard Securitization Undertakings.

                  Debt shall not include (a) Debt arising from agreements of Ventas or any of its Subsidiaries providing for indemnification, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing the acquisition, (b) contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices, or (c) bonds issued by the Borrower, Atria or any Affiliate of the foregoing, or otherwise, to residents of an assisted living facility owned by the Borrower and leased to and operated by Atria, Inc. and the related mortgage securing such bonds pursuant to contractual commitments in existence on the Closing Date. In the case of Debt as of any date issued with original issue discount, the amount of such Debt shall be the accreted value thereof as of such date.

                  "Debtor Relief Laws" shall mean the Bankruptcy Code and all
                   ------------------
         other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

                  "Default" shall mean any event, act or condition which with
                   -------
         notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" shall mean, at any time, any Lender which
                   -----------------
         shall not have theretofore made available to the Administrative Agent or the Issuing Bank, as applicable, any amounts required to be made by such Lender hereunder or otherwise failed to pay any obligation owing by such Lender pursuant to this Credit Agreement.

                  "Disqualified Stock" shall mean, with respect to any entity,
                   ------------------
         any Capital Stock of such entity which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (other than pursuant to a change of control provision not materially more favorable to the holder thereof than provided under this Credit Agreement), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (ii) is convertible into or exchangeable or exercisable for Debt, other than Subordinated Debt or Disqualified Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt); in each case on or prior to the stated maturity of the loans and obligations under this Credit Agreement.

                  "Dollars" and "$" shall mean lawful money of the United States
                   -------       -
         of America.

                  "Earnings from Operations" for any period shall mean the
                   ------------------------
         consolidated net income of Ventas and its Subsidiaries without reduction for any minority interests, excluding gains and losses on sales of investments, extraordinary items, distributions on equity securities, property valuation losses and the net income of any Person, other than a Subsidiary of Ventas (except to the extent of cash dividends or distributions paid to Ventas or any of its Subsidiaries) as reflected in the financial statements of Ventas and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and excluding the cumulative effect of changes in accounting principles.

                  "Eligible Assignee" shall mean (i) a commercial bank having
                   -----------------
         total assets in excess of $1,500,000,000 or (ii) a finance company, insurance company, other financial institution, investing company or fund, in each case (a) reasonably acceptable to the Administrative Agent, (b) which in the ordinary course of its business extends or invests in credit of the type herein and (c) whose becoming a Lender hereunder would not constitute a prohibited transaction under Section 4975 of ERISA.

                  "Eligible Property" shall mean a Real Property Asset that at
                   -----------------
         all times:

                      (a) constitutes or is used as a skilled nursing home center, hospital, personal healthcare facility, assisted living facility, independent living facility, continuum of care facility, life care facility, sheltered care facility, senior housing, senior living facility or other property customarily constituting an asset of a REIT specializing in healthcare or senior housing property;

                      (b) is one hundred percent (100%) owned by the Borrower or another Credit Party and constitutes either (i) fee simple ownership or (ii) a long-term ground leasehold approved by the Administrative Agent;

                      (c) is the subject of environmental reports from reputable environmental consultants and in form and detail reasonably acceptable in each case to the Administrative Agent, which reports indicate that the subject Mortgaged Property is free from material environmental problems as determined by the Administrative Agent in its reasonable discretion, or, in the alternative, such environmental problems are the subject of environmental indemnities from a credit-worthy party in form and amount reasonably acceptable to the Administrative Agent or is otherwise a Covered Liability;

                      (d) is leased to Kindred or another third party operator satisfying standards substantially similar to the standards in the Master Leases and reasonably acceptable to the Administrative Agent;

                      (e) is the subject of tenant estoppel agreements substantially identical in all material respects to tenant estoppel agreements delivered on the Closing Date or otherwise in form and substance reasonably acceptable to the Administrative Agent;

                      (f) as to which rent payments owing in respect thereof are not more than 60 days past due; and

                      (g)  is a Mortgaged Property.

                  "Environment" shall mean any surface or subsurface water,
                   -----------
         groundwater, water vapor, surface or subsurface land, air, fish, wildlife, microorganisms and all other natural resources.

                  "Environmental Claim" shall mean any and all administrative or
                   -------------------
         judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other official enforcement communication (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damage, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including, but not limited to, any Premises or any location other than any Premises to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

                  "Environmental Clean-up Site" shall mean any location which is
                   ---------------------------
         listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law, or at which there has been a Release, or a threatened or suspected Release of a Hazardous Material.

                  "Environmental Laws" shall mean any and all federal, state,
                   ------------------
         local, municipal or foreign laws, rules, orders, regulations, statutes, ordinances, codes, common law doctrines, decrees or requirements of any governmental authority regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq.; the
              -- ---                                            -- ---
         Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S) 136 et seq.; the Surface Mining Control and Reclamation Act, 30 U.S.C.
         -- ---
         (S)(S) 1201 et seq.; the Comprehensive Environmental Response,
                     -- ---
         Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq.; the
                                                            -- ---
         Superfund Amendment and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613; the Emergency Planning and Community Right to Know Act, 42 U.S.C.(S) 11001 et seq.; the Resource Conservation and Recovery Act,
                            -- ---
         42 U.S.C. (S) 6901 et seq.; the Occupational Safety and Health Act as
                            -- ---
         amended, 29 U.S.C. (S) 655 and (S) 657; together, in each case, with any amendment thereto, and the regulations adopted and the publications promulgated thereunder and all substitutions thereof.

                  "Environmental Permit" shall mean any federal, state, local,
                   --------------------
         provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

                  "Environmental Reports" shall have the meaning provided in
                   ---------------------
         Section 3.20(i).

                  "Equity Interest" shall mean Capital Stock and all warrants,
                   ---------------
         options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Equity Transaction" shall mean, with respect to Ventas or any
                   ------------------
         of its Consolidated Subsidiaries, any issuance or sale of shares of its Capital Stock, other than an issuance (i) to Ventas or any of its Consolidated Subsidiaries, (ii) in connection with a conversion of debt securities to equity, (iii) in connection with the Ventas Dividend Reinvestment and Stock Purchase Plan, the Ventas Directors Stock Purchase Plan, the issuance of restricted stock to any present or former employee, officer or director of Ventas, or in connection with the exercise by a present or former employee, officer or director of such Person under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement,
     (iv) in connection with the issuance of limited partnership units in the Borrower under so-called UPREIT transactions, or (v) in connection with the conversion of any such UPREIT units into any Capital Stock of Ventas or any of its Consolidated Subsidiaries.

             "ERISA" shall mean the Employee Retirement Income Security Act of
              -----
     1974, as heretofore and hereafter amended, as codified at 29 U.S.C. (S) 1001 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

             "ERISA Affiliate" shall mean each Person (as defined in Section
              ---------------
     3(9) of ERISA) which is treated as a single employer with any Credit Party under Section 414(b), (c), (m) or (o) of the Code.

             "Eurodollar Loan" shall mean any Loan bearing interest at a rate
              ---------------
     determined by reference to the Eurodollar Rate.

             "Eurodollar Rate" shall mean, for any Eurodollar Loan for any
              ---------------
     Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent (0.01%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) one minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

             "Eurodollar Reserve Requirement" shall mean, at any time, the
              ------------------------------
     maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks and applicable to the Administrative Agent or any Lender with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets that include Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

             "Event of Default" shall have the meaning given to such term in
              ----------------
     Article 7 hereof.

             "Exchange Act" shall mean the Securities Exchange Act of 1934, as
              ------------
     amended.

             "Excluded Indebtedness" shall mean any and all monetary obligations
              ---------------------
     (if any) relating to (i) the Government Settlement; (ii) accounts payable arising in the ordinary course of business and payable in accordance with customary trade terms; (iii) deferred income taxes; (iv) dividends payable;
     (v) the Atria Liability; (vi) liabilities arising from the unwinding or break-funding of existing Interest Rate Protection Agreements or otherwise recognized in connection with the termination of the Prior Credit Agreement, the establishment of this Credit Agreement or the High Yield Bonds and all other liabilities related to interest rate hedges and other interest rate derivatives except to the extent such liabilities become current and realizable (provided that the regular scheduled quarterly
                             --------
     settlement payments on interest rate protection agreements and other derivatives shall not be considered current and realizable for purposes hereof); and (vii) Covered Liabilities.

             "Existing Affiliate Agreements" shall mean those agreements between
              -----------------------------
     Ventas and its Affiliates listed on Schedule 1.1(a) hereto.
                                         ---------------

          "Existing Letters of Credit" shall mean the letters of credit
           --------------------------
     outstanding on the Closing Date and identified on Schedule 2.16(b).
                                                       ----------------

          "Extension of Credit" shall mean, as to any Lender, the making of, or
           -------------------
     participation in, a Loan by such Lender (including continuations and conversions thereof) or the issuance or extension of, or participation in, a Letter of Credit by such Lender.

          "Federal Funds Rate" shall mean, for any applicable period, the rate
           ------------------
     per annum (rounded upwards, if necessary, to the nearest 1/100/th/ of one percent (0.01%)) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate
     --------
     for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

          "Fee Letter" shall mean that certain letter agreement dated as of
           ----------
     March 8, 2002 between the Borrower and the Administrative Agent, relating to the payment of certain fees, as such letter agreement may be amended, modified or supplemented from time to time by a written instrument executed by the parties thereto.

          "Fundamental Documents" shall mean this Credit Agreement, any note
           ---------------------
     issued to evidence any Loan hereunder, all LOC Documents, any Notice of Borrowing, any Mortgage, any Assignment of Leases and Rents, the Contribution Agreement (if applicable), all UCC financing statements, the Fee Letter and any other documentation which is required to be or is otherwise executed by any Credit Party and delivered in connection with this Credit Agreement or any of the documents listed above.

          "Funded Debt" shall mean (without double counting), at any time and
           -----------
     with respect to any Person (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business); (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (iii) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person
                                                  --------
     has not assumed such indebtedness of such other Person, then the amount of indebtedness of such Person pursuant to this clause (iii) for purposes of this definition shall be equal to the lesser of the amount of the indebtedness of such other Person or the fair market value of the assets of such Person which secures such other indebtedness); (iv) obligations of such Person in respect of letters of credit, acceptance facilities, drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (v) any Guaranty of Funded Debt by such Person; (vi) obligations of such Person under Capital Leases;
     (vii) the attributed principal amount of Securitization Transactions,
     (viii) the attributed principal amount of Synthetic Leases; (ix) all preferred stock or comparable equity interests of such Person provided for mandatory redemption, sinking fund or other like payments; and (x) the Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer and, as such, has personal liability for such obligations, but only if and to the extent there is recourse to such Person for payment thereof. For purposes of this Credit Agreement, "Funded Debt" of a Credit

     Party shall not include any Excluded Indebtedness.

          "Funds from Operations" for any period shall mean Earnings from
           ---------------------
     Operations for such period plus amounts that have been deducted, and minus amounts that have been added, for the following (without duplication): (i) provision for taxes of Ventas and its Subsidiaries based on income, (ii) amortization of debt discount and deferred financing costs, (iii) provisions for gains and losses on properties and property depreciation and amortization, (iv) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (v) amortization of deferred charges, and (vi) gains and losses associated with the partial termination of the Interest Rate Protection Agreement in connection with the issuance of the High Yield Bonds and the repayment of existing floating rate debt.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
     United States of America applied on a consistent basis, subject to the provisions of Section 1.2.

          "Government Acts" shall have the meaning given to such term in Section
           ---------------
     2.16(h).

          "Governmental Authority" shall mean any federal, state, municipal or
           ----------------------
     other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any foreign jurisdiction.

          "Government Settlement" shall mean the settlement of the claims
           ---------------------
     against Ventas or Kindred arising from the investigation by the United States of America or its agencies of claims, and/or Qui Tam plaintiffs' actions, related to or arising under the False Claims Act and other United States of America governmental claims arising from Kindred's, Ventas' and/or their respective Subsidiaries' participation in government reimbursement programs upon the terms as are set forth in the Kindred Plan of Reorganization.

          "Guarantors" shall mean (i) Ventas and (ii) any direct or indirect
           ----------
     Subsidiary of a Credit Party, which Subsidiary (A) owns and mortgages or otherwise pledges any Mortgaged Property or Collateral to secure the Obligations and (B) becomes a signatory to this Credit Agreement as a Guarantor as required by Section 5.13(a) hereof.

          "Guaranty" shall mean, as to any Person, any direct or indirect
           --------
     obligation of such Person guaranteeing or intending to guarantee, or otherwise providing credit support, for any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other
                                             ------------------
     Person (the "primary obligor") in any manner, whether directly or
                  ---------------
     indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
     (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less. The term "Guaranty" shall not include (A) any Excluded Indebtedness or (B) any Standard Securitization Undertaking.

          "Hazardous Materials" shall mean petroleum, petroleum hydrocarbons or
           -------------------
     petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law, but excluding any substance or material customarily located on and used in properties of like type that are stored and used in strict conformity with all Applicable Laws.

          "Hedging Agreements" shall mean (i) that certain ISDA Master
           ------------------
     Agreement, dated as of June 16, 1998, between JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank successor by merger to Morgan Guaranty Trust Company of New York) and the Borrower, together with all schedules executed in connection therewith, as amended, amended and restated, supplemented or otherwise modified from time to time and (ii) any other Interest Rate Protection Agreement entered into from time to time between a Lender or an Affiliate of a Lender and the Borrower as permitted by this Credit Agreement; provided that the Administrative Agent shall have
                       --------
     received written notice thereof within ten (10) Business Days after execution of such Interest Rate Protection Agreement.

          "Hedging Banks" shall mean (i) JPMorgan Chase Bank so long as it is a
           -------------
     party to a Hedging Agreement and (ii) any other Lender or Affiliate of a Lender that has entered into a Hedging Agreement.

          "Hedging Obligation" shall mean, with respect to any specified Person,
           ------------------
     the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates.

          "High Yield Bonds" shall mean, collectively, (i) that certain
           ----------------
     Indenture, dated as of April 17, 2002, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as issuers, the Guarantors listed therein, and U.S. Bank National Association, as trustee, relating to the 8-3/4% Senior Notes due 2009, (ii) that certain Indenture, dated as of April 17, 2002, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as issuers, the Guarantors listed therein, and U.S. Bank National Association, as trustee, relating to the 9% Senior Notes due 2012, and (iii) all notes, indentures, bonds, agreements, certificates and other instruments issued or executed in connection therewith, each as may be supplemented and amended from time to time.

          "High Yield Loan Agreement" shall mean the Indentures referenced in
           -------------------------
     clauses (i) and (ii) of the definition of "High Yield Bonds" as supplemented and amended from time to time.

          "Incur" or "incur" shall mean issue, create, assume, guarantee, incur
           -----      -----
     or otherwise become liable for; provided, however that any Debt or Capital Stock of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Debt. The term "incurrence" when used as a noun shall have a correlative meaning.

          "Indebtedness" shall mean (without double counting), at any time and
           ------------
     with respect to any

     Person, (i) all Funded Debt of such Person, (ii) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (iii) all obligations of such Person under any Interest Rate Protection Agreement or Currency Agreement, (iv) Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer and, as such, has personal liability for such obligations, but only if and to the extent there is recourse to such Person for payment thereof, (v) any Guaranty by such Person of the Indebtedness of another and (vi) Indebtedness of another Person secured by a Lien on any assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed
                                --------
     such indebtedness of such other Person, then the amount of indebtedness of such Person pursuant to this clause (vi) for purposes of this definition shall be equal to the lesser of the amount of the indebtedness of such other Person or the fair market value of the assets of such Person which secures such other indebtedness). The term "Indebtedness" shall not include any Excluded Indebtedness.

          "Initial Date" shall mean (i) in the case of the Administrative Agent,
           ------------
     the Syndication Agent and Bank of America, in its capacity as the Issuing Bank, the Closing Date, (ii) in the case of each Lender which is an original party to this Credit Agreement, the Closing Date and (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance or Instrument of Assumption and Joinder pursuant to which it became a Lender.

          "Instrument of Assumption and Joinder" shall mean an Instrument of
           ------------------------------------
     Assumption and Joinder substantially in the form of Exhibit C hereto.
                                                         ---------

          "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any
           ----------------------
     Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100/th/ of one percent (0.01%)) in each case determined by the Administrative Agent to be equal to:

               (a) the offered rate that appears on the Dow Jones Telerate Screen Page 3750 (or any successor page) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of the applicable Interest Period; or

               (b) if for any reason the foregoing rate in clause (a) is unavailable or undeterminable, the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of the applicable Interest Period; or

               (c) if for any reason the foregoing rates in clauses (a) and (b) are unavailable or undeterminable, the rate of interest at which deposits in Dollars for delivery on the first day of the applicable Interest Period in same day funds in the approximate amount of the applicable Eurodollar Loan for a term equivalent to the applicable Interest Period would be offered by the London branch of Bank of America to major banks in the offshore Dollar market at approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of the applicable Interest Period.

          "Interest Deficit" shall have the meaning given to such term in
           ----------------
     Section 2.14 hereof.

          "Interest Payment Date" shall mean (i) as to any Base Rate Loan and
           ---------------------
     any Swingline Loan, the
     last Business Day of each March, June, September and December and the Revolving Commitment Termination Date or the maturity date of the Tranche B Term Loan or the Tranche C Term Loan, as applicable and (ii) as to any Eurodollar Loan, the last Business Day of each Interest Period for such Loan, the date of repayment of principal of such Loan and the Revolving Commitment Termination Date or the maturity date of the Tranche B Term Loan or the Tranche C Term Loan, as applicable, and in addition where the applicable Interest Period is more than three months, then also on the date three months from the beginning of the Interest Period, and each three months thereafter. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

          "Interest Period" shall mean (i) as to any Eurodollar Loan, a period
           ---------------
     of one, two, three or six months, as the Borrower may elect, in each case commencing on the date of the borrowing (including conversions, continuations and renewals) and (ii) as to any Swingline Loan, a period of two days, in each case commencing on the date of borrowing; provided,
                                                                 --------
     however, (A) if any Interest Period would end on a day that is not a
     -------
     Business Day, such Interest Period shall be extended to the next succeeding Business Day (except in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then such Interest Period shall end on the next preceding Business Day), (B) in the case of Revolving Loans, no Interest Period shall extend beyond the Revolving Commitment Termination Date, (C) in the case of either Term Loan, no Interest Period may extend beyond any principal amortization date unless, and to the extent that, there are Base Rate Loans and Eurodollar Loans expiring prior to the applicable principal amortization payment date which comprise such Term Loan that equal or exceed amount of the principal amortization payment coming due, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

          "Interest Rate Protection Agreement" shall mean any interest rate swap
           ----------------------------------
     agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Credit Party against fluctuations in interest rates or to reduce the effect of any such fluctuations.

          "Interest Rate Type" shall mean either Base Rate Loans or Eurodollar
           ------------------
     Loans, as appropriate.

          "Investment" shall mean, with respect to any Person, any stock,
           ----------
     evidence of indebtedness or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor (including, without limitation, the Guaranty of loans made to others, but excluding trade and customer accounts receivable arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business) any purchase of (i) any security of another Person or (ii) a line of business, or all or substantially all of the assets, of any Person or any commitment to make any such purchase. If Ventas or any of its Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, Ventas or such Subsidiary will be deemed to have made a Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed. The acquisition by Ventas or any of its Subsidiaries of a Person that holds an Investment in a third person will be deemed to be an Investment by Ventas or such Subsidiary in such third person in an amount equal to the fair market value of Investments held by the acquired Person in such third person. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. In the event that a Person transfers assets to another Person in exchange for a combination of items of value which includes items that would be considered to be "Investments" under this definition, only those items that would be considered to be "Investments" will be treated as Investments for purposes of this Credit Agreement.

          "Issuing Bank" shall mean (i) with respect to Letters of Credit issued
           ------------
     on or after the Closing Date, Bank of America, and (ii) solely with respect to the Existing Letter of Credit identified on Schedule 2.16(b), JPMorgan
                                                    ----------------
     Chase Bank.

          "Issuing Bank Fee" shall have the meaning given to such term in
           ----------------
     Section 2.5(c)(iii).

          "Joint Venture" shall mean any Person (other than a wholly owned
           -------------
     Subsidiary of a Credit Party) in which an equity interest is, at the time any determination is being made, owned or controlled by a Credit Party as permitted by this Credit Agreement.

          "Kindred" shall mean (collectively or individually, as appropriate)
           -------
     Kindred Healthcare, Inc. (formerly Vencor, Inc.), a Delaware corporation, and Kindred Healthcare Operating, Inc., a Delaware corporation.

          "Kindred Bankruptcy Case" shall mean those certain cases decided by
           -----------------------
     the United States Bankruptcy Court for the District of Delaware under Chapter 11 of the Bankruptcy Code as In Re. Vencor, Inc., et al. (Case Nos.
                                          ---------------------------
     99-3199 (MFW) through 99-3327 (MFW)), filed by Kindred (as Vencor, Inc.) and many of its Subsidiaries on September 13, 1999, which cases are jointly administered as Case No. 99-3199 (MFW).

          "Kindred Plan of Reorganization" shall mean the Plan of Reorganization
           ------------------------------
     confirmed by the United States Bankruptcy Court for the District of Delaware in the Kindred Bankruptcy Case.

          "Lenders" shall mean each of the Persons identified as a "Lender" on
           -------
     the signature pages hereto, and their successors and assigns.

          "Lending Office" shall mean, with respect to any of the Lenders, the
           --------------
     branch or branches (or affiliate or affiliates) from which such Lender's Eurodollar Loans or Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Base Rate Loans are made, as notified to the Administrative Agent from time to time.

          "Letter of Credit" shall mean any Existing Letter of Credit and any
           ----------------
     standby or trade letter of credit issued by the Issuing Bank in accordance with the terms of Section 2.1(b).

          "Letter of Credit Fees" shall mean, collectively, the Standby Letter
           ---------------------
     of Credit Fees and the Trade Letter of Credit Fees.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
     encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

          "Loan" or "Loans" shall mean the Revolving Loans, the Swingline Loans,
           ----      -----
     the Tranche B Term Loan and the Tranche C Term Loan, and the Base Rate Loans and Eurodollar Loans comprising such Loans.

          "Loan Obligations" shall mean the aggregate outstanding principal
           ----------------
     amount of Revolving

     Loans, LOC Obligations, Swingline Loans and the Term Loans.

             "LOC Commitment" shall mean (a) with respect to the Issuing
              --------------
     Bank, the commitment of the Issuing Bank to issue, and to honor payment obligations under, Letters of Credit and (b) with respect to each other Lender, the commitment of such Lender to purchase Participation Interests in the Letters of Credit up to such Lender's LOC Committed Amount.


             "LOC Committed Amount" shall have the meaning given to such
              --------------------
     term in Section 2.1(b).

             "LOC Documents" shall mean, with respect to any Letter of
              -------------
     Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

             "LOC Obligations" shall mean, at any time, the sum (without
              ---------------
     duplication) of (i) the maximum amount that is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under
                       ----
     Letters of Credit honored by the Issuing Bank but not yet reimbursed.

             "Margin Stock" shall be as defined in Regulation U.
              ------------

             "Master Lease No. 1" shall mean that certain Amended and
              ------------------
     Restated Master Lease Agreement No. 1 dated as of April 20, 2001 by and between the Borrower and Kindred, as amended by the terms and provisions of that certain Correction of Lease and Memorandum of Lease dated as of February 1, 2001 by and between the Borrower, Ventas and Vencor, Inc. (n/k/a Kindred Healthcare, Inc.) and Vencor Operating, Inc. (n/k/a Kindred Healthcare Operating, Inc.), that certain First Amendment to Memorandum of Lease and Specific Property Lease Amendment dated as of November 6, 2001 by and between the Borrower and Kindred, that certain letter dated December 12, 2001 from Borrower to Kindred, that certain Lease Severance and Amendment Agreement dated as of December 12, 2001, and as further supplemented and amended from time to time, including, without limitation, pursuant to any subordination, non-disturbance and attornment agreements relating to the subject properties, but excluding any third-party guaranties executed and delivered in connection with any of the foregoing, so long as the terms of such guaranties do not impose any greater liability or obligations on any Credit Party under such Master Lease No. 1; provided that the lessee under such lease agreement is Kindred, one of its Subsidiaries or any of their successors (including, without limitation, by way of merger, sale of all or substantially all of such entity's assets or otherwise).

             "Master Leases" shall mean, collectively (i) Master Lease No.
              -------------
     1; (ii) Amended and Restated Master Lease Agreement No. 2 dated as of April 20, 2001 by and between the Borrower and Kindred; (iii) Amended and Restated Master Lease Agreement No. 3 dated as of April 20, 2001 by and between the Borrower and Kindred; (iv) Amended and Restated Master Lease Agreement No. 4 dated as of April 20, 2001 by and between the Borrower and Kindred and (v) Master Lease Agreement dated as of December 12, 2001 by and between Ventas Finance I, LLC, a Delaware limited liability company, and Kindred, as any of the foregoing lease agreements in (ii)-(v) has heretofore been amended, or shall hereafter be amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, including, without limitation, pursuant to any subordination, non-disturbance and attornment agreements relating to the subject properties, provided, that the lessee under such lease agreements
                         --------
     in (ii)-(v) is Kindred, one of its Subsidiaries or any of their successors (including, without limitation, by way of merger, sale of all or substantially all of such entity's assets or otherwise); and provided
                                                              --- --------
     further that, for purposes of the Fundamental Documents, the definition of
     -------
     "Master Leases" shall be deemed to not include any third-party guaranties executed and delivered in connection with any of the foregoing (ii)-(v), so long as the terms of such guaranties do not impose any greater liability or obligations on any Credit Party under any Master Lease.

             "Material Adverse Effect" shall mean any event or condition
              -----------------------
     that (a) has a material adverse effect on the business, assets, properties, operations or financial condition of the Credit Parties taken as a whole,
     (b) materially impairs the ability of the Credit Parties as a whole to perform their material obligations under the Credit Agreement or (c) materially and adversely affects the Liens granted to the Administrative Agent (for the benefit of the Secured Parties) with respect to a material portion of the Collateral and the Mortgaged Properties, or materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Administrative Agent or the Secured Parties with respect to a material portion of the Collateral and the Mortgaged Properties under the Fundamental Documents; provided,
                                                               --------
     however, that any event or condition will be deemed to have a "Material
     -------
     Adverse Effect" if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a "Material Adverse Effect" exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a "Material Adverse Effect", even though, individually, such event or condition would not do so.

             "Material Indebtedness" shall mean any Indebtedness of any
              ---------------------
     Credit Party (other than the Obligations) which, if recourse in nature, exceeds $10,000,000 in the aggregate, and, if non-recourse in nature, exceeds $20,000,000 in the aggregate.

             "Material Leases" shall mean Master Lease No. 1, any other
              ---------------
     Master Lease of a Mortgaged Property, and any other lease having annual gross rental revenues in excess of $15 million. A "Material Lease" shall mean any such lease individually.

             "Measurement Date" shall have the meaning given such term in
              ----------------
     Section 6.1(a).

             "Moody's" shall mean Moody's Investors Service, Inc. or if
              -------
     such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Administrative Agent and the Borrower.

             "Mortgage" shall mean a Mortgage (and/or Open End Mortgage,
              --------
     Deed of Trust, Trust Deed, Deed to Secure Debt, Credit Line Deed of Trust), Assignment, Security Agreement and Financing Statement, substantially in the form of Exhibit D-1 hereto (with appropriate modifications required by
                 -----------
     Applicable Law) or in such other form as may be reasonably acceptable to the Administrative Agent, executed and delivered by any Credit Party to the Administrative Agent (for the benefit of the Secured Parties) and in each case, as such document may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time. The form of Mortgage to be utilized hereunder with respect to a Mortgaged Property consisting of a leasehold estate shall be acceptable to the Administrative Agent in its reasonable discretion.

             "Mortgage Investment" shall mean any investment in a secured
              ------------------
     note, mortgage, deed of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other debt instruments, so long as such investment relates directly or indirectly to Real Property Assets of the type described in clause (a) of the definition of "Eligible Property" hereunder.

             "Mortgaged Property" shall mean each Real Property Asset
              ------------------
     identified on Schedules 3.23(a) and 3.23(b) and each other Real Property
                   -----------------     -------
     Asset that may be added or substituted as a Mortgaged Property in accordance with the provisions hereof, in each case that is the subject of a valid perfected first mortgage Lien (or first leasehold mortgage Lien) under a Mortgage securing the Loans and the other Obligations hereunder and for which all the other mortgage Lien collateral deliverables identified for the Mortgaged Properties in Section 4.1 shall have been provided or waived and shall be in force and effect and which will not be the subject of any Liens in favor of another party, including junior Liens, other than Permitted Encumbrances.

             "Multiemployer Plan" shall mean a plan described in Section
              ------------------
     4001(a)(3) of ERISA to which any Credit Party or ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five preceding plan years made or accrued an obligation to make contributions.

             "Net Cash Proceeds" shall mean the aggregate cash proceeds
              -----------------
     received by a Credit Party or any Subsidiary thereof (including, without limitation, as applicable, all cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received), minus the following, without any
                                                -----
     duplication: (a) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses related to such transaction (including reasonable and customary fees and expenses of counsel and investment bankers actually paid by the applicable Credit Party or Subsidiary and reasonable expenditures made to improve the property in connection with the applicable transaction) and (b) in each case, to the extent applicable, payments made to retire Indebtedness (other than the Loans) secured by any assets being sold or otherwise disposed of where payment of such Indebtedness is required in connection with such sale or disposition and/or reasonable amounts paid to the extent necessary to obtain the consent of any Person to the transfer of the subject asset, (c) amounts relating to Restricted Payments permitted to be made pursuant to
     Section 6.3 hereof, or amounts applied to the purchase of replacement assets not prohibited by this Credit Agreement, in each case to the extent applicable, (d) any income, franchise, transfer or other tax liability of any Credit Party or any Subsidiary thereof arising from the applicable transaction; provided, that such taxes are payable in cash in the current
                  --------
     year or in the next succeeding year with respect to the current year as a direct result of the applicable transaction and (e) reasonable reserves for customary indemnity obligations and purchase price adjustments in connection with asset sales permitted hereunder to the extent applicable; provided, however, that amounts from sales and other dispositions of assets
     --------  -------
     in an aggregate amount of $3,000,000 over the term of this Credit Agreement shall not be deemed to be Net Cash Proceeds.

             "Note" or "Notes" shall mean the Revolving Notes, the
              ----      -----
     Swingline Note and the Term Notes.

             "Notice of Borrowing" shall mean a written notice of borrowing
              -------------------
     in substantially the form of Exhibit B-1.
                                  -----------

             "Notice of Continuation/Conversion" shall mean the written
              ---------------------------------
     notice of continuation or conversion in substantially the form of Exhibit
                                                                       -------
     B-3, as required by Section 2.9.
     ---
             "Obligations" shall mean (a) all obligations whether, direct
              -----------
     or indirect, contingent or absolute, of every type or description and at any time existing, of the Borrower to make due and punctual payment of (i) principal of and all interest on the Loans, the Commitment Fees, the Letter of Credit Fees, any reimbursement obligations in respect of Letters of Credit, costs and attorneys' fees and all other monetary obligations of the Borrower to the Administrative Agent, the Issuing Bank or any Lender under or in respect of this Credit Agreement, any note evidencing any of the Loans hereunder, any other Fundamental Document or the Fee Letter and (ii) all Hedging Obligations (including, without limitation, interest accruing at the then applicable rate provided in this Credit Agreement after the maturity of any of the Loans, and interest accruing at the then applicable rate provided in this Credit Agreement after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any other Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and (b) all other obligations of the Borrower or any other Credit Party pursuant to this Credit Agreement or any other Fundamental Document.

             "Organizational Documents" shall mean (a) with respect to any
              ------------------------
     corporation, the certificate or articles of incorporation and bylaws; (b) with respect to any limited liability company, the certificate or articles of formation and operating agreement; and (c) with respect to any partnership, joint venture or other form of business entity, the partnership agreement and any agreement, filing or notice with respect thereto filed with the secretary of state of the state of its formation, in each case as amended from time to time.

             "Participation Interest" shall mean the purchase by a Lender
              ----------------------
     of a participation in LOC Obligations as provided in Section 2.16(b), in Swingline Loans as provided in Section 2.17 and in Loans as provided in
     Section 2.21.

             "PBGC" shall mean the Pension Benefit Guaranty Corporation or
              ----
     any successor thereto.

             "Permitted Business" shall mean the business activities not
              ------------------
     prohibited under Section 6.10, plus any other business Ventas and its Subsidiaries are engaged in on the Closing Date and such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.

             "Permitted Debt" shall mean (i) Permitted Refinancing Debt,
              --------------
     and (ii) Debt under this Credit Agreement (including all Permitted Refinancing Debt incurred with respect hereto).

             "Permitted Encumbrances" shall mean Liens permitted under
              ----------------------
     Section 6.2(a) hereof.

             "Permitted Investment" shall mean:
              --------------------

              (i)   any Investment in Ventas or any of its Subsidiaries;

              (ii)  any Investment in Cash Equivalents;

              (iii) any Investment by Ventas or any of its Subsidiaries in a Person, if as a result of such Investment (A) such Person becomes a Subsidiary of Ventas or such Subsidiary and a Guarantor; or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Ventas or any of its Subsidiaries that is a Guarantor;

              (iv) any Investment made as result of the receipt of non-cash consideration from an Asset Disposition otherwise permitted hereunder;

              (v) any Acquisition to the extent made in exchange for the issuance of Equity

     Interests (other than Disqualified Stock) of Ventas or the Borrower;

               (vi) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

               (vii) Hedging Obligations otherwise permitted hereunder;

               (viii) intercompany Debt and Guaranties, in either case, to the extent permitted under Section 6.1;

               (ix) any Investment by Ventas or any of its Subsidiaries acquired as a result of a transfer of assets to a Subsidiary that is not a Guarantor in connection with a Qualified CMBS Transaction otherwise permitted hereunder;

               (x) any Investments in Permitted Joint Ventures that, when taken together with all other Investments made pursuant to this clause (x) since the Closing Date, do not exceed the greater of (i) $50 million or (ii) 5% of Ventas' Consolidated Net Tangible Assets;

               (xi) any Mortgage Investment; and

               (xii) other Investments in any Person having an aggregate aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause
     (xii) since the Closing Date, do not exceed $50 million.

             "Permitted Joint Venture" shall mean any entity owned 50% or
              -----------------------
     more by Ventas and/or any of its Subsidiaries, if (i) such entity is engaged in a Permitted Business and (ii) Ventas has the right to appoint at least half of the Board of Directors or similar governing body of such entity.

             "Permitted Refinancing Debt" shall mean any Debt of Ventas and
              --------------------------
     its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of Ventas or any of its Subsidiaries (other than intercompany Debt); provided,
                                                                       --------
     however that:
     -------

               (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Debt extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Debt and the amount of all expenses and premiums incurred in connection therewith);

               (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

               (iii) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the loans and obligations under this Credit Agreement, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the loans and obligations under this Credit Agreement on terms at least as favorable to the holders of the loans and obligations under this Credit Agreement as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (iv) such Debt is incurred either by Ventas or by one of its Subsidiaries who is the obligor of the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

             "Person" shall mean any natural person, corporation, partnership,
              ------
        limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

             "Plan" shall mean an employee pension benefit plan within the
              ----
        meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, maintained or contributed to by any Credit Party or any ERISA Affiliate, or otherwise pursuant to which any Credit Party could have liability.

             "Premises" shall mean any real property currently or formerly
              --------
        owned,leased or operated by any Credit Party or any Subsidiary of any Credit Party, including, but not limited to, all soil, surface water, or groundwater thereat.

             "Prepayment Date" shall have the meaning given to such term in
              ---------------
        Section 2.7(f) hereof.

             "Prime Rate" shall mean, for any applicable period, the rate per
              ----------
        annum in effect for such day as publicly announced from time to time by Bank of America as its "prime rate", changing as and when such rate changes are so announced. Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

             "Prior Credit Agreement" shall have the meaning given to such term
              ----------------------
        in the Introductory Statement of this Credit Agreement.

             "Prior Term Loans" shall have the meaning given to such term in the
              ----------------
        in the Introductory Statement of this Credit Agreement.

             "Pro Forma Basis" shall mean, for purposes of determining the
              ---------------
        applicable pricing level under the definition of "Applicable Percentage", determining Consolidated EBITDA and determining compliance with the Stipulated Debt Service Coverage Ratio and any financial covenant hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the period of four consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions of this Credit Agreement. Further, for purposes of making calculations on a "Pro Forma Basis" hereunder, (i) in the case of an Asset Disposition, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Asset Disposition shall be excluded to the extent relating to any period prior to the date of the subject transaction, and (B) Indebtedness paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; and (ii) in the case of an Acquisition, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Acquisition shall be included to the extent relating to any period prior to the date of the subject transaction, and (B) Indebtedness incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates hereunder).

                  "Property Value" shall mean, with regard to each Mortgaged
                   --------------
        Property, (i) initially, the market value for the leased fee interest (or the leasehold interest, as applicable) in such Mortgaged Property determined by a Valuation delivered to the Administrative Agent and set forth on Schedule 3.23(a) or 3.23(b), and (ii) thereafter, the market
                 --------------------------
        value for the leased fee interest (or the leasehold interest, as applicable) in such Mortgaged Property (or an added or substituted Mortgaged Property) determined in accordance with the most recent Valuation conducted in accordance with the terms of this Credit Agreement, or as otherwise agreed by the Borrower and the Required Lenders.

                  "Purchasing Lender" shall have the meaning given to such term
                   -----------------
        in Section 2.11(e).

                  "Qualified CMBS Transaction" shall mean (i) the CMBS
                   --------------------------
        Transaction and (ii) any other transaction or series of transactions entered into by Ventas or any of its Subsidiaries pursuant to which Ventas or any of its Subsidiaries sells, conveys or otherwise transfers to a Subsidiary that is not a Credit Party or grants a security interest in, any Real Estate Assets or mortgage receivables (whether now existing or arising in the future) of Ventas or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Real Estate Assets or mortgage receivables, all contracts and all guarantees or other obligations in respect of such Real Estate Assets or mortgage receivables, proceeds of such Real Estate Assets or mortgage receivables and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Real Estate Assets or mortgage receivables.

                  "Rate Determination Date" shall have the meaning given to such
                   -----------------------
        term in the definition of "Applicable Percentage".

                  "Real Estate Assets" shall mean, as of any date, the real
                   ------------------
        estate assets of Ventas and its Subsidiaries on such date, on a consolidated basis, determined in accordance with GAAP.

                  "Real Estate Revenues" shall mean, with respect to any Real
                   --------------------
        Estate Asset of Ventas and its Subsidiaries owned as of the Closing Date, the rental revenues generated by such Real Estate Asset for Ventas and its Subsidiaries during the four-quarter period ending March 31, 2002 all as set forth on Schedule 1.1(d).
                                 ---------------

                  "Real Property Assets" shall mean as of any time, all parcels
                   --------------------
        of real property, owned or leased at such time directly or indirectly by any Credit Party or any Subsidiary of a Credit Party, together with in each case, all buildings, improvements, appurtenant fixtures and equipment, easements and other property and rights incidental to the ownership or lease (as applicable) of such parcel of real property or any of the foregoing; provided, however, that Real Property Assets shall
                              --------  -------
        not include (x) any property subject to a Sandwich Lease or any Qualified CMBS Transaction, (y) the Borrower's corporate offices and
        (z) the Atria Property.

                  "Register" shall have the meaning given to such term in
                   --------
        Section 12.3(e).

                  "Regulation D" shall mean Regulation D of the Board as from
                   ------------
        time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from
                   ------------
            time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from
                   ------------
            time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REIT" shall mean a real estate investment trust as defined in
                   ----
            Sections 856-860 of the Code.

                  "Related Fund" shall mean, with respect to any Lender that is
                   ------------
            a fund that invests in the type of credit extended hereunder, any other fund that (i) invests in such type of credit, (ii) is advised or managed by the same investment advisor as such Lender, and (iii) has been advised or managed by such same investment advisor for a period of not less than 120 days.

                  "Release" shall mean any discharging, disposing, emitting,
                   -------
            leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling of any Hazardous Material into the Environment.

                  "Reportable Event" shall mean any reportable event as defined
                   ----------------
            in Section 4043(c) of ERISA.

                  "Request for Letter of Credit" shall mean a written request
                   ----------------------------
            for the issuance or extension of a Letter of Credit in substantially the form of Exhibit B-2.
                        -----------

                  "Required Lenders" shall mean, at any time, Lenders having in
                   ----------------
            the aggregate more than fifty percent (50%) of the Commitments or, if the Commitments have been terminated, Lenders having in the aggregate more than fifty percent (50%) of the aggregate principal amount of the Loan Obligations outstanding (taking into account in each case Participation Interests or obligations to participate therein); provided that the Commitments of, and outstanding
                      --------
            principal amount of Loan Obligations (taking into account Participation Interests or obligations to participate therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

                  "Required Revolving Lenders" shall mean, at any time,
                   --------------------------
            Revolving Lenders having in the aggregate more than fifty percent (50%) of the Revolving Commitments or, if the Revolving Commitments have been terminated, Lenders having in the aggregate more than fifty percent (50%) of the aggregate principal amount of the Revolving Obligations outstanding (taking into account in each case Participation Interests or obligations to participate therein); provided that the Revolving Commitments of, and outstanding
            --------
            principal amount of Revolving Obligations (taking into account Participation Interests or obligations to participate therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Revolving Lenders.

                  "Required Tranche B Term Lenders" shall mean, at any time,
                   -------------------------------
            Tranche B Term Lenders having in the aggregate more than fifty percent (50%) of the outstanding principal amount of the Tranche B Term Loan (taking into account obligations to participate therein); provided that the outstanding principal amount of the Tranche B Term
            --------
            Loan (taking into account obligations to participate therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Tranche B Term Lenders.


            "Required Tranche C Term Lenders" shall mean, at any time,
            -------------------------------
            Tranche C Term Lenders having in the aggregate more than fifty percent (50%) of the outstanding principal amount of the Tranche C Term Loan (taking into account obligations to participate therein); provided that the outstanding principal amount of the Tranche C Term Loan (taking into account obligations to participate therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Tranche C Term Lenders.

                  "Requirements" shall mean all applicable present and future
                   ------------
             laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements of every Governmental Authority having jurisdiction over any Credit Party or any Mortgaged Property or Collateral and all restrictive covenants applicable to any Mortgaged Property.

                  "Restricted Investment" shall mean an Investment other than a
                   ---------------------
             Permitted Investment.

                  "Restricted Payment" shall have the meaning given such term in
                   ------------------
             Section 6.3.

                  "Revolving Commitment" shall mean the commitment of a Lender
                   --------------------
             to make Revolving Loans to the Borrower and to participate in Letters of Credit from the Initial Date applicable to such Lender through the Revolving Commitment Termination Date, up to an aggregate amount, at any one time outstanding, not in excess of the amount set forth (i) opposite such Lender's name under the column entitled "Revolving Commitment" on Schedule 1, or (ii) in any
                        ----------
             applicable Assignment and Acceptance(s) to which such Lender may be a party, as the case may be, as such amount may be reduced or increased from time to time in accordance with the terms of this Credit Agreement (including, without limitation, pursuant to Section 12.11 hereof).

                  "Revolving Commitment Percentage" shall mean, for each Lender,
                   -------------------------------
             a fraction (expressed as a percentage) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Total Revolving Committed Amount at such time. The initial Revolving Commitment Percentage of each Lender is set forth on Schedule 1.
                                    --------

                  "Revolving Lender" shall mean any Lender holding a Revolving
                   ----------------
             Commitment hereunder.

                  "Revolving Loans" shall have the meaning given to such term in
                   ---------------
             Section 2.1(a) hereof.

                  "Revolving Note" or "Revolving Notes" shall mean the
                   --------------      ---------------

             promissory notes in favor of each of the Lenders evidencing the Revolving Loans in substantially the form attached as Exhibit F-1,
                                                                   -----------
             individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "Revolving Obligations" shall mean, as of any date, the
                   ---------------------

             aggregate principal amount of all Revolving Loans outstanding plus
                                                                           ----
             the aggregate principal amount of LOC Obligations outstanding plus
                                                                           ----
             the aggregate principal amount of Swingline Loans outstanding on such date.

                  "Revolving Commitment Termination Date" shall mean April 17,
                   -------------------------------------

             2005.

                  "S&P" shall mean Standard & Poor's Ratings Group (presently a
                   ---
             division of The McGraw-Hill Companies, Inc.) or, if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Administrative Agent and the Borrower.

                  "Sandwich Leases" shall mean the lease, sublease and other
                   ---------------
             agreements described on Schedule 1.1(b) hereto.

                  "SEC" shall mean the United States Securities and Exchange
                   ---
             Commission, or any successor thereto.

                  "SEC Filing Extension" shall mean any extension of the
                   --------------------
         deadline for the filing of any report, statement or other matter with, or required by, the SEC.

                  "Secured Debt" shall mean all Debt of Ventas and its
                   ------------
         Subsidiaries secured by a mortgage, lien, charge, pledge or security interest or other encumbrance on the property of Ventas or any of its Subsidiaries.

                  "Secured Parties" shall mean the Administrative Agent, the
                   ---------------
         Issuing Bank, the Lenders and the Hedging Banks, and each of their respective successors and assigns.

                  "Securitization Transaction" shall mean any financing
                   --------------------------
         transaction or series of financing transactions that have been or may be entered into by Ventas or any of its Consolidated Subsidiaries pursuant to which such Person may sell, convey or otherwise transfer to
         (i) a Subsidiary or Affiliate (a "Securitization Subsidiary"), or (ii)
                                           -------------------------
         any other Person, or may grant a security interest in, any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment ("Securitization
                                                        --------------
         Receivables") (whether such Securitization Receivables are then
         -----------
         existing or arising in the future) of such Person, and any assets related thereto, including, without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets that are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

                  "Special Purpose Subsidiaries" shall mean Ventas Finance I,
                   ----------------------------
         Inc., Ventas Specialty I, Inc., Ventas Finance I, LLC, Ventas Specialty I, LLC, any other wholly owned Subsidiary of Ventas (other than the Borrower or Ventas Capital Corporation) hereafter formed as a special purpose entity for purposes of serving directly or indirectly as the borrowing entity and portfolio property owner in a Qualified CMBS Transaction, and any Subsidiary of any of the foregoing.

                  "Standard Securitization Undertakings" shall mean
                   ------------------------------------
         representations, warranties, covenants and indemnities entered into by Ventas or any Subsidiary which are reasonably customary in a Qualified CMBS Transactions by the parent or sponsoring entity.

                  "Standby Letter of Credit Fee" shall have the meaning provided
                   ----------------------------
         in Section 2.5(c)(i).

                  "Stipulated Debt Service" shall mean the aggregate amount of
                   -----------------------
         annual principal and interest payments that would be due and payable in a given year, utilizing (for purposes of said calculation purposes only) the following factors:

                  Principal loan amount =         Average outstanding principal
                                                  balance of Loan Obligations
                                                  for the first full month
                                                  immediately prior to the
                                                  measurement date

                  Interest rate =                 8.5% per annum

                  Amortization =                  25 year amortization
                                                  (utilizing the "Rule of 78s")

         Any such computation of Stipulated Debt Service shall be made solely for purposes of calculating the Stipulated Debt Service Coverage Ratio under this Credit Agreement, and no such Stipulated Debt Service amount, nor any factors used in calculating the same, shall amend, waive or otherwise alter the manner in which the actual principal and interest payments due and payable from the Borrower are determined under this Credit Agreement with respect to any Revolving Loan, the Term Loan (if any), any Swingline Loan or any LOC Obligations.

                  "Stipulated Debt Service Coverage Ratio" shall mean, as of
                   --------------------------------------
         each measurement date, the ratio of (i) Borrowing Base Rental Income to
         (ii) Stipulated Debt Service.

                  "Subordinated Debt" shall mean Debt which by the terms of such
                   -----------------
         Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the loans and obligations owing hereunder and the guaranties thereof.

                  "Subsidiary" shall mean with respect to any Person, any
                   ----------
         corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person; provided,
                                                                     --------
         however, that the Special Purpose Subsidiaries shall not be deemed to
         -------
         be Subsidiaries of Ventas except to the following extent: (i) they shall be Subsidiaries for purposes of the definition of "Joint Venture" herein, the representations and warranties contained in Sections 3.7 and 3.19 hereof, and the Credit Parties' compliance with Sections 5.1(n) and 5.12(a) hereof, and (ii) they shall be Consolidated Subsidiaries for purposes of Sections 5.1(a) and (b) hereof and for purposes of determining Consolidated Interest Expense, Consolidated EBITDA and Consolidated Net Income for Ventas and its Consolidated Subsidiaries.

                  "Swingline Commitment" shall mean, with respect to the
                   --------------------
         Swingline Lender, the commitment of the Swingline Lender to make Swingline Loans hereunder and, with respect to each other Lender, the commitment of such Lender to purchase Participation Interests in Swingline Loans hereunder.

                  "Swingline Committed Amount" shall have the meaning given to
                   --------------------------
         such term in Section 2.1(c).

                  "Swingline Lender" shall mean Bank of America.
                   ----------------

                  "Swingline Loan" shall have the meaning given to such term in
                   --------------
         Section 2.1(c).

                  "Swingline Note" shall mean the promissory note in favor of
                   --------------
         the Swingline Lender evidencing the Swingline Loans, as such note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "Syndication Agent" shall mean UBS Warburg LLC, in its
                   -----------------
         capacity as syndication agent for the Lenders hereunder.

                  "Synthetic Lease" shall mean any synthetic lease, tax
                   ---------------
         retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

                  "Tax Amount" shall mean, with respect to any Person, for any
                   ----------
         period, the combined federal, state and local income taxes that would be paid by such Person if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such period; provided, however, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if such Person were a Delaware corporation shall be taken into account. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person's reorganization as or change in its status to a corporation.

                  "Taxable Income" mean, with respect to any Person for any
                   --------------
         period, the taxable income or loss of such Person for such period for federal income tax purposes; provided, however that (i) all items of income, gain, loss or deduction required to be state separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss, (ii) any basis adjustment made in connection with an election under Section 754 of the Code shall be disregarded and (iii) such taxable income shall be increased or such taxable loss shall be decreased by the amount of any interest expense incurred by such Person that is not treated as deductible for federal income tax purposes by a partner or member of such Person.

                  "10% Stockholder" shall mean any Person who beneficially owns
                   ---------------
         10% or more of the total voting power of the Capital Stock that is at the time entitled to vote in the election of the Board of Directors of Ventas.

                  "Tax Refund" shall mean a refund or refunds of federal, state
                   ----------
         or local property, franchise, income, excise, sales and use, occupational and similar business taxes previously paid by Ventas or any of its Subsidiaries or any of their predecessors.

                  "Term Lenders" shall mean the Tranche B Term Lenders and the
                   ------------
         Tranche C Term Lenders.

                  "Term Loan" shall mean the Tranche B Term Loan and the Tranche
                   ---------
         C Term Loan.

                  "Term Loan Commitments" shall mean the Tranche B Term Loan
                   ---------------------
         Commitments and the Tranche C Term Loan Commitments.

                  "Term Note" or "Term Notes" shall mean the promissory notes in
                   ---------      ----------
         favor of each of the Lenders evidencing the Tranche B Term Loan and/or the Tranche C Term Loan in substantially the form attached as Exhibit
                                                                       -------
         F-2, individually or collectively, as appropriate, as such promissory
         ---
         notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "Title Company" shall mean First American Title Insurance
                   -------------
         Company or any other title insurance company of recognized national standing which is acceptable to the Administrative Agent in its sole discretion.

                  "Title Policy" shall mean, with respect to any Mortgaged
                   ------------
         Property, a mortgagee policy of title insurance (ALTA or the equivalent) insuring the Mortgage as a first priority Lien on such Mortgaged Property in favor of the Administrative Agent (for the benefit of the Secured Parties), free of all Liens other than Permitted Encumbrances or such Liens as may be noted on such policy of title insurance and acceptable to the Administrative Agent, which policy of title insurance shall be issued by a Title Company in a policy amount reasonably acceptable to the Borrower and the Administrative Agent (but with the aggregate amount of title insurance to be provided by all of the Title Policies as to all of the Mortgaged Properties not to exceed $300,000,000.00) and with endorsements and exceptions to coverage reasonably acceptable to the Borrower and the Administrative Agent.

                  "Total Assets" shall mean, as of any date, the sum of (i) in
                   ------------
         the case of any Real Estate Assets that were owned as of the Closing Date and that are owned as of such date, the Real Estate Revenues specified for such Real Estate Assets on Schedule 1.1(d), divided by
                                                  ---------------
         0.10, plus (ii) the costs (original costs plus capital improvements before depreciation and amortization) of all Real Estate Assets acquired after the Closing Date that are then owned by Ventas or any of its Subsidiaries and (iii) the book value of all assets (excluding Real Estate Assets and intangibles) of Ventas and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

                  "Total Commitments" shall mean the aggregate amount of the
                   -----------------
         Revolving Commitments and the Term Loan Commitments.

                  "Total Revolving Committed Amount" shall have the meaning
                   --------------------------------
         given to such term in Section 2.1(a).

                  "Total Unencumbered Assets" shall mean, as of any date, the
                   -------------------------
         Total Assets of Ventas and its Subsidiaries as of such date that do not secure any portion of Secured Debt, on a consolidated basis determined in accordance with GAAP.

                  "Trade Letter of Credit Fee" shall have the meaning provided
                   --------------------------
         in Section 2.5(c)(ii).

                  "Tranche B Term Lenders" shall mean Lenders holding Tranche B
                   ----------------------
         Term Loans.

                  "Tranche B Term Loan" shall have the meaning given such term
                   -------------------
         in Section 2.1(d)(i).

                  "Tranche B Term Loan Commitment" shall mean the commitment of
                   ------------------------------
         each Tranche B Term Lender to make its portion of the Tranche B Term Loan hereunder, being the dollar amount set forth opposite such Lender's name on Schedule 1 hereto, as such amount may be reduced
                          ----------
         pursuant to Section 2.7; provided that for purposes of making
                                  --------
         determinations of Required Lenders hereunder and for other purposes, the principal amount of the "Tranche B Term Loan Commitments" hereunder
                                      -------------------------------
         shall be the outstanding principal amount of the Tranche B Term Loan.

                  "Tranche B Term Loan Commitment Percentage" shall mean with
                   -----------------------------------------
         respect to any Tranche B Term Lender, the percentage of the aggregate Tranche B Term Loan Commitments represented by such Lender's Tranche B Term Loan Commitment.

                  "Tranche C Term Lenders" shall mean, until the funding of the
                   ----------------------
         Tranche C Term Loan, Lenders holding Tranche C Term Loan Commitments and, thereafter, Lenders holding Tranche C Term Loans.

                  "Tranche C Term Loan" shall have the meaning given such term
                   -------------------
         in Section 2.1(d)(ii).

                  "Tranche C Term Loan Commitment" shall mean the commitment of
                   ------------------------------
         each Tranche C Term Lender to make its portion of the Tranche C Term Loan hereunder, being the dollar amount set forth opposite such Lender's name on Schedule 1 hereto, as such amount may be reduced or
                          ----------
         changed pursuant to Sections 2.1(f) and 2.7; provided that for purposes
                                                      --------
         of making determinations of Required Lenders hereunder and for other purposes after date of advance of Tranche C Term Loan, the principal amount of the "Tranche C Term Loan Commitments" hereunder shall be the
                        -------------------------------
         outstanding principal amount of the Tranche C Term Loan.

                  "Tranche C Term Loan Commitment Percentage" shall mean with
                   -----------------------------------------
         respect to any Tranche C Term Lender, the percentage of the aggregate Tranche C Term Loan Commitments represented by such Lender's Tranche C Term Loan Commitment.

                  "UCC" shall mean the Uniform Commercial Code as in effect in
                   ---
         the State of New York at the relevant time.

                  "Unsecured Debt" shall mean any Debt of Ventas or its
                   --------------
         Subsidiaries that is not Secured Debt.

                  "Valuation" shall mean, with respect to any Mortgaged
                   ---------
         Property, a formal appraisal or other valuation of the market value of the leased fee interest (or leasehold interest, as applicable) in such Mortgaged Property in form and substance acceptable to the Administrative Agent prepared by a reputable appraiser or other valuation professional reasonably acceptable to the Administrative Agent; provided that, if so required by Applicable Law or, following an
                --------
         Event of Default, if required by the Administrative Agent, such valuation, in the judgment of counsel to the Administrative Agent, shall be an appraisal that complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other requirements of Applicable Law.

                  "Ventas" shall mean Ventas, Inc., a Delaware corporation, and
                   ------
         its permitted successors.

                  "Ventas Preferred Stock" shall mean any and all preferred
                   ----------------------
         stock or other equity securities in Ventas, which enjoy a prior right of dividend payment vis-a-vis the common stock of Ventas.

                  "Weighted Average Life to Maturity" shall mean, when applied
                   ---------------------------------
         to any Debt at any date, the number of years obtained by dividing:

                           (a) the sum of the products obtained by multiplying
                  (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Debt, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                           (b) the then outstanding principal amount of such
                  Debt.

Section 1.2       Accounting Terms.
                  ----------------

         (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared in accordance with GAAP. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 5.1 (or, prior to the delivery of the first financial statements pursuant to Section 5.1, consistent with the annual audited financial statements referenced in Section 3.6(a) hereof); provided, however, if
                                                           --------  -------
(i) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (ii) the Administrative Agent or the Required Lenders shall so object in writing within sixty days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made. Any other prorations utilized by the Borrower in making any calculation under this Credit Agreement shall be subject to the approval of the Administrative Agent in its sole discretion.

         (b) Determinations of (i) the applicable pricing level under the definition of "Applicable Percentage", (ii) compliance with the financial covenants hereunder and (iii) the Stipulated Debt Service Coverage Ratio shall be made on a Pro Forma Basis.

                                    ARTICLE 2

                                    THE LOANS

Section 2.1       Commitments.
                  -----------

         (a)      Revolving Commitment. During the Commitment Period, subject to
                  --------------------
the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (the "Revolving Loans") to the Borrower in Dollars from
                             ---------------
time to time in the amount of such Revolving Lender's Revolving Commitment Percentage of the Revolving Loans requested by the Borrower hereunder for the purposes hereinafter set forth; provided that (i) the aggregate principal amount
                                --------
of Revolving Obligations outstanding shall not at any time exceed TWO HUNDRED NINETY MILLION DOLLARS ($290,000,000) (as such amount may be increased or reduced from time to time in accordance with the provisions hereof, the "Total
                                                                         -----
Revolving Committed Amount"), (ii) the aggregate principal amount of Loan
--------------------------
Obligations outstanding shall not at any time exceed the Borrowing Base, and
(iii) with regard to each Revolving Lender individually, such Revolving Lender's Revolving Commitment Percentage of the Revolving Obligations outstanding shall not at any time exceed such Revolving Lender's Revolving Commitment. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

         (b)      Letter of Credit Commitment. During the Commitment Period,
                  ---------------------------
subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Bank may reasonably require, the Issuing Bank shall issue, and the Revolving Lenders shall participate in, such Letters of Credit in Dollars as the Borrower may request for its own account or for the account of another Credit Party as provided herein, in a form
                                                      --------
acceptable to the Issuing Bank, for the purposes hereinafter set forth; provided that (i) the aggregate principal amount of LOC Obligations shall not at any time exceed TWENTY-NINE MILLION DOLLARS ($29,000,000) (as such amount may be increased in accordance with the provisions of Section 2.1(e)(vii) or decreased in accordance with the provisions of Section 2.6(b), the "LOC Committed
                                                          -------------
Amount"), (ii) the aggregate principal amount of Revolving Obligations
------
outstanding at any time shall not exceed the Total Revolving Committed Amount,
(iii) the aggregate principal amount of Loan Obligations outstanding shall not at any time exceed the Borrowing Base and (iv) with regard to each Revolving Lender individually, such Revolving Lender's Revolving Commitment Percentage of Revolving Obligations outstanding at any time shall not exceed such Revolving Lender's Revolving Commitment. Letters of Credit shall not have an original expiry date more than one year from the date of issuance or extension. No Letter of Credit shall be issued during the six-month period immediately prior to the Revolving Commitment Termination Date or have an expiry date, whether as originally issued or by extension, extending beyond the Revolving Commitment Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance date of each Letter of Credit shall be a Business Day.

         (c)      Swingline Commitment. During the Commitment Period, subject to
                  --------------------
the terms and conditions hereof, the Swingline Lender agrees to make certain revolving credit loans (the "Swingline Loans") to the Borrower in Dollars from
                             ---------------
time to time for the purposes hereinafter set forth; provided that (i) the
                                                     --------
aggregate principal amount of Swingline Loans outstanding shall not at any time exceed TWENTY-NINE MILLION DOLLARS ($29,000,000) (as such amount may be increased in accordance with the provisions of Section 2.1(e)(vii) or decreased in accordance with the provisions of Section 2.6(b), the "Swingline Committed
                                                          -------------------
Amount") and (ii) the aggregate principal amount of Loan Obligations outstanding
------
shall not at any time exceed the Borrowing Base. Each Swingline Loan shall be repaid three (3) days after the date of borrowing and shall be a Base Rate Loan. Swingline Loans may be repaid and reborrowed in accordance with the provisions hereof.

         (d)      Term Loan Commitment.
                  --------------------

                  (i)    Tranche B Term Loan. On the Closing Date, subject to
                         -------------------
         the terms and conditions hereof, each Tranche B Term Lender severally agrees to make its Tranche B Term Loan Commitment Percentage of a term loan in Dollars to the Borrower in the aggregate principal amount of SIXTY MILLION DOLLARS ($60,000,000) (the "Tranche B Term Loan") for the
                                                   -------------------
         purposes hereinafter set forth. The Tranche B Term Loan may be comprised of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Tranche B Term Loan may not be reborrowed.

                  (ii)   Tranche C Term Loan. At any time after the Closing
                         -------------------
         Date, the Borrower may elect to establish a Tranche C Term Loan hereunder as provided below, and in such case, each Lender with a Tranche C Term Loan Commitment severally agrees to make its Tranche C Term Loan Commitment Percentage of a term loan (the "Tranche C Term
                                                              --------------
         Loan") in Dollars to the Borrower in the aggregate principal amount of
         ----
         the Tranche C Term Loan. Amounts repaid on the Tranche C Term Loan may not be reborrowed.

         (e)      Increase in Total Revolving Committed Amount. Subject to the
                  --------------------------------------------
terms and conditions set forth herein, the Borrower may at any time upon notice to the Administrative Agent increase the Total Revolving Committed Amount up to an aggregate principal amount of THREE HUNDRED NINETY MILLION DOLLARS ($390,000,000); provided that:
                --------

                  (i) each increase in the Revolving Commitment of an existing Lender and each new Revolving Commitment from a new Lender shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof;

                  (ii) the conditions to the making of a Revolving Loan set forth in Section 4.2 shall have been satisfied or waived;

                  (iii) the Borrower shall obtain commitments for the amount of the increase from existing Lenders or other commercial banks or financial institutions that would qualify as Eligible Assignees; provided that such other commercial banks and financial institutions
         --------
         join in this Credit Agreement as Lenders by joinder agreement or other arrangement reasonably acceptable to the Administrative Agent;

                  (iv) if any Revolving Loans are outstanding at the time of any such increase, the Borrower shall make such payments and adjustments on the Revolving Loans (including payment of any amounts owing under Section 2.10) as necessary to give effect to the revised commitment percentages and commitment amounts;

                  (v) after giving effect to any such increase, the Total Commitments shall not exceed FOUR HUNDRED AND FIFTY MILLION DOLLARS ($450,000,000);

                  (vi)   in connection with any such increase, (A) Schedule 1
                                                                   ----------
         shall be revised to reflect the Revolving Commitments, Revolving Commitment Percentages, Term Loan Commitments and Term Loan Commitment Percentages of the Lenders after giving effect thereto, (B) the Borrower will provide supporting corporate resolutions, legal opinions, notes and other items as may be reasonably requested by the Administrative Agent and the Lenders in connection therewith, and (C) the Borrower will pay all fees and expenses related thereto; and

                  (vii) on any date that the Total Revolving Committed Amount is increased pursuant to this Section 2.1(e), each of the Swingline Committed Amount and the LOC Committed Amount shall also be increased proportionately, such that each of the Swingline Committed Amount and the LOC Committed Amount shall at all times remain equal to ten percent (10%) of the Total Revolving Committed Amount.

         (f)      Establishment of the Tranche C Term Loan. At any time during
                  ----------------------------------------
the Commitment Period, subject to the terms and conditions set forth herein, the Borrower may request the Tranche C Term Loan upon notice to the Administrative Agent; provided that:
       --------

                  (i) the Tranche C Term Loan shall be made in a single funding in the amount requested by the Borrower in an aggregate principal amount not less than $50,000,000 and not greater than the remaining unused portion of the Total Commitments;

                  (ii) the conditions precedent to the making of a Loan set forth in Section 4.2 shall be satisfied or waived by both (A) the Required Revolving Lenders and (B) the Required Tranche C Term Lenders on or prior to the date of funding of the Tranche C Term Loan;

                  (iii) the Borrower shall obtain Tranche C Term Loan Commitments for the amount of the Tranche C Term Loan from existing Lenders or other commercial banks or financial institutions that would be Eligible Assignees; provided that such other commercial banks and
                                --------
         financial institutions join in this Credit Agreement as Lenders by joinder agreement or other arrangement reasonably acceptable to the Administrative Agent (confirming, among other things, the Applicable Percentage for the Tranche C Term Loan). Such Tranche C Term Loan shall not be less than $50,000,000, the Total Commitments shall not exceed $450,000,000 and the Loan Obligations after giving effect to such Tranche C Term Loan shall not exceed the Borrowing Base; and

                  (iv)   in connection with the Tranche C Term Loan, (A)
         Schedule 1 shall be revised to reflect the Revolving Commitments,
         ----------
         Revolving Commitment Percentages, Term Loan Commitments and Term Loan Commitment Percentages of the Lenders after giving effect thereto, (B) the Borrower will provide supporting corporate resolutions, legal opinions, notes and other items as may be reasonably requested by the Administrative Agent and the Lenders in connection therewith, and (C) the Borrower will pay all fees and expenses related thereto.

Section 2.2       Method of Borrowing.
                  -------------------

         (a)      Method of Borrowing. The Borrower shall request an Extension
                  -------------------
of Credit by submitting a Notice of Borrowing or Request for Letter of Credit, as applicable (or by telephonic notice promptly confirmed in writing) as follows:

                  (i)    Revolving Loans. In the case of Revolving Loans, by
                         ---------------
         submitting a Notice of Borrowing to the Administrative Agent not later than 11:00 a.m. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor; provided that if in
                                                     --------
         connection with any such request for a Revolving Loan, the Borrower shall fail to specify (i) an applicable Interest Period in the case of a Eurodollar Loan, the Borrower shall be deemed to have requested an Interest Period of one month or (ii) the Interest Rate Type for the Revolving Loan requested, the Borrower shall be deemed to have requested a Base Rate Loan.

         The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing pursuant to this
         Section 2.2(a), the contents thereof and such Revolving Lender's share of any borrowing to be made pursuant thereto.

                  (ii)   Letters of Credit. In the case of Letters of Credit, by
                         -----------------
         submitting a Notice of Request for Letter of Credit to the Issuing Bank with a copy to the Administrative Agent not later than 11:00 a.m. (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested issuance or extension (or such shorter period as may be agreed by the Issuing Bank). Each such request for issuance or extension of a Letter of Credit shall be irrevocable and shall specify, among other things, (A) that a Letter of Credit is requested, (B) the date of the requested issuance or extension, (C) the type, amount, expiry date and terms on which the Letter of Credit is to be issued or extended, and (D) the beneficiary.

                  (iii)  Swingline Loans. In the case of Swingline Loans, to the
                         ---------------
         Swingline Lender with a copy to the Administrative Agent not later than 2:00 p.m. (Charlotte, North Carolina time) on the Business Day of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Swingline Loan is requested,
         (B) the date of the requested borrowing (which shall be a Business Day) and (C) the aggregate principal amount to be borrowed.

                  (iv)   Term Loans. In the case of either Term Loan, to the
                         ----------
         Administrative Agent not later than 11:00 a.m. (Charlotte, North Carolina time) on the day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the day of the requested borrowing in the case of Eurodollar Loans. Such request for borrowing of a Term Loan shall be irrevocable and shall specify (A) that an advance of the Tranche B Term Loan and/or the Tranche C Term Loan is requested, (B) the aggregate principal amount to be borrowed, and (C) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor; provided that if the
                                                     --------
         Borrower shall fail to specify (i) an applicable Interest Period in the case of a Eurodollar Loan, the Borrower shall be deemed to have requested an Interest Period of one month or (ii) the Interest Rate Type for such Term Loan, the Borrower shall be deemed to have requested a Base Rate Loan. The Administrative Agent shall give notice to each Tranche B Term Lender and/or Tranche C Term Lender, as appropriate, promptly upon receipt of each such Notice of Borrowing pursuant to this
         Section 2.2(a), the contents thereof and such Term Lender's share of any borrowing to be made pursuant thereto.

         (b)      Funding of Loans. Each Lender shall make its Revolving
                  ----------------
Commitment Percentage, Tranche B Term Loan Commitment Percentage or Tranche C Term Loan Commitment Percentage, as the case may be, of the requested Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the address of the Administrative Agent set forth in Section 2.15. The amount of the requested Loans will then be made available to the Borrower by the Administrative Agent as directed by the Borrower, to the extent the amount of such Loans are made available to the Administrative Agent. Subject to the terms and conditions of this Credit Agreement, Swingline Loans shall be funded by the Swingline Lender on the same Business Day as requested by the Borrower and Letters of Credit shall be issued by the Issuing Bank on the third Business Day following a request by the Borrower therefor.

         No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Loans hereunder; provided, however, that the
                                                  --------  -------
failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Loans, and the

Administrative Agent, in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan pursuant to the Notice of Borrowing or (ii) from such Lender, at a rate per annum equal to, during the period to but excluding the date two Business Days after demand therefor, the Federal Funds Rate, and, thereafter, the Base Rate plus two percent (2%) per annum.

         (c)      Maximum Number of Eurodollar Loans. Loans may be comprised of
                  ----------------------------------
no more than ten (10) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

         (d)      Minimum Amounts. Each Revolving Loan shall be (i) in the case
                  ---------------
of Eurodollar Loans, in a minimum principal amount of $2,500,000 and integral multiples of $250,000 in excess thereof (or, if less, the amount by which the Total Revolving Committed Amount exceeds the Revolving Obligations) and (ii) in the case of Base Rate Loans, $1,000,000 and integral multiples of $100,000 in excess thereof (or, if less, the amount by which the Total Revolving Committed Amount exceeds the Revolving Obligations). Each Swingline Loan shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof (or, if less, the amount by which the Swingline Committed Amount exceeds the outstanding balance of the Swingline Loans). Each Term Loan shall be made in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

Section 2.3       Interest.
                  --------

         (a) Subject to subsection (c) below, the Loans shall bear interest at a per annum rate, payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), as follows:

                  (i)    Base Rate Loans.  During such periods as the Loans
                         ---------------
         shall be comprised of Base Rate Loans, the Adjusted Base Rate; and

                  (ii)   Eurodollar Loans.  During such periods as the Loans
                         ----------------
         shall be comprised of Eurodollar Loans, the Adjusted Eurodollar Rate.

         (b)      Accrual of Interest. Interest in respect of any Loan hereunder
                  -------------------
shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or, if applicable, converted to a Loan of a different Interest Rate Type.

         (c)      Legal Maximum. Anything in this Credit Agreement or in any
                  -------------
note evidencing any Loan hereunder to the contrary notwithstanding, the interest rate on the Loans or with respect to any drawing under a Letter of Credit shall in no event be in excess of the maximum rate permitted by Applicable Law.

         (d)      Computations of Interest and Fees.  Except as expressly
                  ---------------------------------
provided otherwise herein, all computations of interest and fees shall be made on the basis of the actual number of days elapsed over a year of

360 days, except with respect to computation of interest on Base Rate Loans determined by reference to the Prime Rate, which shall be calculated based on a year of 365 or 366 days, as the case may be.

Section 2.4       Payments; Evidence of Debt.
                  --------------------------

         (a)      Repayment of Loans.
                  ------------------

                  (i)    Revolving Loans.  The principal amount of all
                         ---------------
         Revolving Loans shall be due and payable in full on the Revolving Commitment Termination Date.

                  (ii)   Swingline Loans. The principal amount of all Swingline
                         ---------------
         Loans shall be due and payable in full on the earlier of (A) the date three (3) days after the funding of such Swingline Loan or (B) the Revolving Commitment Termination Date.

                  (iii)  Tranche B Term Loan. The principal amount of the
                         -------------------
         Tranche B Term Loan shall be payable in installments of $150,000 on the last day of each fiscal quarter of the Borrower, beginning September 30, 2002, and on the fifth anniversary of the Closing Date, at which fifth anniversary the remaining principal amount of the Tranche B Term Loan shall be paid in full.

                  (iv)   Tranche C Term Loan. The principal amount of the
                         -------------------
         Tranche C Term Loan shall be payable in installments equal to one-fourth of one percent (0.25%) of such principal amount per quarter, which installments shall be payable on the last day of each fiscal quarter of the Borrower, beginning with the last day of the first full fiscal quarter after the date of advance of the Tranche C Term Loan, and on the fifth anniversary of the Closing Date, at which fifth anniversary the remaining principal amount of the Tranche C Term Loan shall be paid in full.

         (b)      Evidence of Debt. Each Lender shall maintain in accordance
                  ----------------
with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c)      Register. The Administrative Agent shall maintain the
                  --------
Register in accordance with Section 12.3(e), including a record of (i) the amount of each outstanding Loan hereunder, the Interest Rate Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d)      No Effect on Obligations. The entries made in the accounts
                  ------------------------
maintained pursuant to paragraph (b) or (c) of this Section 2.4 shall be prima
                                                                         -----
facie evidence of the existence and amounts of the Obligations recorded therein;
-----
provided, however, that the failure of any Lender or the Administrative Agent to
--------  -------
maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and the other Obligations in accordance with the terms of this Credit Agreement.

         (e)      Notes. The Revolving Loans shall be evidenced by the Revolving
                  -----
Notes, and the Swingline Loans shall be evidenced by the Swingline Note. The Tranche B Term Loan and the Tranche C Term Loan shall be evidenced by the Term Notes.

         (f)      Allocation of Payments After Event of Default.
                  ---------------------------------------------
Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuation of an Event of Default, all amounts collected or received on or in respect of the Obligations (or other amounts owing under the

Fundamental Documents in connection therewith) shall be paid over or delivered as follows:

                  FIRST, to the payment of all unreimbursed costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, excluding the allocated cost of internal counsel) of the Administrative Agent which are payable by the Borrower or any of the other Credit Parties pursuant to this Credit Agreement and any fees owed to the Administrative Agent by the Borrower or any of the other Credit Parties pursuant to this Credit Agreement;

                  SECOND, to the payment of all unreimbursed costs and expenses of the Lenders which are payable by the Borrower or any of the other Credit Parties under the Fundamental Documents;

                  THIRD, to the payment of all accrued but unpaid Commitment Fees and Letter of Credit Fees to the Revolving Lenders and all other fees owed to the Lenders by the Borrower or any of the other Credit Parties pursuant to this Credit Agreement;

                  FOURTH, to the payment of accrued but unpaid interest on the Loans;

                  FIFTH, to the payment of the principal outstanding balance of the Loans and the cash collateralization of LOC Obligations outstanding;

                  SIXTH, to the payment of the remainder of the Obligations or any other amounts then due and owing under this Credit Agreement or any other Fundamental Document; and

                  EIGHTH, to the payment of the surplus, if any, to the Borrower or to whoever else may be lawfully entitled to receive such surplus under any applicable court order.

         In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) except as otherwise provided, the Lenders shall receive amounts to be applied pursuant to clauses "SECOND", "THIRD", "FOURTH" and "FIFTH" above, ratably first, between the Revolving Lenders, the Tranche B
                           -----
Term Lenders and the Tranche C Term Lenders, in accordance with the relative proportion of Revolving Obligations outstanding, Tranche B Term Loans outstanding and Tranche C Term Loans outstanding, respectively, to all Loan Obligations then outstanding and second, pro rata among the Revolving Lenders
                                 ------
based on their respective Revolving Commitment Percentages, among the Tranche B Term Lenders based on their respective Tranche B Term Loan Commitment Percentages, and among the Tranche C Term Lenders based on their respective Tranche C Term Loan Commitment Percentages; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in the Cash Collateral Account, shall be subject to the Lien of the Administrative Agent thereon and applied (A) first, to reimburse the Issuing Bank for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "THIRD", "FOURTH" and "FIFTH" above in the manner provided in this Section 2.4(f).

Section 2.5       Commitment Fees, Letter of Credit Fees and Other Fees.
                  -----------------------------------------------------

         (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender on the last Business Day of each fiscal quarter of the Borrower in each year (commencing on the last Business Day of June, 2002) prior to the Revolving Commitment Termination Date, on the date of any termination or reduction of the Revolving Commitments (as provided in Section 2.6) and on the Revolving Commitment Termination Date, a fee (the "Commitment
                                                                   ----------
Fee" and collectively, for all the Revolving Lenders, the "Commitment Fees") of:
---                                                        ---------------

               (i) for each day during the preceding period that the sum of the Revolving Obligations outstanding was less than or equal to fifty percent (50%) of the Total Revolving Committed Amount on such day, 0.0010959% (i.e., four-tenths of one percent (0.40%) divided by 365) on the unused portion of the Total Revolving Committed Amount on such day; and

               (ii) for each day during the preceding period that the sum of the Revolving Obligations outstanding was greater than fifty percent (50%) of the Total Revolving Committed Amount on such day, 0.0008219% (i.e., three-tenths of one percent (0.30%) divided by 365) on the unused portion of the Total Revolving Committed Amount on such day.

         (b) The Commitment Fees shall commence to accrue on the Closing Date. Swingline Loans shall not be deemed usage of the Total Revolving Committed Amount for purposes of calculating the Commitment Fees.

         (c)   Letter of Credit Fees.
               ---------------------

               (i)   Standby Letter of Credit Issuance Fee. In consideration of
                     -------------------------------------
         the issuance of standby Letters of Credit, the Borrower promises to pay to the Administrative Agent for the account of each Revolving Lender a fee (the "Standby Letter of Credit Fee") on such Revolving Lender's
                   ----------------------------
         Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate from the date of issuance to the date of expiration equal to the Applicable Percentage for Revolving Loans that are Eurodollar Loans. The Standby Letter of Credit Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding fiscal quarter (or a portion thereof) and on the Revolving Commitment Termination Date.

               (ii)  Trade Letter of Credit Issuance Fee. In consideration of
                     -----------------------------------
         the issuance of trade Letters of Credit, the Borrower promises to pay to the Administrative Agent for the account of each Revolving Lender a fee (the "Trade Letter of Credit Fee") on such Revolving Lender's
                   --------------------------
         Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such trade Letter of Credit computed at a per annum rate from the date of issuance to the date of expiration equal to the Applicable Percentage for Revolving Loans that are Eurodollar Loans. The Trade Letter of Credit Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding fiscal quarter (or a portion thereof) and on the Revolving Commitment Termination Date.

               (iii) Issuing Bank Fees. In addition to the Standby Letter of
                     -----------------
         Credit Fee and the Trade Letter of Credit Fee, the Borrower promises to pay to the Administrative Agent for the account of the Issuing Bank without sharing by the other Lenders (A) a letter of credit fronting fee (the "Issuing Bank Fee") of one-eighth of one percent (0.125%) on
                   ----------------
         the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration and (B) the customary charges from time to time of the Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit. The Issuing Bank Fee hereunder shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding fiscal quarter (or portion thereof) and on the Revolving Commitment Termination Date.

         (d) In addition, the Borrower agrees to pay to the Administrative Agent any and all other fees not expressly covered hereunder on the dates and in the amounts set forth in the Fee Letter.

Section 2.6    Termination and/or Reduction of the Total Revolving Committed
               --------------------------------------------------------------
               Amount.
               ------

         (a) Upon at least three (3) Business Days' prior written, facsimile or telephonic notice (provided that such telephonic notice is immediately followed by written confirmation) to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Committed Amount. In the case of a partial reduction, each such reduction of the Total Revolving Committed Amount shall be in a minimum aggregate principal amount of $500,000 or an integral multiple thereof; provided, however, that the Total Revolving Committed Amount
                  --------  -------
may not be reduced to an amount less than the aggregate principal amount of all Revolving Obligations then outstanding.

         (b) On any date that the Total Revolving Committed Amount is reduced pursuant to subsection (a) above, each of the Swingline Committed Amount and the LOC Committed Amount shall also be reduced proportionately, such that each of the Swingline Committed Amount and the LOC Committed Amount shall at all times remain equal to ten percent (10%) of the Total Revolving Committed Amount.

         (c) Any partial reduction of the Total Revolving Committed Amount hereunder shall be made among the Revolving Lenders ratably in accordance with their respective Revolving Commitment Percentages.

         (d) Simultaneously with each termination or reduction of the Total Revolving Committed Amount, the Borrower shall pay to the Administrative Agent, for the benefit of the Revolving Lenders, all accrued and unpaid Commitment Fees on the amount of the Total Revolving Committed Amount so terminated or reduced through the date of such termination or reduction.

Section 2.7    Prepayments.
               -----------

         (a) If at any time (i) the aggregate principal amount of Revolving Obligations outstanding shall exceed the Total Revolving Committed Amount, (ii) the aggregate principal amount of Loan Obligations outstanding shall exceed the Borrowing Base, (iii) the aggregate principal amount of LOC Obligations outstanding shall exceed the LOC Committed Amount or (iv) the aggregate principal amount of all Swingline Loans outstanding shall exceed the Swingline Committed Amount, the Borrower will immediately prepay Revolving Obligations to the extent necessary to eliminate any such excess; provided that any such
                                                   --------
prepayment shall be subject to the terms of Section 2.10.

         (b) Subject to the terms of Section 2.10 hereof, the Borrower shall have the right at its option at any time and from time to time to prepay the Loans hereunder; provided (i) any such prepayment of a Base Rate Loan, in whole
                 --------
or in part, shall be (A) received not later than 11:00 a.m. (Charlotte, North Carolina time) on the Business Day that is the date of such prepayment, (B) in the principal amount of $500,000 or such greater amount which is an integral multiple of $250,000 if prepaid in part, and (C) accompanied by a Notice of Prepayment substantially in the form of Exhibit B-4, and (ii) any such
                                        -----------
prepayment of a Eurodollar Loan, in whole or in part, shall be (A) received not later than 11:00 a.m. (Charlotte, North Carolina time) on the Business Day that is the date of such prepayment, (B) in the principal amount of $1,000,000 or such greater amount which is an integral multiple of $100,000 if prepaid in part, and (C) accompanied by a Notice of Prepayment substantially in the form of Exhibit B-4. Each notice of prepayment shall specify the prepayment date, each
-----------
Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay each such Loan in the amount and on the date stated therein.

         (c) Any prepayments pursuant to this Section 2.7 not otherwise specifically provided for in this Section 2.7, shall be applied as provided in
Section 2.4(f) hereof.

         (d) All prepayments of Loans under this Section 2.7 shall, as regards Interest Rate Type, be applied first to Base Rate Loans, and subject to Section 2.7(f) hereof, then to Eurodollar Loans in the order of the scheduled expiry of Interest Periods with respect thereto (i.e. those Eurodollar Loans with Interest Periods which end sooner would be paid before those with Interest Periods which end later).

         (e) All prepayments under this Section 2.7 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

         (f) If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.7, but for the operation of this Section 2.7(f) (each a "Prepayment Date"), the amount of such required prepayment
                ---------------
exceeds the then outstanding aggregate principal amount of Base Rate Loans which are of the type required to be prepaid (i.e., Revolving Loans or Term Loans), and no Default or Event of Default exists or is continuing, then on such Prepayment Date, (i) the Borrower shall deposit Dollars into the Cash Collateral Account in an amount equal to such excess, and only the outstanding Base Rate Loans which are of the type required to be prepaid shall be required to be prepaid on such Prepayment Date and (ii) on the last day of each Interest Period after such Prepayment Date in effect with respect to a Eurodollar Loan which is of the type required to be prepaid, the Administrative Agent is irrevocably authorized and directed to apply funds from the Cash Collateral Account (and liquidate investments held in the Cash Collateral Account, as necessary) to prepay such Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Cash Collateral Account.

Section 2.8    Default Interest; Alternate Rate of Interest.
               --------------------------------------------

         (a) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on all Loans and overdue amounts outstanding up to (but not including) the date of actual payment of such Loan or overdue amount (after as well as before judgment) (i) for the remainder of the then current Interest Period for each Eurodollar Loan, at 3% in excess of the rate then in effect for each such Eurodollar Loan (it being understood by the parties hereto that no Eurodollar Loan may be continued into a subsequent Interest Period and no Base Rate Loan may be converted to a Eurodollar Loan, at any time when an Event of Default shall have occurred and then be continuing unless the Administrative Agent and the Required Lenders otherwise consent), (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan and for all Base Rate Loans of a certain type (i.e., Revolving Loan or Term Loan), at 3% in excess of the rate then in effect for Base Rate Loans of the same type and (iii) for all other overdue amounts hereunder, at 3% in excess of the rate then in effect for Base Rate Loans that are Revolving Loans; provided, however, that if an Event of Default is waived by
                     --------  -------
the applicable Lenders in accordance with the terms of this Credit Agreement, then the provisions of this Section 2.8(a) shall also be deemed waived from and after the effective date of the applicable waiver.

         (b) In the event, and on each occasion, that on or before the day on which the Eurodollar Rate for a Eurodollar Loan is to be determined as set forth herein, (i) the Administrative Agent shall have received notice from any Lender of such Lender's determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in an amount equal to the principal amount of such Lender's Eurodollar Loan are not generally available in the London interbank market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Lender's Eurodollar Loan during the applicable Interest Period or (ii) the Administrative Agent shall have determined that reasonable means do not exist for ascertaining the applicable Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination by such Lender or the Administrative Agent to the Borrower and the Lenders and any request by the Borrower for a Eurodollar Loan pursuant to Section 2.2 or conversion to or continuation as a Eurodollar Loan pursuant to Section 2.9, made after receipt of such notice and until the circumstances giving rise to such notice no longer exist, shall be deemed to be a request for a Base Rate

Loan; provided, however, that in the circumstances described in clause (i)
      --------  -------
above, such deemed request shall only apply to the affected Lender's portion thereof.

Section 2.9    Continuation and Conversion of Loans.
               ------------------------------------

         The Borrower shall have the right, at any time, (i) to convert any Eurodollar Loan or portion thereof to a Base Rate Loan, (ii) to continue any Eurodollar Loan for a successive Interest Period, or (iii) to convert any Base Rate Loan or portion thereof to a Eurodollar Loan, subject to the following:

               (a) at least three (3) Business Days prior to any conversion or continuation hereunder, the Borrower shall deliver to the Administrative Agent written notice with respect thereto in the form of a Notice of Conversion/Continuation (or by telephonic notice promptly confirmed in writing); such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 11:00 a.m. (Charlotte, North Carolina time);

               (b) unless the Administrative Agent and the Required Lenders otherwise consent, no Default or Event of Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of a Eurodollar Loan into a subsequent Interest Period;

               (c) the aggregate principal amount of Loans continued as, or converted to, Eurodollar Loans as part of the same continuation or conversion, shall be in a minimum amount of $1,000,000 or in such greater amount which is an integral multiple of $100,000;

               (d) if fewer than all Loans of a particular type at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the applicable Lenders in accordance with the respective principal amount of such Loans held by the applicable Lenders immediately prior to such continuation or conversion;

               (e) no Base Rate Loan (or portion thereof) may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuation, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than ten (10) separate Eurodollar Loans would be outstanding hereunder with respect to a Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Eurodollar Loans even if made on the same date);

               (f) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

               (g) if a Eurodollar Loan is converted to a Base Rate Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 2.10 shall be paid upon such conversion; and

               (h) each request for a continuation as, or conversion to, a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

Subject to the foregoing, in the event that the Borrower shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to a Base Rate Loan at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give the Lenders notice of any continuation or conversion.

Section 2.10   Reimbursement of Lenders.
               ------------------------

         The Borrower shall reimburse each Lender in accordance with this
Section 2.10 for any loss or expense incurred or to be incurred by such Lender in the re-employment of the funds released (i) by any prepayment or conversion (for any reason whatsoever) of a Eurodollar Loan if such Loan is prepaid or converted prior to the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a Notice of Borrowing under Section
2.2 or a Notice of Continuation/Conversion under Section 2.9 in respect of a Eurodollar Loan, such Loan is not made, continued or converted on the first day of the Interest Period specified in the applicable notice for any reason other than (A) a suspension or limitation under Section 2.8(b) of the right of the Borrower to select a Eurodollar Loan or (B) a breach by such Lender of its obligation to fund such Borrowing when it was otherwise required to do so hereunder. Such losses and expenses shall include (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but shall exclude any loss of margin for the period after any such payment or conversion or failure to borrow, convert or repay. Each Lender shall deliver to the Administrative Agent as soon as reasonably practicable but in no event more than thirty (30) Business Days after (x) in the case of a prepayment or conversion prior to the last day of the Interest Period for a Eurodollar Loan, the date of such prepayment or conversion of such Loan or (y) in the case of a failure to borrow, continue or convert, the last day of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, a certificate setting forth the amount of such loss and expenses (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificate shall be conclusive absent manifest error. Promptly after the end of such period of thirty (30) Business Days, the Administrative Agent shall notify the Borrower of all certificates received by it during such period and shall deliver to the Borrower copies of all certificates received by the Administrative Agent from the Lenders. The Borrower shall pay each Lender timely delivering a certificate under this Section 2.10 the amount shown on the applicable certificate delivered by such Lender on the next Interest Payment Date which is at least five (5) Business Days following the Borrower's receipt of such certificate.

Section 2.11   Change in Circumstances.
               -----------------------

         (a) In the event that after the Initial Date, any change in Applicable Law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or, with respect to clauses (ii), (iii) or (iv) below, any changes in conditions, shall occur which shall:

               (i) subject any Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding (x) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein), or (y) that is imposed solely by reason of any Lender failing to make a declaration of, or otherwise to establish, nonresidence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish nonresidence or otherwise comply); or

               (ii) change the basis of taxation of any payment to any Lender of the principal of or interest on any Eurodollar Loan or other fees and amounts payable to any Lender hereunder, or any combination of the foregoing, other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein); or

               (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of such Lender with respect to any Eurodollar Loan; or

               (iv) impose upon such Lender or the London Interbank Market any other condition with respect to the Eurodollar Loans or this Credit Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender in connection with any Eurodollar Loan hereunder, or to require such Lender to make any payment in connection with any Eurodollar Loan hereunder, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case, the Borrower agrees to pay to the Administrative Agent for the account of such Lender, in accordance with, and as provided in, paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

         (b) If at any time and from time to time after the Initial Date, any Lender shall have determined that the applicability of any law, rule, regulation or guideline regarding capital adequacy which is adopted after the Initial Date, or any change in any law, rule, regulation or guideline regarding capital adequacy or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive issued after the Initial Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made or Letters of Credit issued pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender in its sole judgment to be material, then from time to time the Borrower agrees to pay to the Administrative Agent for the account of such Lender, in accordance with, and as provided in, paragraph (c) below, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered to the extent attributable to this Credit Agreement or the Loans made or Letters of Credit issued pursuant hereto; provided that the Borrower shall
                                             --------
not be liable to any Lender in respect of any such reduction with respect to any period of time more than three (3) months before the Borrower receives from such Lender the certificates required by the first sentence of Section 2.11(c) hereof.

         (c) Each Lender shall deliver to the Borrower and to the Administrative Agent from time to time one or more certificates setting forth the amounts due to such Lender under paragraph (a) or (b) above, the changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Administrative Agent for the account of each such Lender the amounts shown as due on any such certificate on the next

Interest Payment Date which is at least five (5) Business Days following the Borrower's receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion, except to the extent set forth in the proviso to the last sentence of
Section 2.11(b). The protection of this Section 2.11 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation hereunder.

         (d) Each Lender agrees that after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder or render it unable to perform its agreements hereunder for the reasons specifically set forth in this Section 2.11, Section 2.12 or
Section 2.13(e) or (ii) would require the Borrower to pay an increased amount under this Section 2.11, Section 2.12 or Section 2.13(e), it will notify the Borrower in writing of such event or condition and, will make, fund or maintain the affected Loans of such Lender or, if applicable, participate in Letters of Credit as required by Section 2.16, through another Lending Office of such Lender if, as a result thereof, the additional monies which would otherwise be required to be paid or the amounts receivable by such Lender hereunder in respect of such Loans, Letters of Credit or participation therein would be reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans, Letters of Credit or participations therein pursuant to this Section 2.11,
Section 2.12 or Section 2.16 would be reduced or the taxes or other amounts otherwise payable under this Section 2.11, Section 2.12 or Section 2.16 would be reduced, and if, as determined by such Lender, in its reasonable discretion, the making, funding or maintaining of such Loans, Letters of Credit or participations therein through such other Lending Office would not otherwise adversely affect such Loans, Letters of Credit or participations therein or such Lender.

         (e) If the Borrower shall receive notice from any Lender that Eurodollar Loans are no longer available from such Lender pursuant to Section
2.8 or Section 2.12, that amounts are due to such Lender pursuant to paragraph
(c) hereof, that any of the events designated in paragraph (d) hereof have occurred, or that an event has occurred that would cause the Borrower to pay any amount pursuant to clause (e) of Section 2.13, the Borrower may (but subject in any such case to the payments required by this Credit Agreement, including, without limitation Section 2.10 hereof), upon at least five (5) Business Days' prior written or facsimile notice to such Lender and the Administrative Agent, identify to the Administrative Agent a lending institution (a "Purchasing
                                                               ----------
Lender") reasonably acceptable to the Borrower and the Administrative Agent
------
which will purchase (for an amount, in immediately available funds, equal to the principal amount of outstanding Loans payable to such Lender, plus all accrued but unpaid interest and fees payable to such Lender) the Revolving Commitment, Tranche B Term Loan Commitment and/or Tranche C Term Loan Commitment (if and as applicable), the amount of outstanding Loans and Participation Interests (if and as applicable) from the Lender providing such notice, and such Lender shall thereupon assign in whole its Revolving Commitment, Trance B Term Loan Commitment and/or Tranche C Term Loan Commitment (if and as applicable), its participations in Letters of Credit (if applicable) and any Loans owing to such Lender, and any Notes held by such Lender to such Purchasing Lender pursuant to
Section 12.3 hereof.

Section 2.12   Change in Legality.
               ------------------

         (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the date hereof in Applicable Law, guideline or order, or in the administration or interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower and the Administrative Agent, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder and/or (ii) require that, subject to
Section 2.10, all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Base Rate Loans, as of the effective date of such notice as provided in paragraph (b) below. Such Lender's pro rata portion of any subsequent Eurodollar Loan shall, instead, be a Base Rate Loan unless such declaration is subsequently withdrawn.

         (b) A notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrower (or sooner if required by Applicable Law).

Section 2.13      United States Withholding.
                  -------------------------

         (a) Prior to the Initial Date for such Lender, and from time to time thereafter if requested by the Borrower or the Administrative Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Administrative Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under any other Fundamental Document.

         (b) The Borrower or the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments to a Lender hereunder or under any other Fundamental Document, if and to the extent that the Borrower or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Borrower or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrower or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to, or deposit with, the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide to each Lender from whom taxes were deducted or withheld, evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by such Lender; and (iii) shall forward to each such Lender any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any note evidencing the Loans hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

         (c) Each Lender agrees (i) that as between it and the Borrower or the Administrative Agent, such Lender shall be the Person to deduct and withhold taxes, and to the extent required by law, it shall deduct and withhold taxes on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Credit Agreement to such other Person(s) pursuant to Section 12.3; and (ii) to indemnify the Borrower and the Administrative Agent and any officers, directors, partners, limited liability company members, agents, employees or representatives of the Borrower or the

Administrative Agent against, and to hold them harmless from, any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c) or arising from the reliance by the Borrower or the Administrative Agent on any form or other document furnished by such Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder or under any other Fundamental Document.

         (d) Each assignee of a Lender's interest in this Credit Agreement in conformity with Section 12.3 shall be bound by this Section 2.13 and be subject to all obligations of a Lender hereunder, including without limitation to provide all of the forms and statements specified herein and to give all indemnities, representations and warranties required to be given under this
Section 2.13.

         (e) Notwithstanding the foregoing, in the event that any withholding taxes or additional withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Lender (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the Borrower shall forward to such Lender (as the case may be) the official tax receipts or other documentation pursuant to and as set forth in Section 2.13(b). In addition, the Borrower shall indemnify each Lender for any additional withholding taxes paid by such Lender or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes were correctly or legally asserted.

         (f) In the event that a Lender or the Administrative Agent receives a refund of or credit for taxes withheld or paid pursuant to this Section 2.13, which credit or refund is with respect to taxes withheld or paid in connection with sums payable hereunder or under any other Fundamental Document and indemnified by the Borrower pursuant to Section 2.13(e) hereof, such Lender or such Agent (as applicable) shall promptly notify the Administrative Agent and the Borrower and shall remit to the Borrower the amount of such refund or credit allocable to payments made hereunder or under any other Fundamental Document.

         (g) Each Lender agrees that after it becomes aware of the occurrence of an event that would cause the Borrower to pay any amount pursuant to clause (e) of this Section 2.13, it will notify the Borrower of such event and shall make, fund or maintain the affected Loans and participations in Letters of Credit of such Lender through another Lending Office of such Lender if (i) the amounts required to be paid by the Borrower pursuant to clause (e) of this Section 2.13 would be reduced or eliminated, (ii) the making, funding or maintaining of such Loans or participations in Letters of Credit would not be inconsistent with such Lender's internal policies and (iii) the making, funding or maintaining of such Loans, or participations in Letters of Credit through such other Lending Office would not, in the reasonable discretion of such Lender, otherwise adversely affect such Loans or participations in Letters of Credit or such Lender.

         (h) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form pursuant to Section 2.13(a) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 2.13(e); provided,
                                                                --------
however, that should a Lender, which is otherwise exempt from or subject to a
-------
reduced rate of withholding tax, become subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

Section 2.14      Interest Adjustments.
                  --------------------

         If the provisions of this Credit Agreement or any note evidencing any of the Loans hereunder would at any time require payment by the Borrower to a Lender of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the applicable interest payments to such Lender in connection with such Loan shall be reduced to the extent and in such a manner as is necessary in order that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder with respect to a Loan or under any note evidencing such Loan in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the
                                                 ----------------
fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the Loan Obligations are paid in full and the Commitments hereunder have expired or been terminated (except to the extent paid pursuant to the immediately succeeding sentence). Interest otherwise payable to a Lender hereunder with respect to such Loan or under any note evidencing such Loan for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by Applicable Law.

         The amount of any Interest Deficit relating to any Loan and any note evidencing such Loan shall be treated as a prepayment penalty and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the Borrower to the Lenders of all the Loans of the applicable type at that time outstanding pursuant to Section 2.7(b) hereof. The amount of any Interest Deficit relating to a Loan and any note at the time of any complete payment of the Loans of the applicable type at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.7(b) hereof) shall be canceled and not paid.

Section 2.15      Manner of Payments.
                  ------------------

         All payments by the Borrower hereunder and under any notes evidencing the Loans hereunder shall be made without offset, counterclaim, recoupment, defense, setoff or other deduction, in Dollars, in Federal Reserve or other immediately available funds, at the office of Bank of America, N.A., 101 North Tryon Street, Charlotte, NC 28255, NC1-001-1504, Attention: Credit Services (wiring information: ABA053000196; Acct. No. 1366212250600, Account Name: Credit Services; Ref: Ventas Realty, Limited Partnership), no later than 1:00 p.m. (Charlotte, North Carolina time) on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day. After the expiration of any applicable cure period hereunder, the Administrative Agent may (but shall not be obligated to) debit the amount of any such payment that is not made by such time from any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms hereof). The Administrative Agent will distribute such payments to the Lenders entitled thereto if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time or London, England time, as appropriate) on a Business Day, in like funds as received, prior to the end of such Business Day and otherwise such Administrative Agent will distribute such payment to the Lenders entitled thereto on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension).

Section 2.16      Additional Provisions Relating to Letters of Credit.
                  ---------------------------------------------------

         (a) Reports. The Issuing Bank will provide to the Administrative Agent
             -------
for dissemination to the Revolving Lenders at least quarterly, and more frequently upon request, a detailed summary report on all Letters of Credit outstanding and the activity thereon, including, among other things, the Credit Party for whose account the Letter of Credit is issued, the beneficiary, the face amount, the expiry date thereof and any draws made thereon. The Issuing Bank will provide copies of the Letters of Credit to the Administrative Agent and the Revolving Lenders promptly upon request.

         (b) Participation. Each Revolving Lender, with respect to the Existing
             -------------
Letters of Credit, hereby purchases a Participation Interest in each Existing Letter of Credit, and with respect to each Letter of Credit issued on or after the Closing Date, upon issuance of such Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Bank in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and such Revolving Lender shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Bank therefor and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each Revolving Lender shall pay to the Issuing Bank its Revolving Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Bank of such unreimbursed drawing pursuant to the provisions of subsections (c) and (d) below. The obligation of each Revolving Lender to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence, event or condition. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank under any Letter of Credit, together with interest as hereinafter provided.

         (c) Reimbursement. In the event of any drawing under any Letter of
             -------------
Credit, the Issuing Bank will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Bank that the Borrower intends to otherwise reimburse the Issuing Bank for such drawing, the Borrower shall be deemed to have requested that the Revolving Lenders make a Revolving Loan in the amount of such drawing on such Letter of Credit as provided in subsection (d) below, the proceeds of which Revolving Loan will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Bank on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus three percent (3%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances (absent gross negligence or willful misconduct of the Issuing
Bank), irrespective of any rights of setoff, counterclaim, recoupment or defense to payment the Borrower may claim or have against the Issuing Bank, the Administrative Agent, any Lender, the beneficiary of the Letter of Credit drawn upon or any other Person, including, without limitation, any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Bank will promptly notify the Administrative Agent (who will promptly notify the other Revolving Lenders) of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Bank in Dollars and in immediately available funds, the amount of such Revolving Lender's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Bank if such notice is received at or before 2:00 p.m. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Bank in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative

Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two Business Days of the date that such Revolving Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Revolving Lender's obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Revolving Lender to the Issuing Bank, such Revolving Lender shall, automatically and without any further action on the part of the Issuing Bank or such Revolving Lender, acquire a Participation Interest in the related unreimbursed drawing and in the interest thereon and in the related LOC Obligations in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Bank), and shall have a claim against the Borrower with respect thereto.

         (d)      Repayment with Revolving Loans. On any day on which the
                  ------------------------------

Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested by the Borrower in connection with such drawing, and each Revolving Lender shall make its Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Article 7) of such Revolving Loan as a Base Rate Loan (or Eurodollar Loan, to the extent the Borrower has complied with the procedures of Section 2.2 with respect thereto) to the Administrative Agent in the manner and by such time and date as specified in Section 2.2 (notwithstanding any termination of the Revolving Commitments pursuant to Article 7) and the proceeds thereof shall be paid directly to the Issuing Bank for application to the applicable LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make its Revolving Commitment Percentage of each such Revolving Loan promptly upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) that the amount of such
                                    ---------------
borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section
4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for a Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Revolving Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any Credit Party), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Bank a Participation Interest in the outstanding LOC Obligations as shall be necessary to cause such Revolving Lender to share in such LOC Obligations ratably (based upon its respective Revolving Commitment Percentages (determined before giving effect to any termination of the Revolving Commitments pursuant to Article 7)); provided that in the event such purchase is -------- not made on the day of such drawing, such Revolving Lender shall pay in addition to the Issuing Bank interest on the amount of its unfunded Participation Interest at a rate equal to, if paid within two Business Days of the date of such drawing, the Federal Funds Rate, and thereafter at the Base Rate.

         (e)      Designation of other Credit Parties as Account Parties.
                  ------------------------------------------------------
Notwithstanding anything to the contrary set forth in this Credit Agreement, a Letter of Credit issued hereunder may (at the Borrower's election) contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party other than the Borrower, provided that, notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement and other obligations hereunder with respect to such Letter of Credit and all other LOC

Obligations.

         (f)      Renewal/Extension. The renewal or extension of any Letter of
                  -----------------
Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (g)      Applicability of ISP98 and UCP. Unless otherwise expressly
                  ------------------------------

agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued,
(i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision
               ---
published by the SEC on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each trade Letter of Credit.

         (h)      Indemnification; Nature of Issuing Bank's Duties.
                  ------------------------------------------------

                  (i) In addition to its other obligations under this Section 2.16, the Borrower hereby agrees to protect, indemnify, pay, save and hold the Issuing Bank and the Revolving Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and expenses, excluding the allocated cost of internal counsel) that the Issuing Bank or any Revolving Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority not resulting from the gross negligence or willful misconduct of the Issuing Bank or the Revolving Lenders, as applicable (all such acts or omissions, herein called "Government
                                                                ----------
         Acts").
         ----

                  (ii) As between the Borrower and the Issuing Bank, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Bank shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any LOC Document or other document submitted by any Person in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, swift or otherwise, whether or not they be in cipher;
         (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers hereunder.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each other Credit Party), including, without limitation, risks associated with any and all Government Acts. The Issuing Bank shall not, in any way, be liable for any failure by the Issuing Bank or anyone else to pay any drawing under any Letter of

         Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Bank.

                  (iv) Nothing in this subsection (h) is intended to limit the reimbursement obligations of the Borrower contained in subsections (c) and (d) above. The obligations of the Borrower under this subsection
         (h) shall survive the termination of this Credit Agreement and the Commitments. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Bank to enforce any right, power or benefit under this Credit Agreement.

                  (v) Notwithstanding anything to the contrary contained in this Credit Agreement, the Borrower shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank (A) arising out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction or
         (B) caused by the Issuing Bank's failure to pay under any Letter of Credit after presentation to it of a draw request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any Applicable Law.

         (i)      Responsibility of Issuing Bank. It is expressly understood and
                  ------------------------------
agreed that the obligations of the Issuing Bank hereunder to the Revolving Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Bank shall be entitled to assume that the conditions precedent set forth in Section 4.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided,
                                                                    --------
however, that nothing set forth in this Section 2.16 shall be deemed to
-------
prejudice the right of any Revolving Lender to recover from the Issuing Bank any amounts made available by such Revolving Lender to the Issuing Bank pursuant to this Section 2.16 in the event that it is determined by a court of competent jurisdiction that a payment by the Issuing Bank with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Bank.

         (j)      Limitation on Obligation of the Issuing Bank. Notwithstanding
                  --------------------------------------------
anything contained herein to the contrary, the Issuing Bank shall not be under any obligation to issue, renew or extend any Letter of Credit if (i) any order, judgment, writ or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing a Letter of Credit, or any Applicable Law or any guideline, request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, provide or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, costs or expense that was not applicable on the Closing Date and that the Issuing Bank in good faith deems material to it, or (ii) such issuance, renewal or extension would violate or otherwise contravene the internal policies of the Issuing Bank.

         (k)      Conflict with LOC Documents. In the event of any conflict
                  ---------------------------
between this Credit Agreement and any LOC Document (including any application for a Letter of Credit), this Credit Agreement shall control.

Section 2.17      Additional Provisions Relating to Swingline Loans.
                  -------------------------------------------------

         The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Revolving Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided,
                                                                 --------
however, that any such demand shall be deemed to have been given one Business
-------
Day prior to the Revolving Commitment Termination Date and on the date of the occurrence of any Event of Default described in Article 7 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Article 7. Each

Revolving Lender hereby irrevocably agrees to make its Revolving Commitment Percentage of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding that (a) the amount of
                                         ---------------
such Revolving Loan may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (b) whether any conditions specified in Section 4.2 are then satisfied, (c) whether a Default or an Event of Default then exists, (d) failure of any such request or deemed request for a Revolving Loan to be made by the time otherwise required hereunder, (e) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (f) any termination of the Revolving Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage (determined before giving effect to any termination of the Revolving Commitments pursuant to Article 7); provided
                                                                        --------
that (i) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interests are funded and (ii) at the time any purchase of Participation Interests pursuant to this Section 2.17 is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms hereof, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.

Section 2.18      Lending Office.
                  --------------

         Each Lender agrees that (a) its Lending Office with respect to Base Rate Loans shall be located in the United States and (b) no Lender shall be permitted to change its Lending Office if, at the time and as a direct result of such change, either (x) pursuant to the provisions of Section 2.12, such Lender would be unable to make, fund or maintain its Eurodollar Loans; or (y) the Borrower would be required to make any payment to such Lender pursuant to the provisions of Section 2.8(b), 2.11, 2.12, 2.13 or 2.16.

Section 2.19      Addition, Release and Substitution of Mortgaged Properties.
                  ----------------------------------------------------------

         The Borrower may at any time include additional Real Estate Assets in the Borrowing Base by delivery to the Administrative Agent of executed Mortgages in respect thereof and such other items as may be required to qualify the property as an "Eligible Property" hereunder. The Borrower may also request a release of various Mortgaged Properties from the Liens and security interests of the Administrative Agent hereunder and under the Mortgages relating thereto, and the Administrative Agent will, at the Borrower's expense, act promptly to execute such documents as necessary to give effect to any such release; provided that the following conditions shall be satisfied in connection with any such release: (i) after giving effect to such release, the Stipulated Debt Service Coverage Ratio shall not be less than 1.50:1.0, (ii) after giving effect to such release, the outstanding principal amount of Loan Obligations shall not exceed the Borrowing Base and (iii) no Default or Event of Default shall exist immediately after giving effect thereto. The Borrower may from time to time, at its sole cost and expense, procure updated Valuations, which updated Valuations shall thereafter be utilized for purposes of determining Property Values, calculating the Borrowing Base and determining the Borrower's right to releases of Mortgaged Properties under this Section 2.19. Notwithstanding anything herein to the contrary, the Property Values of Mortgaged Properties released and substituted in any fiscal year pursuant to this Section 2.19 shall not exceed $50,000,000 in the aggregate.

Section 2.20      Pro Rata Treatment.
                  ------------------

         Except to the extent otherwise provided herein:

         (a)      Loans.
                  -----

                  (i) Each advance of a Revolving Loan, each payment or prepayment of the principal of the Revolving Loans (other than Swingline Loans, the principal of which shall be paid solely to the Swingline Lender), each reimbursement obligations arising from drawings under Letters of Credit or other payment of LOC Obligations, each payment of interest on the Revolving Loans (other than Swingline Loans, interest on which shall be paid solely to the Swingline Lender), each payment of the Commitment Fees, each payment of a Letter of Credit Fee, each reduction of the Revolving Commitments and each continuation or conversion of Revolving Loans shall be allocated pro rata among the Revolving Lenders according to their respective Revolving Commitment Percentages;

                  (ii) the advance of the Tranche B Term Loan, each payment or prepayment of the principal of the Tranche B Term Loan, each payment of interest on the Tranche B Term Loans and each continuation or conversion of the Tranche B Term Loan shall be allocated pro rata among the Tranche B Term Lenders according to their respective Tranche B Term Loan Commitment Percentages; and

                  (iii) the advance of the Tranche C Term Loan, each payment or prepayment of the principal of the Tranche C Term Loan, each payment of interest on the Tranche C Term Loans and each continuation or conversion of the Tranche C Term Loan shall be allocated pro rata among the Tranche C Term Lenders according to their respective Tranche C Term Loan Commitment Percentages.

         (b)      Advances.
                  --------

                  (i) No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.

                  (ii) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                           (A) if the Borrower failed to make such payment, each
                  Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                           (B) if any Lender failed to make such payment, such
                  Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per
                                             -------------------
                  annum equal to the Federal Funds Rate from time to time in effect. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender with respect to any amount owing under this Section 2.20(b)(ii)(B) shall be conclusive, absent manifest error.

Section 2.21      Sharing of Payments.
                  -------------------

         (a)      Lenders. The Lenders agree that, in the event that any Lender
                  -------
shall obtain payment in respect of any Revolving Loan, LOC Obligation, Term Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Revolving Loan, LOC Obligation, Term Loan or other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all the Lenders share such payment in accordance with their respective Revolving Commitment Percentages and/or Term Loan Commitment Percentages, as provided in this Credit Agreement. The Lenders further agree that if payment to any such Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender that shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each such Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Revolving Loan, LOC Obligation, Term Loan or other obligation in the amount of such Participation Interest. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.21(a) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 2.21(a) to share in the benefits of any recovery on such secured claim.

         (b)      Lenders and Administrative Agent. Except as otherwise
                  --------------------------------
expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate.

                                    ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

         In order to induce the Administrative Agent, the Issuing Bank and the Lenders to enter into this Credit Agreement, to make the Loans, to make the Extensions of Credit hereunder, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Administrative Agent, the Issuing Bank and the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of any notes evidencing any of the Loans hereunder, the making of the Loans and the issuance of the Letters of Credit:

Section 3.1       Existence and Power.
                  -------------------

         (a) The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing is reasonably likely to have a Material Adverse Effect (a list of such jurisdictions as of the Closing Date is attached hereto as Schedule 3.1(a)).
                                                           ----------------
Ventas is the sole general partner of the Borrower. Schedule 3.1(a) hereto
                                                    ---------------
contains a true and complete list of all the limited partners of the Borrower as of the Closing Date.

         (b) Ventas is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing is reasonably likely to have a Material Adverse Effect (a list of such jurisdictions as of the Closing Date is attached hereto as Schedule 3.1(b)).
                                                           ----------------

         (c) Each Credit Party acquired or created after the Closing Date shall be a corporation, limited liability company, limited partnership, general partnership or business trust duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and shall be qualified to do business and shall be in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing is reasonably likely to have a Material Adverse Effect.

         (d) Each of the Credit Parties has the partnership, company or corporate, as the case may be, power and authority (i) to own its respective properties and carry on its respective business as now being, or as now intended to be, conducted where the failure to do so is reasonably likely to have a Material Adverse Effect, (ii) to execute, deliver and perform, as applicable, its obligations under the Fundamental Documents to which it is or will be a party, and (iii) to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Collateral and the Mortgaged Properties as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party; and in the case of the Borrower, to execute, deliver and perform its obligations under this Credit Agreement and any notes evidencing any of the Loans hereunder and to borrow hereunder; and in the case of the Guarantors, to guaranty the Obligations as contemplated by Article 9 hereof.

         (e) Ventas has the corporate power and authority as the Borrower's general partner, on behalf of the Borrower, to execute, deliver and perform the obligations of the Borrower under the Fundamental Documents (including, without limitation, this Credit Agreement and any notes evidencing any of the Loans hereunder) and any other documents contemplated hereby or thereby to which the Borrower is or will be a party, to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Collateral and the Mortgaged Properties as contemplated by this Credit Agreement and the other Fundamental Documents to which the Borrower is or will be a party, and to cause the Borrower to borrow hereunder.

Section 3.2       Authority and No Violation.
                  --------------------------

         Except as set forth in Schedule 3.2 hereto, the execution, delivery and
                                ------------
performance of this Credit Agreement and the other Fundamental Documents to which it is a party, by each Credit Party and by the Borrower's general partner, Ventas, on behalf of the Borrower, the grant to the Administrative Agent for the benefit of the Secured Parties of the security interest in the Collateral and the Mortgaged Properties as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party, by each Credit Party and by the Borrower's general partner, Ventas, on behalf of the Borrower, and, in the case of the Borrower, the Borrowings hereunder and the execution, delivery and performance of the notes evidencing any of the Loans hereunder and, in the case of each Guarantor, the guaranty of the Obligations as contemplated in Article 9 hereof, (i) have been duly authorized by all necessary company, partnership or corporate (as applicable) action on the part of each such Credit Party, (ii) will not constitute a violation of any provision of Applicable Law or any order of any Governmental Authority applicable to such Credit Party or any of its respective properties or assets, (iii) will not violate any provision of the certificate of incorporation, bylaws, partnership agreement, limited liability company agreement, articles of organization or any other organizational document of any Credit Party or any Subsidiary of a Credit Party, or any provision of any material indenture, agreement, bond, note, mortgage, deed of trust, or other similar instrument to which such Credit Party is a party or by which such Credit Party or any of its respective properties or assets are bound or to which such Credit Party is subject, (iv) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, bond, note, mortgage, deed of trust, or other instrument, and (v) will not result in the creation or imposition of (or the obligation to create or impose) any Lien whatsoever upon any of the properties or assets of any of the Credit Parties or any Subsidiary of a Credit Party other than pursuant to this Credit Agreement or the other Fundamental Documents.

Section 3.3       Governmental Approval.
                  ---------------------

         (a) All authorizations, approvals, orders, consents, licenses, registrations or filings from or with any Governmental Authority (other than the filing of UCC financing statements and the recordation of the Mortgages and the Assignments of Leases and Rents, all of which will be delivered to the Administrative Agent in accordance with the terms of this Credit Agreement, in form suitable for recording or filing with the appropriate filing office) required for the execution, delivery and performance by any Credit Party or Ventas (as the Borrower's general partner on behalf of the Borrower) of this Credit Agreement and the other Fundamental Documents to which it is a party, and the execution and delivery by the Borrower of any notes evidencing any of the Loans hereunder, have been duly obtained or made, and are in full force and effect.

         (b) Each Credit Party and each Subsidiary of a Credit Party has obtained and holds in full force and effect all governmental licenses, authorizations, consents, franchises, permits, certificates (including, without limitation, certificates of need), accreditations, easements, rights of way and other approvals necessary to own its respective property and assets and to carry on its respective business as conducted, other than those the absence of which is not reasonably likely to have a Material Adverse Effect.

         (c) From October 1, 1998 to the Closing Date, except as set forth on Schedule 3.3(c) hereto, no Credit Party nor any Subsidiary of a Credit Party
   ---------------
has been notified by any relevant state licensing authority or other Governmental Authority with respect to a material license to operate its business as currently being conducted of such authority's intention to rescind, or not renew, any such license.

Section 3.4       Binding Agreements.
                  ------------------

         Each Credit Party has duly executed and delivered this Credit Agreement and each other

Fundamental Document to which it is a party. Each of this Credit Agreement and the other Fundamental Documents constitutes the legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

Section 3.5       No Material Adverse Effect.
                  --------------------------

         (a)      Except as set forth on Schedule 3.5 hereto, since December 31,
                                         ------------
2001, there has been no Material Adverse Effect.

         (b) No Credit Party has entered or is entering into the rrangements contemplated hereby and by the other Fundamental Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to all Indebtedness (including the Loans) expected to be borrowed or repaid on the Closing Date: (i) each Credit Party expects the assets available to such Credit Party, after taking into account all other anticipated uses of the assets of such Credit Party (including the payments on or in respect of debt referred to in clause (iii) of this Section 3.5(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party or which may be rendered against such Credit Party in any action in which such Credit Party is a defendant (taking into account the reasonably anticipated amount of any such judgment and the earliest time at which such judgment might be entered); (ii) the sum of the present fair saleable value of the assets of each Credit Party will exceed the probable liability of such Credit Party on its debts (including its Guaranties); (iii) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and of amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in clause (i)); and (iv) each Credit Party believes it will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 3.5(b), "debt" means any liability or a claim, and "claim" means any (y) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (z) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

Section 3.6       Financial Information.
                  ---------------------

         (a) (i) The audited, consolidated balance sheet of Ventas and its Consolidated Subsidiaries at December 31, 2001 and (ii) the unaudited, consolidated balance sheets of Ventas and its Consolidated Subsidiaries at September 30, 2001, together in each case with the related statements of income, stockholders' equity and cash flows and the related notes and supplemental information, in the forms which have previously been delivered to the Lenders, have been prepared in accordance with GAAP consistently applied, except as otherwise indicated in the notes to such financial statements and subject in the case of unaudited statements, to changes resulting from year-end and audit adjustments. All of such financial statements fairly present, in accordance with GAAP, the consolidated financial position and the results of operations, as the case may be, of Ventas and its Consolidated Subsidiaries, at the dates or for the periods indicated.

         (b) During the period from December 31, 2001 to and including the Closing Date, none of the Borrower, Ventas, any other Credit Party or any Subsidiary of a Credit Party has incurred any material

Indebtedness or Guaranty other than Indebtedness and Guaranties that (i) would have been permitted under this Credit Agreement if this Credit Agreement was in effect during such time period or (ii) is described on Schedule 3.6(b) hereto.
                                                       ---------------

Section 3.7       Credit Parties.
                  --------------

         (a)      Annexed hereto as Schedule 3.7(a) is a correct and complete
                                    ---------------
list as of the Closing Date, of each Credit Party and each Subsidiary of a Credit Party showing, as to each, (i) its name, (ii) the jurisdiction in which it was incorporated or otherwise organized, (iii) in the case of a Credit Party which is a corporation, its authorized capitalization, the number of shares of its Capital Stock outstanding and in the case of a Credit Party other than Ventas, the ownership of such Capital Stock, (iv) in the case of a Credit Party which is a limited partnership, the general partners and limited partners of such Credit Party and the ownership of its partnership interests, and (v) in the case of a Credit Party which is a limited liability company, the members of such Credit Party and the ownership of its limited liability company interests.

         (b) As of the Closing Date, no Credit Party owns any voting stock or other beneficial interest, either directly or indirectly, in any Person other than another Credit Party or as set forth on Schedule 3.7(b) hereto.
                                             ---------------

         (c) As of the Closing Date, no Credit Party is a limited or general partner in any joint venture or partnership, except that Ventas is the general partner of the Borrower.

Section 3.8       Patents, Trademarks, Copyrights and Other Rights.
                  ------------------------------------------------

         There is no patent, patent right or license, trademark, service mark, tradename, trademark right or license, copyright, copyright right or license or any other similar right which is material to the operation of the business as presently conducted of any Credit Party or any Subsidiary of a Credit Party. To any Credit Party's knowledge after due inquiry, no material product, process, method, substance, part or other material presently sold by or employed by a Credit Party or any Subsidiary of a Credit Party in connection with its business infringes any patent, trademark, service mark, tradename, copyright, license or other such similar right owned by any other Person.

Section 3.9       Fictitious Names.
                  ----------------

         Except as disclosed on Schedule 3.9 hereto, none of the Credit Parties
                                ------------
is doing business or intends to do business other than under its full corporate, partnership or company name (as applicable), including, without limitation, under any trade name or other doing business name; provided, that if any of the
                                                   --------
Credit Parties intends to do business other than under its full corporate, partnership or company name (as applicable), including, without limitation, under any trade name or other doing business name, it shall have provided the Administrative Agent with reasonable prior written or facsimile notice of its intention to do so.

Section 3.10      Title to Properties.
                  -------------------

         (a)      Except as set forth on Schedule 3.10 hereto, the Credit
                                         -------------
Parties and their Subsidiaries have good title to, or valid leasehold interests in, each ofthe Mortgaged Properties listed on Schedules 3.23(a) and 3.23(b)
                                              -----------------     -------
hereto (other than such properties or assets disposed of in the ordinary course of business since the date of such financial statements or as permitted hereunder) and all Collateral and Mortgaged Properties are free and clear of Liens, except Permitted Encumbrances. For purposes of this Section 3.10, the Sandwich Leases and the Atria Property shall not be deemed to be property or assets reflected on the financial statements referred to in Section 3.6 hereof.

         (b) Each of the Credit Parties and each Subsidiary of a Credit Party has complied in all material respects with all Material Leases and has given notice under Section 5.1(l) of all defaults for which notice must be given in accordance with Section 5.1(l), is aware of no defaults for which notice is required but has not been given pursuant to Section 5.1(l) under any such Material Lease or any conditions which with the passage of time or delivery of notice would constitute such a default thereunder and all such Material Leases are in full force and effect except as permitted hereunder. Each of the Credit Parties and each Subsidiary of a Credit Party which is a lessee under any Material Lease, enjoys peaceful and undisturbed possession of the Mortgaged Properties leased pursuant to such lease, subject to Permitted Encumbrances.

         (c) No Credit Party or any Subsidiary of a Credit Party is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein except for such rights of first refusal, options or other contractual rights expressly permitted by Section 6.2(a)(ix) hereof and contracts for the sale of assets permitted hereunder.

Section 3.11      Places of Business.
                  ------------------

         The chief executive office of each Credit Party is, on the Closing Date, as set forth on Schedule 3.11 hereto. All of the places where each Credit
                      -------------
Party keeps the records concerning the Collateral or any Mortgaged Property on the Closing Date or regularly keeps any item included in the Collateral on the Closing Date are also listed on Schedule 3.11 hereto. The location of each
                                -------------
Credit Party for purposes of the UCC is as set forth on Schedule 3.11 hereto.
                                                        -------------

Section 3.12      Litigation; Judgments.
                  ---------------------

         (a)      Except as set forth on Schedule 3.12 hereto and except for
                                         -------------
litigation for which a Credit Party has been fully indemnified and such indemnity remains in full force and effect and has not been cancelled or terminated, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or, to the best of each Credit Party's knowledge, any investigation by any Governmental Authority of the affairs of, or threatened action, suit or other proceeding against or affecting, any Credit Party, any Subsidiary of a Credit Party or of any of their respective properties or rights which either (A) could reasonably be expected to have a Material Adverse Effect, or (B) relate to this Credit Agreement, any Loans hereunder or a material portion of the Collateral and the Mortgaged Properties. No Credit Party and no Subsidiary of a Credit Party is in default, beyond any applicable cure period, with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default could reasonably be expected to have a Material Adverse Effect.

         (b) There are no final, nonappealable judgments or decrees for the payment of money in an aggregate amount of ten million dollars ($10,000,000) or more entered by a court or courts of competent jurisdiction against the Credit Parties and their Subsidiaries (other than (i) judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or (ii) judgments as to which a Credit Party has been fully indemnified provided such indemnity remains in full force and effect and has not been cancelled or terminated).

Section 3.13      Federal Reserve Regulations.
                  ---------------------------

         No Credit Party nor any Subsidiary of a Credit Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board, including, without limitation, Regulations T, U and X thereto.

Section 3.14      Investment Company Act.
                  ----------------------

         No Credit Party nor any Subsidiary of a Credit Party is, or will during the term of this Credit Agreement be, (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other Applicable Law of the United States of America or any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document, except for fraudulent conveyance, fraudulent transfer and similar laws relating to creditors' rights generally.

Section 3.15      Taxes.
                  -----

         Each Credit Party and each Subsidiary of a Credit Party has filed or caused to be filed all United States federal tax returns, state income tax returns and other material tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except as permitted by Section 5.9 hereof. No Credit Party knows of any material additional assessments which have not been disclosed to the Administrative Agent or reserved for on Ventas' financial statements. In the reasonable, good faith opinion of the Credit Parties, the charges, accruals and reserves on the books of the Credit Parties and their Subsidiaries in respect of taxes or other governmental charges are adequate.

Section 3.16      Compliance with ERISA.
                  ---------------------

         (a) Each Plan has been maintained and operated in all material respects in accordance with all Applicable Laws, including ERISA and the Code, and each Plan intended to qualify under Section 401(a) of the Code so qualifies. No Reportable Event has occurred in the last five years as to any Plan, and the present value of all benefits under all Plans subject to Title IV of ERISA determined on a plan termination basis (based on those actuarial assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA) did not, in the aggregate, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plans allocable to such benefits by a material amount. No liability (including, without limitation, any indirect, contingent or secondary liability) for an amount that is reasonably likely to have a Material Adverse Effect has been, and no circumstances exist pursuant to which any such liability could be, imposed upon any Credit Party or ERISA Affiliate (i) under Chapter 43 of the Code, Section 409, 502(i), 502(l) or 515 of ERISA, or under Title IV of ERISA with respect to any Plan or Multiemployer Plan, or with respect to any Plan heretofore maintained by any Credit Party or ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate, (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan, or (iii) with respect to any Plan or welfare benefit plan (within the meaning of Section 3(1) of ERISA) that provides post-retirement welfare coverage (other than as required pursuant to Section 4980B of the Code). Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA; to the knowledge of any Credit Party, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated; and, using actuarial assumptions and computation methods consistent with Part 1 of Subtitle E of Title IV of ERISA, the aggregate liabilities of the Credit Parties and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such plan then ended would not exceed an amount that could reasonably be expected to have a Material Adverse Effect.

         (b) The execution, delivery and performance of the Fundamental Documents and the consummation of the transactions contemplated hereby and thereby will not involve any "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

Section 3.17      Agreements.
                  ----------

         (a)      Except as set forth on Schedule 3.17(a) hereto, no Credit
                                     ----------------
Party nor any Subsidiary of a Credit Party is in default, beyond any applicable cure period, in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument (including, without limitation, the Material Leases) to which it is a party or by which it or any of its property or assets is bound in any respect, which default is reasonably likely to result in a Material Adverse Effect.

         (b)      Schedule 3.17(b) hereto is a true and complete listing as of
                  ----------------
the Closing Date of (i) all credit agreements, indentures, and other agreements related to any Indebtedness for borrowed money of any Credit Party or any Subsidiary of a Credit Party, other than the Fundamental Documents, (ii) all joint venture agreements to which any Credit Party or any Subsidiary of a Credit Party is a party, and (iii) all leases (other than subleases not entered into by a Credit Party) with respect to any Mortgaged Property.

Section 3.18      Security Interest.
                  -----------------

         (a)      This Credit Agreement and the other Fundamental Documents

(other than the Mortgages and the Assignments of Leases and Rents), when executed and delivered, will create and grant to the Administrative Agent for the benefit of the Secured Parties (upon (i) the filing of the appropriate UCC-1 financing statements with the filing offices listed on Schedule 3.18(a) hereto
                                                       ----------------
and (ii) the possession of or control over Collateral security interests in which must be perfected by possession or control, respectively, under the UCC), a valid and first priority perfected security interest in the Collateral for which a security interest may be perfected by filing a UCC-1 financing statement, by possession or by control, subject only to Permitted Encumbrances.

         (b) The Mortgages and the Assignments of Leases and Rents, when executed and delivered, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on all of the Credit Parties' respective right, title and interest in and to all the Mortgaged Properties (except personalty that does not constitute fixtures) and the proceeds thereof (provided that any cash proceeds are held in accordance with the terms of this Credit Agreement and the other Fundamental Documents), and when the Mortgages and the Assignments of Leases and Rents are filed in the offices specified on Schedule 3.18(b) hereto, the proper
                                            ----------------
amount of mortgage recording or similar taxes (if any) are paid and when the UCC-1 financing statements relating to fixtures are duly filed with the filing offices listed on Schedule 3.18(b) hereto, the Mortgages and the Assignments of
                  ----------------
Leases and Rents shall constitute fully perfected first priority Liens on, and fully perfected first priority security interests in, all right, title and interest of the Credit Parties' in all the Mortgaged Properties (except personalty that does not constitute fixtures) and the proceeds thereof (provided that any cash proceeds are held in accordance with the terms of this Credit Agreement and the other Fundamental Documents), in each case subject only to Permitted Encumbrances.

Section 3.19      Disclosure.
                  ----------

         Neither this Credit Agreement nor any other Fundamental Document nor any agreement, document, certificate or statement furnished to the Administrative Agent, the Issuing Bank or any Lender by or on behalf of any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished or delivered, contained any untrue statement of a material fact regarding the Credit Parties or their

Subsidiaries or, when taken together with all such other agreements, documents, certificates and statements, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading. Except as set forth on Schedule 3.5 hereto, there is no fact known to any Credit Party (other than general industry conditions or facts which have been disclosed to the Administrative Agent in writing) which has a Material Adverse Effect, or is reasonably likely in the future to have a Material Adverse Effect.

Section 3.20      Environmental Matters.
                  ---------------------

         Except as may be disclosed in any Environmental Reports (as defined in this Section 3.20) delivered after January 1, 2002 to the Administrative Agent and the Lenders, or as is otherwise set forth on Schedule 3.20 hereto,
                                                 -------------

         (a) there are no past, pending, or threatened Environmental Claims against, affecting or with respect to, any Credit Party or any Subsidiary of any Credit Party or any Premises, and no Credit Party nor any Subsidiary of any Credit Party is aware of any facts or circumstances which could reasonably be expected to form the basis for any such Environmental Claim, except to the extent that any such Environmental Claims, individually or in the aggregate, would not have a Material Adverse Effect;

         (b) To the knowledge of the Credit Parties, no Premises is currently or was formerly used for the handling, storage, treatment, disposal, manufacture, processing or generation of Hazardous Materials, except to the extent that any such activity, individually or in the aggregate, would not have a Material Adverse Effect on any Credit Party or any Subsidiary of any Credit Party;

         (c) None of the Credit Parties has received any written notice that any tenants, operators or occupants of any Premises have failed to obtain and hold all necessary Environmental Permits, except to the extent that any failure to hold any such Environmental Permit, individually or in the aggregate, would not have a Material Adverse Effect;

         (d) Each Credit Party and each Subsidiary of each Credit Party is in compliance with all terms, conditions and provisions of all applicable (i) Environmental Permits, and (ii) Environmental Laws, except to the extent that any such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect;

         (e) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Premises, and no Hazardous Materials are present in, on, about or migrating to or from any Premises, except to the extent that any such Releases or presence of Hazardous Materials, individually or in the aggregate, would not have a Material Adverse Effect;

         (f) Neither any Credit Party nor any Subsidiary of any Credit Party, nor any predecessor of any Credit Party or Subsidiary of any Credit Party, nor any entity previously owned by any Credit Party or Subsidiary of any Credit Party, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any location (other than any Premises) which could result in an Environmental Claim against any Credit Party or any Subsidiary of any Credit Party, except to the extent that any such activity, individually or in the aggregate, would not have a Material Adverse Effect;

         (g) No Premises is a current, or to the knowledge of any Credit Party or any Subsidiary of any Credit Party, a proposed Environmental Clean-up Site, except to the extent as would not have a Material Adverse Effect;

         (h) To the knowledge of the Credit Parties, there are no (1) underground storage tanks (active or abandoned) located at any of the Premises, (2) polychlorinated biphenyl containing equipment located at any of the Premises, (3) asbestos-containing material located at any of the Premises, or (4) lead-based paint located at any of the Premises, except to the extent that the presence of any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect; and

         (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses (collectively, "Environmental Reports")
                                                         ---------------------
conducted since January 1, 2002 by or on behalf of, and which are in the possession of, any Credit Party or any Subsidiary of any Credit Party with respect to any Mortgaged Property which have not been delivered to the Administrative Agent.

Section 3.21      Compliance with Laws.
                  --------------------

         (a) No Credit Party, Subsidiary of a Credit Party or any Mortgaged Property is in violation of any Applicable Law (including, without limitation, any Environmental Law) or any restrictions of record or agreements affecting any Mortgaged Property, except for such violations which in the aggregate are not reasonably likely to have a Material Adverse Effect.

         (b) No Credit Party, Subsidiary of a Credit Party or any Mortgaged Property is in violation of any zoning or building law, ordinance, rule, regulation or restriction affecting a Mortgaged Property or any building permit, including, without limitation, any certificate of occupancy, except for such violations which in the aggregate are not reasonably likely to have a Material Adverse Effect.

         (c) The Loans hereunder, the intended use of the proceeds of the Revolving Loans as contemplated by Section 5.15 hereof, the issuance of the Letters of Credit hereunder and the performance of the Fundamental Documents will not violate any Applicable Law.

Section 3.22      Projected Financial Information.
                  -------------------------------

         The Borrower has delivered to the Administrative Agent those projections specifically described on Schedule 3.22 hereto relating to Ventas
                                      -------------
and its Consolidated Subsidiaries consisting of balance sheets, income statements and cash flows, together with a statement of the underlying assumptions. Such projected statements are based on good faith estimates and assumptions believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

Section 3.23      Mortgaged Property.
                  ------------------

         (a)      Schedule 3.23(a) is a true and complete list as of the Closing
                  ----------------
Date of (i) the facility number and street address of each Mortgaged Property owned by a Credit Party, (ii) the Credit Party which owns each such Mortgaged Property, (iii) the facility type of each such Mortgaged Property, (iv) the lease(s) to which each such Mortgaged Property is subject and (v) the name and address of the lessee of each such Mortgaged Property. Except as set forth on
Schedule 3.10 hereto, the applicable Credit Party has a fee simple title to each
-------------
Mortgaged Property listed on Schedule 3.23(a) hereto.
                             ----------------

         (b)      Schedule 3.23(b) is a true and complete list as of the Closing
                  ----------------
Date of (i) the facility number and street address of each Mortgaged Property leased by a Credit Party, (ii) the Credit Party which leases each such Mortgaged Property, (iii) the facility type of such Mortgaged Property, (iii) the name and address of the owner/lessor of each such Mortgaged Property, (iv) the leases to which each such Mortgaged Property is subject and (v) the name and address of the sublessee of each such Mortgaged Property.

         (c) As of the Closing Date, each of the Mortgaged Properties listed on either Schedule 3.23(a) or Schedule 3.23(b) hereto are leased
              ----------------    ----------------
(or subleased, as the case may be) by a Credit Party to the party listed opposite such Mortgaged Property under the column entitled "Lessee" in the case of a Mortgaged Property listed on Schedule 3.23(a) hereto or "Sublessee" in the case of a Mortgaged ---------------- Property listed on Schedule 3.23(b) hereto.
----------------

         (d) The leases for the Mortgaged Properties provide for "triple net" terms with respect to substantially all property related real estate taxes and insurance and operating expenses.

         (e)      Set forth on Schedules 3.23(a) and 3.23(b) are the Property
                               -----------------     -------
Values of each Mortgaged Property, as determined as of the Closing Date in the Valuations delivered to the Administrative Agent.

Section 3.24      No Default.
                  ----------

         No Default or Event of Default exists under or with respect to any Fundamental Document.

Section 3.25      Labor Matters.
                  -------------

         Except as set forth on Schedule 3.25 hereto, there are no collective
                                -------------
bargaining agreements or Multiemployer Plans covering the employees of any Credit Party or any Subsidiary of a Credit Party.

Section 3.26      Organizational Documents.
                  ------------------------

         The documents delivered pursuant to Section 4.1(b) constitute, as of the Closing Date, all of the Organizational Documents (together with all amendments and modifications thereof) of the Credit Parties as of the Closing Date. The Credit Parties represent that they have delivered to the Administrative Agent true, correct and complete copies of each of the documents set forth in Section 4.1(b).

Section 3.27      Insurance.
                  ---------

         The Credit Parties currently maintain, or cause to be maintained pursuant to the provisions of applicable leases or subleases, insurance at 100% replacement cost in respect of each of the Mortgaged Properties (but only pursuant and subject to the $150 million per occurrence policy amount limitation set forth in the Master Leases), as well as commercial general liability insurance against claims for personal, and bodily injury and/or death, to one or more Persons, or property damage, as well as workers' compensation insurance, in each case, with insurers having an A.M. Best policyholders' rating of not less than A-V, or an S&P rating of A or the equivalent thereto, in amounts as required under the Master Leases or other applicable Material Leases or as is customary for companies of the same or similar size in the same or similar businesses or such other ratings as are otherwise permitted under the Master Leases or other applicable Material Leases.

Section 3.28      REIT Status.
                  -----------

         Ventas is qualified to be taxed as a REIT for income tax purposes under the Code.

Section 3.29       Sandwich Leases.
                   ---------------

         (a) The annual base rent (exclusive of taxes, insurance, maintenance and impositions) provided under the Sandwich Leases does not exceed $45,000,000 in the aggregate, excluding the escalation provisions as set forth in such leases as in effect on the Closing Date and (b) the Credit Parties have either assigned or subleased the properties subject to the Sandwich Leases, and/or are indemnified for the amount of all payments thereunder except as is not reasonably likely to have a Material Adverse Effect.


                                    ARTICLE 4

                              CONDITIONS PRECEDENT

Section 4.1  Conditions Precedent to the Effectiveness of This Credit Agreement.
             ------------------------------------------------------------------

         The effectiveness of this Credit Agreement is subject to the satisfaction in full or waiver by the Required Lenders of the following conditions precedent:

         (a) Credit Agreement. The Administrative Agent shall have received
             ----------------
executed counterparts of this Credit Agreement, which, when taken together, bear the signatures of the Administrative Agent, the Syndication Agent, the Issuing Bank, all of the Credit Parties and all of the Lenders.

         (b) Supporting Documents of the Credit Parties.  The Administrative
             ------------------------------------------
Agent shall have received:

             (i) a copy of the Certificate of Limited Partnership of the Borrower, certified as of a recent date by the Secretary of State (or other appropriate governmental official) of Delaware;

             (ii) a certificate of the Secretary of State (or other governmental official) of Delaware, dated as of a recent date as to the good standing of, and payment of taxes by, the Borrower which certificate lists the documents on file in the office of such Secretary of State or other governmental official) with respect to the Borrower;

             (iii) a certificate dated as of a recent date as to the good standing and/or authority to do business of the Borrower issued by the Secretary of State or other appropriate governmental official of each jurisdiction listed in Schedule 3.1(a) hereto;
                                ---------------

             (iv   a copy of the certificate of incorporation of Ventas,
         certified as of a recent date by the Secretary of State of Delaware;

             (v) a certificate of the Secretary of State (or other governmental official) of Delaware dated as of a recent date as to the good standing of, and payment of taxes by, Ventas, which certificate lists the documents on file in the office of such Secretary of State (or other governmental official) with respect to Ventas;

             (vi) a certificate dated as of a recent date as to the good standing and/or authority to do business of Ventas issued by the Secretary of State or other appropriate governmental official of each jurisdiction listed in Schedule 3.1(b) hereto;
                                ---------------

             (vii) a certificate of the Secretary of Ventas, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the agreement of limited partnership of the Borrower as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of the by-laws of Ventas as in effect on the date of such certification; (C) that the respective organizational documents of the Borrower and Ventas have not been amended since the date of the last amendment thereto indicated on the certificates of the Secretary of State (or other governmental official) furnished pursuant to clauses (i) and (iv) above, except to the extent specified in such Secretary's Certificate; (D) that attached thereto is a true and complete copy of resolutions adopted by Ventas' Board of Directors authorizing the Borrowings by the Borrower, the Guaranty hereunder by Ventas, the grant by the Borrower and Ventas of the security interests contemplated by the Fundamental Documents and the execution, delivery and performance by the Borrower and Ventas in accordance with, the respective terms of this Credit Agreement, the other Fundamental Documents to which it is or will be a party and any other documents required or contemplated hereunder or thereunder and further certifying that such resolutions have not been amended, rescinded or supplemented and are currently in effect, and (E) as to the incumbency and specimen signature of each officer of Ventas executing this Credit Agreement, the Notes (on behalf of the Borrower), the other Fundamental Documents or any other document delivered in connection herewith or therewith on behalf of Ventas or on behalf of Ventas as the Borrower's general partner on behalf of the Borrower (such certificate to contain a certification by another officer of Ventas as to the incumbency and signature of the officer signing the certificate referred to in this clause (vii)); and

                (viii) such additional documents relating to the Borrower, Ventas, or any other Credit Party as the Administrative Agent or its counsel or any Lender may reasonably request.

         (c)    Opinion of Counsel. The Administrative Agent shall have received
                ------------------
the written opinions of (i) T. Richard Riney, internal general counsel to the Credit Parties, with respect to the authorization, execution and delivery of the Fundamental Documents and certain other matters, and (ii) Willkie Farr & Gallagher, counsel to the Credit Parties, with respect to enforceability of the Fundamental Documents and certain other matters, each dated as of the Closing Date and addressed to the Administrative Agent, the Issuing Bank and the Lenders, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent and to Moore & Van Allen PLLC, counsel to the Administrative Agent.

         (d)    No Material Adverse Effect.  No Material Adverse Effect shall
                --------------------------
have occurred since December 31, 2001, except for matters disclosed in writing and reasonably acceptable to the Administrative Agent and the Lenders.

         (e)    Notes. The Administrative Agent shall have received appropriate
                -----
Notes in favor of each Lender, each duly executed on behalf of the Borrower, dated the date hereof and payable to the order of such Lender in the principal amount equal to such Lender's Term Loans and/or Revolving Commitment, as applicable.

         (f)    Payment of Fees and Expenses. The Administrative Agent shall
                ----------------------------
have received all fees and other amounts due and owing pursuant to the Fee Letter, which amounts shall be non-refundable under all circumstances. All out-of-pocket expenses incurred by the Administrative Agent in connection with this Credit Agreement or the transactions contemplated hereby and by the other Fundamental Documents, including, without limitation, all statements presented for reasonable fees and disbursements of any financial, accounting or valuation advisors or special counsel retained by the Administrative Agent (including, but not limited to Moore & Van Allen PLLC, counsel to the Administrative Agent), shall have been paid by the Borrower.

         (g)    Litigation. Except as set forth in Schedule 3.12 and except for
                ----------                         -------------
litigation for which a Credit Party has been fully indemnified and such indemnity remains in full force and effect and has not been cancelled or terminated, no litigation, injunction or order shall be pending, entered or threatened which involves this Credit Agreement or any of the other Fundamental Documents or the transactions contemplated hereby or thereby, or which in the Administrative Agent's good faith judgment is reasonably likely to have a Material Adverse Effect.

         (h)    Required Consents and Approvals.  The Administrative Agent shall
                -------------------------------
be satisfied that all required consents and approvals have been obtained with respect to the transactions contemplated hereby from all Governmental Authorities with jurisdiction over the business and activities of any Credit Party and from any other entity whose consent, waiver or approval is required pursuant to the terms of existing contracts to which any of the Credit Parties is bound and which the Administrative Agent in its reasonable discretion deems necessary to the transactions contemplated hereby.

         (i)    Compliance with Laws. The Lenders shall be satisfied that the
                --------------------
transactions contemplated hereby will not violate any provision of Applicable Law, or any order of any Governmental Authority applicable to any of the Credit Parties or any of their respective properties or assets.

         (j)    Representations and Warranties; No Default. After giving effect
                ------------------------------------------
to the transactions contemplated by this Credit Agreement, the representations and warranties set forth in Article 3 hereof and in any other Fundamental Document then in existence shall be true and correct in all material respects, and no Default or Event of Default shall have occurred and be continuing.

         (k)    Collateral Deliveries.   The Administrative Agent shall have
                ---------------------
received, in each case in form and substance satisfactory to the Administrative Agent and Moore & Van Allen PLLC, counsel to the Administrative Agent:

                (i) fully executed copies of appropriate UCC-1 financing statements relating to the Collateral;

                (ii) a duly executed Mortgage, Assignment of Leases and Rents and appropriate UCC-1 financing statements with respect to each Mortgaged Property;

                (iii) a marked title commitment with respect to each Mortgage which title commitment satisfies the requirements for a Title Policy set forth in the definition of "Title Policy" appearing in Article 1 hereof;

                (iv) copies of each survey (A) in the Borrower's possession as of the Closing Date and (B) necessary to avoid a survey exception in any Title Policy required hereunder;

                (v) evidence reasonably satisfactory to the Administrative Agent that all financing statements, mortgages and other filings under Applicable Law necessary to provide the Administrative Agent (for the benefit of the Secured Parties) with a first priority perfected security interest in the Collateral (other than Collateral that cannot be perfected by the filing of a financing statement) and all Mortgaged Properties (subject in each case to Permitted Encumbrances) have been delivered to the Administrative Agent in satisfactory form for filing and all taxes, recording or other fees relating thereto have been paid or delivered to the Title Company(s) issuing the Title Policies with respect to the Mortgaged Properties;

                (vi) the written opinions addressed to the Administrative Agent, the Issuing Bank and the other Secured Parties of local counsel in each of the states listed on Schedule 4.1(k) hereto in which a
                                         ---------------
         Mortgage, Assignment of Leases and Rents and/or any UCC financing statement relating to a Mortgaged Property is to be filed, which opinions shall cover such matters as the Administrative Agent or its counsel shall reasonably request and shall be in form and substance reasonably satisfactory to the Administrative Agent and to Moore & Van Allen PLLC, counsel to the Administrative Agent;

                (vii) (A) a summary of all existing insurance coverage maintained by a Credit Party, a Subsidiary thereof or Kindred with respect to the Mortgaged Properties and the Collateral, which summary shall include for each insurance policy, the policy number, the type of coverage, the policy limits and deductibles, the insurer (and reinsurers, if applicable) and the expiration date, (B) evidence reasonably acceptable to the Administrative Agent that the insurance policies required by Section
         5.5 have been obtained and are in full force and effect and (C) Certificates of Insurance with respect to all existing insurance coverage maintained by the Credit Parties and/or their Subsidiaries which is set forth on the summary delivered pursuant to clause (A) above, which certificates shall comply with the requirements set forth in Section 5.5 hereof.

         (l)    Leases. The Administrative Agent shall have received true and
                ------
complete copies of each lease encumbering the Mortgaged Properties (including, without limitation, Master Lease No. 1) to which a Credit Party is a party, certified as of the Closing Date by an Authorized Officer of the Borrower;

         (m)    Borrowing Base Certificate.  The Administrative Agent shall have
                --------------------------
received a Borrowing Base Certificate signed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E.
                                       ---------

         (n)    Closing Certificate.  The Administrative Agent shall have
                -------------------
received a closing certificate signed by an Authorized Officer of the Borrower, substantially in the form of Exhibit G.
                             ---------

         (o)    Prior Term Loans.  The Prior Term Loans shall be paid in full
                ----------------
simultaneously with the closing hereunder.

         (p)    Approval of Counsel to the Administrative Agent. All legal
                -----------------------------------------------
matters incident to this Credit Agreement, the Fundamental Documents and the transactions contemplated hereby and thereby shall be reasonably satisfactory to Moore & Van Allen PLLC, counsel to the Administrative Agent.

         (q)    Other Documents.  The Administrative Agent and its counsel shall
                ---------------
have received such other documentation as the Administrative Agent or its counsel may reasonably request.

Section 4.2     Conditions Precedent to Each Loan and Each Letter of Credit.
                -----------------------------------------------------------

         The obligation of the Issuing Bank to issue each Letter of Credit and of the Lenders to make their respective Loans and if applicable, to participate in each Letter of Credit (including the initial Loans and/or Letter of Credit) are subject to the following conditions precedent:

         (a)    Notice. The Administrative Agent shall have received a Notice of
                ------
Borrowing with respect to such Borrowing or the Issuing Bank and the Administrative Agent shall have received a Request for Letter of Credit with respect to such Letter of Credit as required by Section 2.2 or Section 2.16 hereof, as applicable, duly completed and executed by an Authorized Officer of the Borrower.

         (b)    Representations and Warranties. The representations and
                ------------------------------
warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing or issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

         (c)    No Event of Default. On the date of each Borrowing or issuance
                -------------------
of a Letter of Credit hereunder, no Default or Event of Default shall have occurred and be continuing, nor shall any such event occur by reason of the making of the requested Loan or the issuance of the requested Letter of Credit.

Each request for a Borrowing or issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of a Letter of Credit hereunder as to the matters specified in paragraphs (b) and (c) of this Section 4.2.

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

         From the date hereof and for so long as the Revolving Commitments shall be in effect, any amount remains outstanding with respect to any Loan, any Letter of Credit shall remain outstanding (or not cash collateralized in an amount equal to 102% of the then current LOC Obligations) or any Obligation remains unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, each of them will, and will cause each of its Subsidiaries to:

Section 5.1     Financial Statements and Reports.
                --------------------------------

         Subject to the last paragraph of this Section 5.1, furnish or cause to be furnished to the Administrative Agent, the Issuing Bank and each of the
Lenders:

         (a) As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Ventas (commencing with fiscal year 2001) or such later date as may be contained in any SEC Filing Extension (but in no event later than 120 days after the end of such fiscal year), the audited consolidated balance sheet of Ventas and its Consolidated Subsidiaries, in each case as at the end of, and the related statements of income, stockholders' equity and cash flows for, such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an unqualified report and opinion of Ernst & Young, any other "Big Five" accounting firm or another independent public accountant of recognized standing as shall be retained by Ventas and be satisfactory to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements; provided,
                                                                 --------
however, that such report and opinion may contain such exceptions and/or
-------
qualifications as are required to be taken as a result of (i) the exceptions and/or qualifications required to be taken by Kindred with respect to its financial statements, or (ii) the financial condition of Kindred;

         (b) As soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each of its fiscal years, or such later date as may be contained in any SEC Filing Extension (but in no event later than 60 days after the end of such fiscal quarter), the unaudited, consolidated balance sheets of Ventas and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidated statements of income and cash flows for, such quarter, and for the portion of the fiscal year through the end of such quarter, and the corresponding figures as at the end of such quarter, and for the corresponding period, in the preceding fiscal year, together with a certificate signed by an Authorized Officer of Ventas, on behalf of Ventas, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of Ventas, all adjustments necessary to present fairly the financial position of Ventas and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of operations for the quarter then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

         (c) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a Borrowing Base Certificate duly completed and executed by an Authorized Officer of Ventas.

         (d) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of an Authorized Officer of Ventas, in form and substance reasonably satisfactory to the Administrative Agent (i) stating whether or not such Authorized Officer has knowledge, after due inquiry, of any condition or event which would constitute an Event of Default or Default and, if so, specifying each such condition or event and the nature thereof and what action any Credit Party is taking or proposes to take with respect thereto and
(ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.1, 6.6, 6.7 and 6.8 hereof;

         (e) Promptly upon their becoming available, copies of all accounting audits prepared for, or submitted to, any of the Credit Parties by any outside professional firm or service, and any comment letter submitted by Ventas' accountants to management in connection with their annual audit;

         (f) Promptly upon their becoming available, copies of all registration statements, proxy statements, notices and reports which Ventas, the Borrower or any other Credit Party shall file with any securities exchange or with the SEC or any successor agency;

         (g) Promptly upon the mailing thereof to the shareholders of Ventas, copies of all financial statements, reports, proxy statements and other material written communications so mailed;

         (h) As soon as possible and, in any event, within ten (10) days after a Credit Party or an ERISA Affiliate knows or has reason to know of the occurrence of any of the following, a certificate of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that such Credit Party or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by such Credit Party, the Plan Administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan or Multiemployer Plan participant, and any notices received by such Credit Party or ERISA Affiliate from the PBGC or any other Governmental Authority that a Reportable Event has occurred with respect to any Plan which might constitute grounds for a termination of such Plan (except to the extent that the Borrower has previously delivered a certificate and notices (if any) concerning such event pursuant to the next clause hereof): that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; or that a Credit Party or an ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204, or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409, 502(i) or 502(1) of ERISA;

         (i) Promptly and in any event within five (5) Business Days of receipt of any notice or correspondence from a Governmental Authority suggesting a change in the status of Ventas as a REIT;

         (j) Promptly and in any event within five (5) Business Days after receipt of any material notice or correspondence from any company or agent for any company providing insurance coverage with respect to any Mortgaged Property, which notice or correspondence relates to any material loss with respect to such Mortgaged Property, copies of such notice and/or correspondence;

         (k) Without limiting any Credit Party's other obligations to give notice under the Fundamental Documents, within fifteen (15) days of the end of each calendar quarter, a schedule setting forth each sale or other disposition of any Collateral effected during such quarter, the date of each such sale or disposition and the sales price with respect to such Collateral sold or disposed of;

         (l) As soon as practicable but in any event within five (5) Business Days after a Credit Party knows or has received a notice thereof, notice of any material default by the tenant under any Material Lease of the Mortgaged Properties or any Master Lease;

         (m) With respect to each Mortgage, as soon as commercially reasonable after the recording of such Mortgage, a Title Policy dated as of the recordation date of such Mortgage;

         (n) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, financial projections prepared by the controller or chief financial officer of Ventas for Ventas and its Consolidated Subsidiaries for the period of the succeeding four fiscal quarters; and

         (o) From time to time such additional information regarding the financial condition or business of any of the Credit Parties or any of their respective Subsidiaries (including without limitation any Special Purpose Subsidiary), any Mortgaged Property or the Collateral, as the Administrative Agent, the Issuing Bank or any Lender acting through the Administrative Agent may reasonably request (without requiring the Borrower to incur unreasonable costs to gather such information) including, without limitation, copies of management projections prepared at the reasonable request of the Administrative Agent; provided, however, that a Lender may not request any such additional
       --------  -------
information unless reasonably related to the servicing of the Loans hereunder, the protection or enforcement any rights and/or remedies in connection with any Fundamental Document or any proceeding in connection with any Fundamental Document or any of the transactions contemplated thereby.

         Information required to be delivered pursuant to clauses (a), (b), or
(g) of this Section 5.1 shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent (which the Administrative Agent shall promptly forward to the Lenders) that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be
                                          --------
included in a certificate delivered to the Administrative Agent pursuant to subsection (d) hereof and (ii) the Borrower shall deliver paper copies of the information referred to in paragraphs (a), (b) and (g) of this Section 5.1 to any Lender that requests such delivery. All other notices and information required to be provided pursuant to this Section 5.1 shall be deemed delivered pursuant to this Section 5.1 when delivered to the Administrative Agent, provided that the Borrower shall deliver paper copies of any such notice or
--------
information to any Lender that requests such delivery.

Section 5.2     Existence; Compliance with Laws.
                -------------------------------

         (a) Except as otherwise expressly permitted by Section 6.4 hereof or as set forth on Schedule 5.2, do or cause to be done all things necessary (i) to
                ------------
preserve, renew and keep in full force and effect its existence, licenses, permits, franchises, certificates (including, without limitation, certificates of need), authorization, accreditations, easements, rights of way and other rights, consents and approvals the nonexistence of which is reasonably likely to have a Material Adverse Effect and (ii) to comply with all applicable statutes, ordinances, rules, regulations and orders of, and all applicable restrictions or requirements imposed by, any Governmental Authority (including, without limitation, Environmental Laws, all zoning and building codes and ERISA) or any other Requirements except (x) with respect to those matters set forth on
Schedule 5.2 hereto, (y) where the necessity of compliance therewith is
------------
contested in good faith by the appropriate proceedings provided that the applicable Credit Party or Subsidiary of a Credit Party shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP and (z) where noncompliance is not reasonably likely to have a Material Adverse Effect.

         (b) Obtain or make all further authorizations, approvals, orders, consents, licenses, registration or filings from or with any Governmental Authority required for the performance by any Credit Party or Ventas (as the Borrower's general partner on behalf of the Borrower) of this Credit Agreement and the other Fundamental Documents to which it is a party, where the failure to do so is reasonably likely to have a Material Adverse Effect.

Section 5.3     Maintenance of Properties.
                -------------------------

         Subject to the terms hereof and force majeure, the restrictions on any such action contained in the lease for the applicable Mortgaged Property and the Borrower's ability to enforce the lease for the applicable Mortgaged Property in a commercially reasonable manner, keep the tangible Collateral and each Mortgaged Property in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

Section 5.4     Notice of Material Events.
                -------------------------

         (a) Promptly upon, but in any event within five (5) Business Days (subject to the proviso contained in clause (vi) below) after, an Authorized Officer of any Credit Party obtaining knowledge of (i) any (X) Default or (Y) Event of Default, (ii) any Material Adverse Effect, (iii) any action, event or condition which is reasonably likely to have a Material Adverse Effect, (iv) the opening of any office of any Credit Party or the change of the chief executive office or the principal place of business of any Credit Party or of the location of any Credit Party's books and records with respect to the Collateral or any Mortgaged Property, or the location of any Credit Party for purposes of the UCC,
(v) any change in the name or the jurisdiction of organization of any Credit Party, (vi) any other event which would materially decrease the value of the Collateral or any Mortgaged Property, provided that notice of any such event shall be given within thirty (30) days after such event, (vii) any material amendment to any agreements that are part of the Collateral or relate to any Mortgaged Property, (viii) any Person taking any action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraphs (g), (h) or (i) of Article 7, (ix) any strike, walkout, work stoppage or other material labor difficulty with respect to any Credit Party or Subsidiary of a Credit Party or (x) any pending or contemplated condemnation proceeding affecting any Mortgaged Property which would result in Condemnation Proceeds of $2,000,000 or more, give written notice thereof to the Administrative Agent specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed Event of Default or condition and what action any Credit Party has taken, is taking and proposes to take with respect thereto.

         (b) Promptly upon (i) but in any event (x) within five (5) days after, an Authorized Officer of any Credit Party obtains knowledge of the institution of any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets and (y) within ten (10) days after, an Authorized Officer of any Credit Party obtains knowledge of the threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets (including in the case of clause (x) or (y), without limitation, any Mortgaged Property but excluding any condemnation proceeding or any sale or disposition in lieu of condemnation with respect to any Mortgaged Property which would result in Condemnation Proceeds of less than $2,000,000) and (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Administrative Agent), which, in the case of clause (i) or (ii) above, is reasonably likely to have a Material Adverse Effect, give written notice thereof to the Administrative Agent and provide such other information as may be available to it to enable the Administrative Agent to evaluate such matters; and, in addition to the requirements set forth in this subsection (b), such Credit Party upon request shall promptly give notice to the Administrative Agent of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Administrative Agent pursuant to this subsection (b) and provide such other information as may be reasonably available to it to enable the Administrative Agent to evaluate such matters.

Section 5.5     Insurance.
                ---------

          (a) Keep its assets, or use reasonable efforts to cause its tenants under applicable leases to keep its Mortgaged Properties and Collateral, which are of an insurable character insured at all times with financially sound and reputable insurance companies, against such risks and in such amounts as are customary for companies of the same or similar size in the same or similar businesses, or as is otherwise permitted in the applicable leases. Except as otherwise permitted under the applicable lease, the Credit Parties shall cause all such insurance to: (i) contain a Lender's Loss Payable Endorsement in favor of the Administrative Agent on behalf of the Secured Parties in all loss or damage insurance policies and have a severability of interest clause in all liability insurance policies, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after written notice to the Administrative Agent (on behalf of the Secured Parties) thereof, (iii) name the Administrative Agent (for the benefit of the Secured Parties) as loss payee for physical damage insurance with respect to property which constitutes Collateral or a Mortgaged Property, with the right, if an Event of Default has occurred and is then continuing, to adjust losses and claims with respect to such property, and as an additional insured for liability insurance (provided, that with respect to
                                            --------
property to which a Lien permitted hereunder has been granted to another creditor, such other creditor may also be named as loss payee, with payment to be made as their interests may appear and as an additional insured, with the Administrative Agent), (iv) state that neither the Administrative Agent, any of the Lenders, nor any other Secured Party shall be responsible for premiums, commissions, club calls, assessments or advances, (v) contain a waiver of all rights of set-off, counterclaim, deduction or subrogation against the Administrative Agent and the other Secured Parties and (vi) be reasonably satisfactory in all other respects (including deductibles) to the Administrative Agent. Provided no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall make available for repair or restoration of the applicable Mortgaged Property and Collateral, all net proceeds of insurance policies maintained by the Credit Parties or any tenant under a Master Lease or any other Material Lease covering a Mortgaged Property or any net proceeds of a condemnation, which net proceeds shall be funded to the Borrower by the Administrative Agent upon receipt by the Administrative Agent of evidence that the Borrower is diligently pursuing such repair or restoration. In no event shall the Administrative Agent, the Issuing Bank or any Lender have any obligation to fund any shortfalls, overruns or other costs, expenses or liabilities related to any such repair or restoration.

          (b) Upon the request of the Administrative Agent, furnish to the Administrative Agent, an updated schedule describing all insurance maintained by the Credit Parties, which schedule shall set forth, for each insurance policy, the policy number, the type of coverage, the policy limits and deductibles, the insurer (and reinsurers, if applicable) and the expiration date.

          (c) Furnish to the Administrative Agent, to the extent not previously delivered, original certificates of insurance for all insurance maintained by a Credit Party which certificates shall comply with the requirements of this Section 5.5 set forth above and contain signatures of duly authorized representatives of the insurer, at all times prior to policy termination, cessation or cancellation.

       (d) Maintain or cause to be maintained such other insurance or self insurance as may be required by Applicable Law.

Section 5.6   Books and Records; Inspection.
              -----------------------------

       (a) Maintain or cause to be maintained at all times, in accordance with GAAP, true and complete books and records of its financial operations.

       (b) Provide the Administrative Agent, the Issuing Bank and their representatives (at the Borrower's expense) or any Lender and its representatives (at such Lender's expense) access to such books and records and to any of its properties or assets (subject to Section 12.17 below and, in the case of access to its properties or assets, to any applicable restrictions contained in the leases for the Mortgaged Properties) upon reasonable notice and during regular business hours in order that the Administrative Agent, the Issuing Bank or such Lender (as applicable) may make such audits and examinations and make abstracts from such books, accounts, records and other papers of a Credit Party or a Subsidiary of a Credit Party pertaining to the Collateral or any Mortgaged Property and upon notification to the Borrower, permit the Administrative Agent, the Issuing Bank or such Lender (as applicable) or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Administrative Agent, the Issuing Bank or such Lender (as applicable) may deem appropriate for the purpose of verifying any report delivered by any Credit Party to the Administrative Agent, the Issuing Bank and/or the Lenders pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document.

Section 5.7   Third Party Audit Rights.
              ------------------------

       On a quarterly basis notify the Administrative Agent of, and at all times allow the Administrative Agent access to the results of, all audits conducted by any Credit Party of any third party under any agreement in the Collateral, any lessee of any Mortgaged Property or of any Joint Venture. The Credit Parties will use commercially reasonable efforts to exercise their audit rights with respect to any such third parties, lessees and Joint Ventures upon the reasonable request of the Administrative Agent to the extent that the applicable Credit Party shall have the right to conduct such audits.

Section 5.8   Observance of Agreements.
              ------------------------

       (a) Duly observe and perform all material terms and conditions of (i) any agreement relating to any Mortgaged Property or (ii) any other agreement, in either case the absence of which agreement is reasonably likely to have a Material Adverse Effect (subject in each case, to the right of the Credit Parties to lawfully assert a defense to performance or to lawfully contest any claims for breach under any such agreement), and diligently protect and enforce the rights of the Credit Parties and their Subsidiaries under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

       (b) Promptly provide the Administrative Agent copies of any and all agreements amending, altering, modifying, waiving or supplementing in any material respect, any material agreement relating to any Mortgaged Property or any other agreement the absence of which is reasonably likely to have a Material Adverse Effect.

Section 5.9   Taxes and Charges.
              -----------------

       Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears

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

(after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon any Credit Party or Subsidiary of a Credit Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any Collateral or any Mortgaged Property; provided, however, that any tax,
                                      --------  -------
assessment, levy, governmental charge or claims for labor, material or supplies need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Credit Party or Subsidiary of a Credit Party shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP; and provided, further, that such
                                                   --------  -------
Credit Party or Subsidiary of a Credit Party will pay all such taxes, assessments, levies or other governmental charges and claims for labor, material or supplies forthwith prior to the foreclosure of any Lien which has attached as security therefor.

Section 5.10   Liens.
               -----

         Subject to the restrictions on any of the following actions contained in the lease for the applicable Mortgaged Property and the Borrower's ability to enforce the lease for the applicable Mortgaged Property in a commercially reasonable manner, (a) defend, or cause to be defended, the Collateral and the Mortgaged Properties against any and all Liens, claims and other impediments howsoever arising, other than Permitted Encumbrances, and (b) defend, or cause to be defended, the same against any attempted foreclosure.

Section 5.11   Further Assurances; Security Interests.
               --------------------------------------

         (a) Upon the request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary in the reasonable judgment of the Administrative Agent or its counsel to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents.

         (b) Upon the request of the Administrative Agent, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of the Administrative Agent or its counsel, to provide the Administrative Agent for the benefit of the Secured Parties a first perfected Lien in the Collateral and all the Mortgaged Properties, and any and all documents (including, without limitation, an amendment or supplementation of any financing statement, a continuation statement or other statement) for filing under the provisions of the Uniform Commercial Code and the rules and regulations thereunder, or any other Applicable Law of the United States or any other jurisdiction which the Administrative Agent may deem reasonably necessary or advisable, and perform or cause to be performed such other ministerial acts which are reasonably necessary or advisable, from time to time, in order to grant and maintain in favor of the Administrative Agent for the benefit of the Secured Parties the security interest in the Collateral and the Mortgaged Properties contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Encumbrances.

         (c) Promptly undertake to deliver or cause to be delivered to the Administrative Agent, the Lenders or the other Secured Parties (as applicable) from time to time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent or its counsel shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Administrative Agent for the benefit of the Secured Parties.

         (d) Without limiting the generality of the foregoing provisions of this Section 5.11, use commercially reasonable efforts to correct as soon as practicable, matters with respect to title concerning the properties set forth on Schedule 3.10 hereto.
   -------------

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

Section 5.12   Environmental Laws.
               ------------------

         (a) Promptly notify the Administrative Agent upon any Credit Party becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, when taken together with all other pending violations of, or liability under, Environmental Laws is reasonably likely to have a Material Adverse Effect, and promptly furnish to the Administrative Agent all notices of any nature which any Credit Party or any Subsidiary of a Credit Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, in any case or when taken together with all such other notices, is reasonably likely to have a Material Adverse Effect.

         (b) Subject to any restrictions contained in applicable lease documents to which a Credit Party or a Subsidiary of a Credit Party is a party, comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all respects with and maintain and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

         (c) Subject to any restrictions contained in applicable lease documents to which a Credit Party or a Subsidiary of a Credit Party is a party, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a Material Adverse Effect. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Credit Party shall
                      --------  -------
have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto, to the extent required by GAAP.

         (d) Indemnify, defend and hold harmless the Administrative Agent, the Syndication Agent, the Issuing Bank, the Lenders, and the Hedging Banks, and their respective officers, directors, shareholders, employees, agents, representatives, successors and assigns from and against any liability, fine, penalty, loss, damage, suit, settlement, action, expense and cost (including, but not limited to, reasonable attorneys' fees (excluding the allocated cost of internal counsel) and environmental consultant fees), arising out of or relating to: (A) the presence or Release of any Hazardous Materials at, to, on, under, from, or about any Premises or any real property currently or formerly owned, leased or operated by any Special Purpose Subsidiary; (B) any violation of any Environmental Law or Environmental Permit by any Credit Party or any Subsidiary of any Credit Party or any Special Purpose Subsidiary (C) the transportation or the arrangement for the transportation, handling, treatment, or disposal of any Hazardous Materials to any location other than any Premises by or on behalf of any Credit Party or any Subsidiary of any Credit Party or to any location other than real property owned, leased or operated by a Special Purpose Subsidiary by or on behalf of any Special Purpose Subsidiary or any Subsidiary thereof; (D) any Environmental Claim relating to any Premises or any activities conducted at any Premises or any real property currently or formerly owned, leased or operated by any Special Purpose Subsidiary; and (E) any breach of any environmental representation or covenant in this Credit Agreement or any other Fundamental Document (but, in all events, excluding any such liability, fine, penalty, loss, damage, suit, settlement, action, expense or cost of an indemnified party to the extent primarily caused by the gross negligence or willful misconduct of such indemnified party). The obligations of the Borrower under this Section 5.12(d) shall survive the termination of this Credit Agreement and the Commitments hereunder, the payment of the Obligations and the expiration, termination and/or cancellation of the Letters of Credit hereunder indefinitely; provided however that the foregoing indemnity shall not apply
              --------

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

to any Environmental Claim resulting solely from a Hazardous Material that is first introduced to and released upon any Mortgaged Property after the date upon which the Administrative Agent, any Lender or any other Secured Party indemnified pursuant to this Section 5.12 acquires ownership and control of such Mortgaged Property.

Section 5.13   Subsidiaries.
               ------------

         (a) Deliver to the Administrative Agent in connection with the granting of a Mortgage on any Eligible Property by a Subsidiary of a Credit Party that is not already a Guarantor hereunder, an Instrument of Assumption and Joinder executed by such Subsidiary, appropriate UCC-1 financing statements, Mortgages and/or other security documents, organizational documents and written opinions of counsel, all as may be reasonably requested by the Administrative Agent or its counsel and all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

         (b) In the event that any Subsidiary of the Borrower becomes a Guarantor hereunder after the Closing Date, deliver to the Administrative Agent a Contribution Agreement duly executed by all the Credit Parties then in existence.

Section 5.14   Lease Agreements.
               ----------------

         From time to time (i) furnish to the Administrative Agent such information and reports regarding Master Lease No. 1 and any other Material Lease encumbering some or all of the Mortgaged Properties as the Administrative Agent may reasonably request, and (ii) upon the occurrence and continuation of an Event of Default and the reasonable request of the Administrative Agent, make such demands and requests for information, reports or action to the other parties to a lease agreement to which a Credit Party or any Subsidiary thereof is a party, as the Credit Party or Subsidiary is entitled to make under each such lease agreement.

Section 5.15   Use of Proceeds of Revolving Loans.
               ----------------------------------

         Use the proceeds of Revolving Loans for general corporate purposes, including, without limitation, working capital purposes, for purposes of funding acquisitions and dispositions, for purposes of refinancing existing indebtedness, and other lawful and valid corporate purposes, which are not otherwise expressly prohibited by the terms of this Credit Agreement.

Section 5.16   Subordination, Non-Disturbance and Attornment Agreements, Etc.
               --------------------------------------------------------------

         Use all commercially reasonable efforts to deliver to the Administrative Agent as soon as reasonably practicable after the Closing Date, executed and acknowledged subordination, non-disturbance and attornment agreements and estoppel certificates, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, with respect to all Master Leases and other Material Leases encumbering the Mortgaged Properties; provided, that commercially reasonable efforts shall not be construed as
--------
requiring payment of any consent fee or other consideration for any third party's execution and delivery of any such agreement; and provided further that
                                                      --- -------- -------
the Administrative Agent may, in its discretion, elect to accept in lieu of said subordination, non-disturbance and attornment agreements, those subordination, non-disturbance and attornment agreements that were delivered in connection with the Prior Credit Agreement.

Section 5.17   Valuations.
               ----------

         Conduct, or cause to be conducted, at the Borrower's expense, and delivered to the Administrative Agent an additional Valuation of any Mortgaged Property as requested by the Administrative Agent;

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

provided that the Administrative Agent may request such additional Valuation (a)
--------
so long as no Event of Default shall have occurred and be continuing, not more than once during the term of this Credit Agreement, and (b) upon the occurrence and during the continuation of an Event of Default, annually. Notwithstanding the foregoing, if any Master Lease or other Material Lease that affects any Mortgaged Property is amended or modified in any material respect, the Administrative Agent may require, in its reasonable discretion and at the Borrower's expense, a new Valuation of such Mortgaged Property. In addition, the Borrower may from time to time, at its sole cost and expense, obtain an updated Valuation of any Mortgaged Property in its discretion.

                                    ARTICLE 6

                               NEGATIVE COVENANTS

         From the date hereof and for so long as the Revolving Commitments shall be in effect, any amount remains outstanding with respect to any Loan, any Letter of Credit shall remain outstanding (or not cash collateralized in an amount equal to 102% of the then current LOC Obligations) or any Obligation remains unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, it will not and will not allow any of its Subsidiaries to:

Section 6.1   Limitations on Debt.
              -------------------

         (a) Incur any additional Debt (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of Ventas' and its Subsidiaries' outstanding Debt on a consolidated basis determined in accordance with GAAP would be greater than 60% of the sum of (without duplication):

                  (i) the Total Assets of Ventas and it Subsidiaries as of the end of the calendar quarter covered by Ventas' annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, as of the end of the calendar quarter covered by Ventas' most recent report filed with the Bond Trustees) prior to the incurrence of such additional Debt (the "Measurement Date"); and
                                                  ----------------

                  (ii) the purchase price of any Real Estate Assets or mortgage receivables acquired and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire Real Estate Assets or mortgages receivable or used to reduce Debt), by Ventas or any of its Subsidiaries on a consolidated basis since the Measurement Date (collectively referred to as "Adjusted Total Assets").
                                                        ---------------------

         (b) Incur any Secured Debt (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all of Ventas' and its Subsidiaries' outstanding Secured Debt on a consolidated basis in accordance with GAAP is greater than 40% of the Adjusted Total Assets.

         (c) Incur any additional Debt (other than the Permitted Debt) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, Ventas and its Subsidiaries will maintain Total Unencumbered Assets as of the end of each fiscal quarter of less than 150% of the aggregate outstanding principal balance of the Unsecured Debt as of the end of each fiscal quarter, all calculated on a consolidated basis in accordance with GAAP.

         (d) Ventas, the Borrower and each of their Subsidiaries may, from time to time, incur any Debt, except as may be expressly prohibited by this Credit Agreement.

Section 6.2    Limitations on Liens.
               --------------------

         Incur, create, assume or suffer to exist:

         (a)   any Lien on any Mortgaged Property or Collateral, except:

               (i)   existing Liens listed on Schedule 6.2 hereto;
                                              ------------

               (ii) Liens for taxes, assessments or other governmental charges or levies due and payable, (A) the validity or amount of which is currently being contested in good faith by appropriate proceedings or (B) as to which the Borrower is subject to certain enforcement restrictions contained in the applicable leases and subleases and is exercising its applicable lease and sublease rights in a commercially reasonable and diligent manner and, in each case, for which reserves have been set aside on the books of the applicable Credit Party or Subsidiary and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed), in each case pursuant to and in accordance with the terms of Section 5.9 hereof;

               (iii) Liens arising out of attachments, judgments or awards (A) as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) or (B) as to which the Borrower is subject to certain enforcement restrictions contained in the applicable leases and subleases and is exercising its applicable lease and sublease rights in a commercially reasonable and diligent manner (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and, in each case, as to which appropriate reserves have been established in accordance with GAAP to the extent any such reserves are required by GAAP;

               (iv) deposits under worker's compensation, unemployment insurance and social security and similar laws or to secure statutory obligations or surety, appeal, performance, completion or other similar bonds, to secure performance as lessee under leases of real or personal property or to secure performance of tenders, bids, contracts (other than for the repayment of Indebtedness) and other obligations of a like nature, in each case incurred in the ordinary course of business;

               (v) Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by carriers, warehouses, suppliers of materials and equipment, mechanics and repairmen and other Liens imposed by Applicable Law which Liens (A) are contemplated by Section 11.1 of the Master Leases (or a successor provision) or any other comparable provision in any other lease with respect to a Mortgaged Property or (B) do not in the aggregate secure obligations in excess of $3,000,000 at any time, and in each case, do not secure obligations which are due and payable (unless such obligations are being contested in good faith and with respect to which appropriate reserves have been established in accordance with GAAP to the extent any such reserves are required by GAAP);

               (vi) the Liens of the Administrative Agent (for the benefit of the Secured Parties) under this Credit Agreement, the other Fundamental Documents and any other document contemplated hereby or thereby;

               (vii) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way, Requirements, restrictions (including, without limitation, zoning

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

         restrictions), covenants, consents, reservations, encroachments, variations and other similar restrictions, charges, encumbrances (whether or not recorded) (but specifically excluding rights of first refusal, options and other contractual rights to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein) on any Mortgaged Property which, in the aggregate, (A) do not materially detract from the value of the applicable Mortgaged Property subject thereto, (B) do not materially interfere with the ordinary conduct of the business of the Credit Parties, any Subsidiary of a Credit Party or any lessee under a lease, or (iii) do not materially impair the use of the applicable Mortgaged Property by any Credit Party, any Subsidiary of a Credit Party or any lessee under a lease;

                  (viii) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights with respect to deposit accounts;

                  (ix) Rights of first refusal, options or other contractual rights to sell, assign or otherwise dispose of any Mortgaged Property or interest therein which right of first refusal, option or contractual right (A) is described on Schedule 6.2 hereto, (B) has been consented
                                   ------------
         to in writing by the Administrative Agent in the exercise of its reasonable discretion, (C) is in connection with an asset sale permitted by Section 6.4 hereof, or (D) has been granted after the Closing Date and which when taken with all other rights of first refusal, options and other contractual rights permitted by this clause
         (D), do not, in any fiscal year, affect Mortgaged Properties having an aggregate fair market value exceeding $30,000,000; and

                  (x) Liens set forth on the Title Policies and accepted by the Administrative Agent and the Lenders as of the Closing Date.

         (b) Liens on any of its other properties or assets to secure Debt other than (i) loans and obligations under this Credit Agreement or (ii) any additional Debt to the extent doing so would not constitute a Default under
Section 6.1 above.

Section 6.3       Restricted Payments.
                  -------------------

         Directly or indirectly:

                  (i) declare or pay any dividend or make any other payment or distribution on account of Ventas' or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Ventas or any of its Subsidiaries) or to the direct or indirect holders of Ventas' or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of Ventas or (b) to Ventas or any of its Subsidiaries);

                  (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of (a) the Borrower or any direct or indirect parent of the Borrower or (b) any Subsidiary of Ventas, including a Permitted Joint Venture (in either case other than Equity Interests owned by Ventas or any of its Subsidiaries);

                  (iii) make any payment on or with respect to, purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at the stated maturity thereof; or

                  (iv) make any Restricted Investment (all such payments and other actions set forth in

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

          these clauses (i) through (iv) being collectively referred to as "Restricted Payments"),
          --------------------

    unless, at the time of and after giving effect to such Restricted Payment:
    ------

                  (1) no Default or Event of Default shall have occurred and be continuing;

                  (2) Ventas and its Subsidiaries could incur at least $1.00 of additional Debt (other than Permitted Debt) under the terms of this Credit Agreement;

                  (3) the aggregate sum of all Restricted Payments made after the Closing Date, excluding Restricted Payments made pursuant to the following paragraph shall not exceed the sum of:

                         (A) 95% of the aggregate cumulative Funds from Operations accrued on a cumulative basis from the date of the beginning of the fiscal quarter which includes the Closing Date;

                         (B) the aggregate proceeds or values received after the Closing Date from the issuance or sale of Ventas' or the Borrower's Equity Interests (other than Disqualified Stock and Equity Interests sold to a Subsidiary of Ventas), net of underwriting discounts, commissions, legal fees and similar offering expenses; plus

                         (C) any dividends or other distributions received by Ventas or any of its Subsidiaries after the Closing Date from a Subsidiary that is not a Guarantor, to the extent that such dividends were not otherwise included in Earnings from Operations of Ventas for such period.

Notwithstanding the foregoing, the limitations on Restricted Payments described above shall not apply to the following:

                  (I) any distribution or other action which is necessary to maintain Ventas' status as a REIT under the Code, if the aggregate principal amount of outstanding Debt of Ventas and its Subsidiaries on a consolidated basis determined in accordance with GAAP is less than 60% of Adjusted Total Assets;

                  (II) any distribution payable in Ventas' Equity Interests (other than Disqualified Stock);

                  (III) so long as the Borrower is a partnership and no Default or Event of Default has occurred and is continuing, distributions to partners of the Borrower in an amount, with respect to any period after April 1, 2002, not to exceed the Tax Amount for such period;

                  (IV) the redemption, repurchase or other acquisition or retirement of any Equity Interests in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale of, Capital Stock to any person (other than to a Subsidiary of Ventas); provided, however that such net cash proceeds are excluded from clause 3(B) of the foregoing paragraph of this Section 6.3;

                  (V) any redemption, repurchase or other acquisition or retirement of Subordinated Debt in exchange for, or out of the net cash proceeds of (A) a substantially concurrent issue and sale of, Capital Stock to any person (other than to a Subsidiary of Ventas); provided, however that any such net cash proceeds are excluded from clause 3(B) of the foregoing paragraph of this Section 6.3 and are not used under clause (IV) of this paragraph or (B) Permitted Refinancing Debt;

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

                  (VI) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

                  (VII) pro rata dividends and other distributions on the Capital Stock of any Subsidiary of Ventas by such Subsidiary to a Person other than Ventas or any of its Subsidiaries;

                  (VIII) the redemption, repurchase or other acquisition or retirement of any Capital Stock of Ventas or any of its Subsidiaries from any director, officer or employee of Ventas or any of its Subsidiaries, or from such person's estate, (A) pursuant to any agreement with such director, officer or employee or (B) upon the death or termination of directorship or employment of such person, in an aggregate amount under this clause (VIII) not to exceed $1.5 million in any twelve-month period;

                  (IX) the forgiveness of loans to current or former officers or directors of Ventas in an aggregate principal amount since the Closing Date of up to $10 million; and

                  (X) subject to the consent of the Administrative Agent (which consent will not be unreasonably withheld) other Restricted Payments in an aggregate amount not to exceed $10 million from the Closing Date.

Also, Ventas and its Subsidiaries will not be prohibited from making any Restricted Payment within 60 days of the declaration thereof if at the date of declaration such Restricted Payment would have otherwise complied with the provisions hereof.

Section 6.4       Merger, Sale of Assets, etc.
                  ---------------------------

         Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation in which a Credit Party is not the surviving entity (and, if Ventas is party thereto, in which Ventas is not the surviving entity), or sell or otherwise dispose of all or substantially all of the Capital Stock or assets of any Credit Party (other than to another Credit Party) without the prior approval of the Administrative Agent and the Required Lenders, provided that no such approval shall be required in connection with any such transaction if all Loans and other Obligations shall be paid and satisfied in full and the Commitments terminated contemporaneously with the closing of such transaction.

Section 6.5       Places of Business; Change of Name.
                  ----------------------------------

         Change the location of its chief executive office or principal place of business or any of the locations where it keeps any portion of the Collateral or its books and records with respect to the Collateral, change its name or change its jurisdiction of incorporation or organization, without in each case (i) giving the Administrative Agent thirty (30) days prior written notice of such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents reasonably requested by the Administrative Agent to maintain perfection of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral and in each Mortgaged Property.

Section 6.6       Consolidated Leverage Ratio.
                  ---------------------------

         As of the end of each fiscal quarter of Ventas, the Consolidated Leverage Ratio shall be less than or equal to the ratio corresponding to such fiscal quarter as set forth below:

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

                                                            Maximum Consolidated
         Fiscal Quarters Ending                                Leverage Ratio
         ----------------------                                --------------
         Closing Date through December 31, 2002                   5.0 : 1.0
         January 1, 2003 through December 31, 2003               4.75 : 1.0
         January 1, 2004 and thereafter                          4.50 : 1.0

Section 6.7       Consolidated Fixed Charge Coverage Ratio.
                  ----------------------------------------

         As of the end of each fiscal quarter of Ventas, the Consolidated Fixed Charge Coverage Ratio shall be greater than or equal to 1.50:1.0.

Section 6.8       Consolidated Adjusted Net Worth.
                  -------------------------------

         As of the end of each fiscal quarter of Ventas, Consolidated Adjusted Net Worth shall be greater than or equal to the sum of (i) $236,663,800 plus
                                                                        ----
(ii) eighty-five percent (85%) of the Net Cash Proceeds from Equity Transactions occurring after the Closing Date.

Section 6.9       Transactions with Affiliates.
                  ----------------------------

         Make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate or 10% Stockholder (each, an "Affiliate Transaction"), unless the
                                        ---------------------
Affiliate Transaction is on terms that are no less favorable to Ventas or the relevant Subsidiary than those that would have been obtained in a comparable transaction by Ventas or such Subsidiary with an unrelated Person; provided,
                                                                   --------
however that for an Affiliate Transaction with an aggregate value of $10 million
-------
or more, at Ventas' option, either:

                  (i) a majority of the members of the Board of Directors of Ventas who have no conflicting financial interest in such transaction shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate or 10% Stockholder of Ventas; or

                  (ii) the Board of Directors of Ventas shall obtain an opinion from a nationally recognized investment banking appraisal or accounting firm that such Affiliate Transaction is fair to Ventas or the applicable Subsidiary from a financial point of view.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                  (A) directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with, and loans and advances to, any officer, director or employee in the ordinary course of business;

                  (B) performance of all agreements in existence on the Closing Date and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not materially more disadvantageous to Ventas or any

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

         of its Subsidiaries than the original agreement in effect on the Closing Date;

                  (C) customary transactions in connection with a Qualified CMBS Transaction;

                  (D) transactions between or among Ventas, the Borrower and/or Ventas' other Subsidiaries (other than any Permitted Joint Venture);

                  (E) transactions with a Person (other than a Permitted Joint Venture and its Subsidiaries) that is an Affiliate of Ventas or any of its Subsidiaries solely because Ventas or one of its Subsidiaries owns an Equity Interest in, or controls, such Person;

                  (F) sales of Equity Interests (other than Disqualified Stock) to Affiliates of Ventas or any of its Subsidiaries; or

                  (G) Restricted Payments that are not otherwise prohibited hereunder.

Section 6.10      Business Activities.
                  -------------------

         (a) Engage in any business activities other than activities (including Mortgage Investments) related to properties or businesses described under clause (a) of the definition of "Eligible Property"; in each case, subject to the various limitations contained in this Credit Agreement and the other Fundamental Documents.

         (b) In the case of Ventas, (i) carry on its business operations other than primarily through the Borrower and its Subsidiaries and Joint Ventures therewith or (ii) cease to be qualified to be taxed as a REIT under the Code.

Section 6.11      Changes to Material Agreements.
                  ------------------------------

         (a)      Terminations or Replacements.  Without the prior written
                  ----------------------------
consent of the Administrative Agent and the Required Lenders, such consent not to be unreasonably withheld, terminate or replace:

                  (i) Master Lease No. 1 or any other Material Lease of a Mortgaged Property (other than in connection with a sale of one or more Mortgaged Properties pursuant to and in accordance with Section 6.4 or a refinancing of a portion of the Indebtedness and/or other Obligations hereunder permitted by Section 6.1 hereof); and

                  (ii) If such termination or replacement would be reasonably likely to have a Material Adverse Effect, any other Material Lease.

         (b)      Amendments or Modifications. Without the prior written consent
                  ---------------------------
of the Administrative Agent and the Required Lenders, such consent not to be unreasonably withheld, consent to any material and adverse amendment, waiver, supplement or other modification of:

                  (i) Any of the economic terms of Master Lease No. 1 or any other Material Lease of a Mortgaged Property (including, without limitation, (i) any provision for or relating to rent, fees or charges payable thereunder, (ii) any escalation provision, (iii) the time for payment of any amount thereunder, (iv) the term thereof, (v) any assignment or subletting provision thereunder, (vi) the triple net provisions thereunder, or (vii) any personal property buy-back or license transfer provision thereunder), where the changes to be made to such lease pursuant to such amendment, waiver, supplement or other modification (which alone or taken with all other amendments, waivers, supplements or other modifications since the Closing Date or proposed amendments, waivers, supplements or other modifications) could materially and adversely affect the Credit Parties' ability to repay the Obligations as and when due; and

                  (ii) If such amendment or modification would be reasonably likely to have a Material Adverse Effect, any of the economic terms of any other Material Lease.

         (c)      Assignments or Subleases. Without the prior written consent of
                  ------------------------
the Administrative Agent and the Required Lenders (such consent not to be unreasonably withheld provided that the proposed assignee or sublessee meets the criteria set forth in Section 22.6(b) or Section 25.1.2, as applicable (or other applicable provision with respect to such assignment) of such lease, if the consent of a Credit Party or a Subsidiary of a Credit Party is required thereunder, consent to:

                  (i) Any (A) assignment of Master Lease No. 1 or any other Material Lease of a Mortgaged Property (whether in connection with a foreclosure of a leasehold mortgage, assignment or transfer in lieu thereof, or an assignment by the tenant thereunder, including as a result of a change of control or otherwise), or (B) subletting of any portion of any Mortgaged Property subject to such lease; and

                  (ii) If such assignment would be reasonably likely to have a Material Adverse Effect, any assignment of any other Material Lease (whether in connection with a foreclosure of a leasehold mortgage, assignment or transfer in lieu thereof, or an assignment by the tenant thereunder, including as a result of a change of control or otherwise).

Section 6.12      Hazardous Materials.
                  -------------------

         Subject to any restrictions contained in the applicable lease documents to which a Credit Party or a Subsidiary of a Credit Party is a party, (a) cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Environmental Laws; nor (b) release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in violation of any Environmental Law or in a manner that could result in liability under any Environmental Law, except in the case of (a) and (b) as are not reasonably likely to have a Material Adverse Effect.

Section 6.13      Use of Proceeds of Loans.
                  ------------------------

         (a) Use the proceeds of Revolving Loans hereunder other than for the purposes set forth in Section 5.15 hereof.

         (b) Use, directly or indirectly, the proceeds of any Loan hereunder for the purpose (whether immediate, incidental or ultimate) of buying or carrying any Margin Stock.

Section 6.14      Fiscal Year; Fiscal Quarter.
                  ---------------------------

         Change its fiscal year or any of its fiscal quarters without the consent of the Required Lenders, which shall not be unreasonably withheld.

Section 6.15      Development Activities.
                  ----------------------

         Engage in any development activities except for development in connection with repositioning or

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

restoration following a casualty of existing improvements on a Real Property Asset to the extent permitted by the terms of this Credit Agreement, or except development involving investments by any Credit Party or any Subsidiary of a Credit Party that (in the aggregate) do not exceed five percent (5%) of the Total Assets of Ventas, the Borrower and their Consolidated Subsidiaries.

                                    ARTICLE 7

                                EVENTS OF DEFAULT

         In the case of the happening and during the continuance of any of the following events (each, an "Event of Default"):
                            ----------------
         (a) any representation, warranty, certification or statement made by a Credit Party in this Credit Agreement or any other Fundamental Document to which it is a party or in any statement or representation made by or on behalf of any Credit Party in any report, financial statement, certificate or other document furnished to the Administrative Agent, the Issuing Bank or any Lender pursuant to this Credit Agreement or any other Fundamental Document, shall prove to have been false or misleading in any material respect when made or delivered;

         (b) default shall be made in the payment of principal of any of the Loans as and when due and payable, whether at the due date thereof, by reason of maturity, mandatory prepayment, acceleration or otherwise;

         (c) default shall be made in the payment of interest on the Loans, the Commitment Fees, the Letter of Credit Fees, the Issuing Bank Fees or other amounts payable to the Administrative Agent, the Issuing Bank or a Lender under this Credit Agreement or any other Fundamental Document, with respect to any Letter of Credit or under the Fee Letter, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue unremedied for three (3) Business Days;

         (d) default shall be made by any Credit Party in the due observance or performance of any covenant, condition or agreement contained in
Section 5.4(a)(i)(Y), Section 5.4(a)(ii), or Article 6 of this Credit Agreement, and such default shall continue unremedied for five (5) Business Days;

         (e) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Fundamental Document (other than those covered by paragraphs (a), (b), (c) or (d) of this Article 7), and such default shall continue unremedied for thirty
(30) days after a Credit Party receives notice thereof from the Administrative Agent;

         (f) default shall be made by any Credit Party with respect to any payment, when due, of any Material Indebtedness (including, without limitation, Material Indebtedness in connection with the High Yield Loan Agreement and the High Yield Bonds, but it being understood that Material Indebtedness excludes, among other things, the Government Settlement obligations, which Government Settlement obligations are addressed separately in clause (p) of this Section), if the effect of such default is to accelerate the maturity of such Material Indebtedness or to permit (with or without any further requirement of notice, lapse of time or any action) the holder or holders thereof or any trustee or agent for such holders to accelerate the maturity of such Material Indebtedness, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto; or any other circumstance arises or event occurs (other than the mere passage of time) by reason of which any Credit Party or any Subsidiary of a Credit Party

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

(as applicable) is required to repurchase or offer to the holders of Material Indebtedness of any such Person, the opportunity to have repurchased, any such Material Indebtedness in full; or any such Material Indebtedness shall become or be declared to be due and payable in full prior to its stated maturity;

     (g) any Credit Party or any Subsidiary of a Credit Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party or any Subsidiary of a Credit Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party or any Subsidiary of a Credit Party shall take any action to authorize any of the foregoing;

     (h) any involuntary case, proceeding or other action against any Credit Party or any Subsidiary of a Credit Party which Subsidiary owns any Mortgaged Property or Collateral, shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

     (i) final, non-appealable judgment(s) for the payment of money in excess of $10,000,000 in the aggregate, if recourse in nature, or $20,000,000 in the aggregate, if non-recourse in nature (other than (i) a judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or (ii) a judgment as to which the Borrower has been indemnified provided such indemnity remains in full force and effect and has not
            --------
been cancelled or terminated) shall be rendered against any Credit Party or any Subsidiary of a Credit Party and either (A) within thirty (30) days from the entry of such judgment, shall not have been discharged or stayed pending appeal, or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal or (B) enforcement proceedings shall be commenced by any creditor on any such judgment;

     (j) (A) (i) any Credit Party or ERISA Affiliate shall fail to make any contributions required to be made to a Plan subject to Title IV of ERISA or a Multiemployer Plan, (ii) any accumulated funding deficiency (within the meaning of Section 4971(c) of the Code) shall exist with respect to any Plan (whether or not waived), (iii) the present value of all benefits under all Plans subject to Title IV of ERISA determined on a plan termination basis (based on those actuarial assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA) exceeds, in the aggregate, as of the last annual valuation date applicable thereto, the fair market value of the assets of such Plans allocable to such benefits, (iv) any Credit Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, or that a Multiemployer Plan is in reorganization or is being terminated, (v) a Reportable Event with respect to a Plan shall have occurred, (vi) any Credit Party or ERISA Affiliate shall withdraw from a Plan during a plan year in which it was a substantial employer (within the meaning of Section 4001(a)(2) or 4062(e) of ERISA), (vii) the termination of a Plan, or the filing of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (viii) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Plan by the PBGC,
(ix) any other event or condition shall occur which could constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA as to any Credit Party or ERISA Affiliate, and (B) any such event, individually or in the aggregate, does have or is reasonably likely to have a Material Adverse Effect;

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

     (k) any Credit Party or any Subsidiary of any Credit Party is liable for a payment (whether as a penalty, fine, remediation cost, investigation cost or otherwise) under any Environmental Law which does have or is reasonably likely to have a Material Adverse Effect;

     (l) (i) this Credit Agreement, any Mortgage, or any other Fundamental Document shall, for any reason, not be or shall cease to be in full force and effect or shall be declared null and void or any of the Fundamental Documents shall not give or shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Administrative Agent for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Encumbrances), or (ii) the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Fundamental Documents shall be contested by any Credit Party or any of their respective Affiliates; provided, that no such defect pursuant to clause (i)
                       --------
above with respect to a Lien granted or purported to be granted by any of the Fundamental Documents shall give rise to an Event of Default under this paragraph (m) unless such defect shall affect Collateral or Mortgaged Properties that are or should be subject to a Lien in favor of the Administrative Agent having an aggregate value in excess of $50,000,000;

     (m) a Change in Control shall occur and shall not have been consented to by the Required Lenders;

     (n) at any time, for any reason, any Credit Party shall repudiate, or seek to repudiate, any of its Obligations under any Fundamental Document to which it is a party;

     (o) the failure of Kindred to make three (3) consecutive payments of monthly rent under any of the Master Leases; or

     (p) a default beyond any applicable cure period by any Credit Party party to the Government Settlement in the payment of its obligations under the Government Settlement if the effect of such default is to accelerate the maturity of the obligations of Ventas thereunder in an amount not less than $10,000,000;

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and if directed by the Required Lenders shall, take any or all of the following actions, at the same or different times: (x) terminate forthwith the Revolving Commitments, the Tranche B Term Loan Commitments and the Tranche C Term Loan Commitments and/or (y) declare the principal of and the interest on the Loans and the notes evidencing the Loans hereunder and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in any note evidencing any Loan hereunder to the contrary notwithstanding and/or (z) require the Borrower to deliver to the Administrative Agent from time to time cash or Cash Equivalents in an amount equal to 102% of the amount of the LOC Obligations or to furnish other security therefor acceptable to the Issuing Bank and the Required Revolving Lenders. If an Event of Default specified in paragraphs (h) or (i) above shall have occurred, the Revolving Commitments and the Term Loan Commitments shall automatically terminate and the principal of, and interest on, the Loans and the notes evidencing the Loans hereunder and all other amounts payable hereunder and thereunder shall automatically become due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or any note evidencing any Loan hereunder to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to any of the Secured Parties pursuant to Applicable Law or otherwise.

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

                                    ARTICLE 8

                      GRANT OF SECURITY INTEREST; REMEDIES

Section 8.1  Security Interests.
             ------------------

     The Borrower, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of any Credit Party whether or not post filing interest is allowed in such proceeding) and each of the Guarantors, as security for its obligations under Article 9 hereof, hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Administrative Agent (for the benefit of the Secured Parties) and grants to the Administrative Agent (for the benefit of the Secured Parties) a security interest in the Collateral.

Section 8.2  Use of Collateral.
             -----------------

     So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Credit Agreement and the other Fundamental Documents, a Credit Party may use the Collateral in any lawful manner except as may otherwise be expressly provided hereunder following an Event of Default.

Section 8.3  Credit Parties to Hold in Trust.
             -------------------------------

     Upon the occurrence and during the continuance of an Event of Default, each of the Credit Parties will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Article 8 or which is payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold such sum or instrument in trust for the Administrative Agent, segregate such sum or instrument from their own assets and forthwith, without any notice, demand or other action whatsoever (all notices, demands, or other actions on the part of the Administrative Agent, or any other Secured Party being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Administrative Agent to be applied to the repayment of the Obligations in accordance with the provisions of Section 8.6 hereof.

Section 8.4  Collections, etc.
             ----------------

     Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, in its sole discretion, in its name (on behalf of the Secured Parties) or in the name of any Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Administrative Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Credit Party. The Administrative Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If any Credit Party fails to make any payment or take any action required hereunder, the Administrative Agent may make such payments and take all such actions as the Administrative Agent reasonably deems necessary to protect the Administrative Agent's (on behalf of the Secured Parties) security interests in the Collateral and/or the value thereof, and the Administrative Agent is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest or compromise any Liens that in the judgment of the Administrative Agent appear to be equal to, prior to or superior to the security interests of the Administrative Agent (on behalf of the Secured Parties) in the Collateral and any Liens not expressly permitted by this Credit Agreement. All costs and expenses incurred by the Administrative Agent in taking any of the actions specified in this Section 8.4 or

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

otherwise in protection and preservation of the Collateral shall be payable by the Borrower upon demand and shall be added to the Obligations.

Section 8.5   Possession, Sale of Collateral, etc.
              -----------------------------------

     Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may lawfully enter upon the premises of any Credit Party or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Administrative Agent may take such measures as it deems necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Administrative Agent shall decide, in one or more sales or parcels, at such prices as the Administrative Agent may deem appropriate, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, with 10 days' written notice to the Credit Parties of the time and place of any such public sale or sales (which notice the Credit Parties hereby agree is reasonable) and with such other notices as may be required by Applicable Law and cannot be waived, and neither the Administrative Agent, the Issuing Bank, the Lenders nor any other Secured Party shall have any liability should the proceeds resulting from a private sale be less than the proceeds realizable from a public sale. At any sale or sales made pursuant to this Article 8, any Secured Party or any other Person may bid for and be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released. To the extent such purchaser is the Administrative Agent or a Lender, such Person may make any payment on account thereof by using any claim for moneys then due and payable to the Administrative Agent or the Lenders by any Credit Party hereunder as a credit against the purchase price. Neither the Administrative Agent nor any Lender shall in any such sale make or be deemed to have made any representations or warranties with respect to the Collateral or any part thereof, and neither the Administrative Agent nor any other Secured Party shall be chargeable with any of the obligations or liabilities of any Credit Party. Each Credit Party hereby agrees (i) that it will indemnify and hold the Administrative Agent, the Issuing Bank, the Lenders and any other Secured Party harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Administrative Agent, the Lenders or any other Secured Party pursuant to this Article 8, or arising out of any act of, or omission to act on the part of, any Person (other than a Secured Party) prior to such taking of actual possession or control by such Secured Party (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Credit Party or its Affiliates or agents before or after the commencement of such actual possession or control by such Secured Party; and (ii) no Secured Party shall have liability or obligation to any Credit Party arising out of any such claim except for acts of willful misconduct or gross negligence as determined by a final order or judgment of a court of competent jurisdiction. In any action hereunder, the Administrative Agent, the Syndication Agent, the Issuing Bank and the Lenders or any other Secured Party shall be entitled, if permitted by Applicable Law, to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, either Agent, the Issuing Bank, any Lender and/or any other Secured Party shall be entitled to apply, without prior notice to any of the Credit Parties, any cash or cash items constituting Collateral in the possession of such Secured Party to payment of the Obligations. All costs and expenses of the Administrative Agent or any other Secured Party incurred in connection with the taking possession and/or sale of any Collateral pursuant to this Section 8.5 or otherwise in connection with any disposition of the Collateral shall be payable by the Borrower on demand and shall be added to the Obligations.

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

Section 8.6   Application of Proceeds on Default.
              ----------------------------------

     Upon the occurrence and during the continuance of an Event of Default, the balance in any account of any Credit Party with a Lender (other than any account expressly given to secure obligations other than the Obligations hereunder), all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied first toward payment of the reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent in enforcing this Credit Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs, reasonable attorney's fees and expenses and reasonable financial consultants' fees incurred by the Administrative Agent, then to satisfy or provide cash collateral for all LOC Obligations and then to the indefeasible payment in full in cash of the other Obligations in accordance with Section 2.4(f) hereof. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Credit Party or as a court of competent jurisdiction may otherwise direct.

Section 8.7   Power of Attorney.
              -----------------

     Upon the occurrence and during the continuation of an Event of Default, each Credit Party hereby irrevocably, in the name of such Credit Party, authorizes and empowers the Administrative Agent, and assigns and transfers unto the Administrative Agent, and constitutes and appoints the Administrative Agent its true and lawful attorney-in-fact and as its agent, irrevocably, with full power of substitution for it and in its name, for the purpose of carrying out the provisions of this Credit Agreement and the other Fundamental Documents and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof. Upon the occurrence and during the continuance of an Event of Default which is not waived in writing by the Required Lenders, (a) each Credit Party does hereby irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Administrative Agent, such other Person or such Credit Party to receive, open and dispose of all mail addressed to any Credit Party, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Administrative Agent with full power and right to cause the mail of such Persons to be transferred to the Administrative Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Credit Agreement and the grant of the security interests hereunder and under the Fundamental Documents, and each Credit Party hereby ratifies and confirms all that the Administrative Agent or its substitutes shall properly do by virtue hereof; and (b) each Credit Party does hereby further irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Administrative Agent or any Credit Party (i) to enforce all of such Credit Party's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Administrative Agent (for the benefit of the Secured Parties),
(ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by any Credit Party, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Administrative Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Administrative Agent for the benefit of the Secured Parties hereunder and under the other Fundamental Documents, and (iv) to do any and all other things necessary or proper to carry out the intention of this Credit Agreement and the grant of the security interests hereunder and under the other Fundamental Documents. Each of the Credit Parties hereby ratifies and confirms in advance all that the Administrative Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

Section 8.8   Financing Statements, Direct Payments.
              -------------------------------------

     Each Credit Party hereby authorizes the Administrative Agent to file UCC financing statements and

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

any amendments thereto or continuations thereof, and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Administrative Agent (for the benefit of the Secured Parties) on the Collateral, in all cases without the signature or approval of any Credit Party or to execute such items as attorney-in-fact for any Credit Party; provided, that the Administrative Agent shall provide copies of any such
       --------
documents or instruments to the Borrower. Each Credit Party further authorizes the Administrative Agent upon the occurrence of an Event of Default under
Section 7(b) or Section 7(c) hereof, and during the continuation of any such default, to notify any account debtors or tenants that all sums payable to any Credit Party relating to the Collateral shall be paid directly to the Administrative Agent.

Section 8.9   Further Assurances.
              ------------------

     Upon the request of the Administrative Agent, each Credit Party hereby agrees to duly and promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary or proper, in the reasonable judgment of the Administrative Agent, to carry out the provisions and purposes of this Article 8 or to perfect and preserve the Liens of the Administrative Agent for the benefit of the Secured Parties hereunder and under the Fundamental Documents, in the Collateral or any portion thereof.

Section 8.10  Termination and Release.
              -----------------------

     The security interests granted under this Article 8 and elsewhere in the Fundamental Documents shall terminate upon the termination of this Credit Agreement and the Commitments hereunder, the payment of the Obligations and the expiration, termination, cancellation and/or full cash collateralization of the Letters of Credit hereunder (or, if applicable, as provided in Section 2.19 or Section 6.4 with respect to specific assets contemplated thereby). Upon request by the Credit Parties (and at the sole expense of the Credit Parties) after such termination, the Administrative Agent will take all reasonable action and do all things reasonably necessary, including executing UCC termination statements, to terminate the security interest in the Collateral granted to it (for the benefit of the Secured Parties) hereunder.

Section 8.11  Remedies Not Exclusive.
              ----------------------

     The remedies conferred upon or reserved to the Administrative Agent in this
Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent and the Lenders shall have all rights and remedies of a secured creditor under Articles 8 and 9 of the UCC and under any other Applicable Law.

Section 8.12  Continuation and Reinstatement.
              ------------------------------

     Each Credit Party further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Credit Party or otherwise.

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

                                    ARTICLE 9

                                    GUARANTY

Section 9.1    Guaranty.
               --------

     (a) Each Guarantor unconditionally and irrevocably guarantees to the Secured Parties the due and punctual payment and performance of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of any Credit Party whether or not post filing interest is allowed in such proceeding). Each Guarantor further agrees that the Obligations may be modified, increased, extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this Guaranty notwithstanding any such modification, increase, extension or renewal.

     (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, any Credit Party or any other guarantor of any of the Obligations, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower or any Guarantor or any other guarantor under the provisions of this Credit Agreement or any other agreement or otherwise; (ii) any modification, extension or renewal of any provision hereof or thereof; (iii) the failure of any Secured Party to obtain the consent of any Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Credit Agreement, any notes evidencing any of the Loans hereunder or of any other Fundamental Document or other agreement in connection herewith or therewith; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them; (v) the failure of any Secured Party to exercise any right or remedy against any Guarantor or any other guarantor of the Obligations; or (vi) the release or substitution of any Guarantor or other guarantor of the Obligations.

     (c) Each Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by any Secured Party to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of any Secured Party in favor of the Borrower or any Guarantor, or to any other Person.

     (d) Each Guarantor hereby expressly assumes all responsibility to remain informed of the financial condition of the Borrower, the other Guarantors and any other guarantors and any circumstances affecting the Collateral or the Mortgaged Properties or the ability of the Borrower to perform under this Credit Agreement.

     (e) Each Guarantor's obligations under the Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, any notes evidencing any of the Loans hereunder or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any Lien on any Collateral or Mortgaged Property securing any Obligation or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Administrative Agent, the Issuing Bank nor any of the Lenders make any representation or warranty with respect to any such circumstances or have any duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

     (f) As between the Guarantors, on the one hand, and the Administrative Agent and the Lenders,

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

on the other hand, the agreements in this Credit Agreement, the Notes and all the other Fundamental Documents shall be conclusively deemed to have been made in reliance on the guaranty provided by the Guarantors in this Article 9, and each Guarantor hereby waives notice of reliance by either Agent or any Lender on such guaranty.

Section 9.2   No Impairment of Guaranty, etc.
              -------------------------------

     The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except indefeasible payment and performance in full in cash of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Secured Party to assert any claim or demand or to enforce any remedy under this Credit Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the termination of this Credit Agreement and the Commitments hereunder, the payment of the Obligations and the expiration, termination, cancellation and/or full cash collateralization of the Letters of Credit hereunder.

Section 9.3   Continuation and Reinstatement, etc.
              ------------------------------------

     (a) Each Guarantor further agrees that its Guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this
Article 9, and not in limitation of any other right which any Secured Party may have at law or in equity against the Borrower, a Guarantor or any other Person by virtue hereof, upon failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by any Secured Party, forthwith pay or cause to be paid to the Administrative Agent for the benefit of the Secured Parties (as applicable) in cash and in immediately available funds an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the applicable rate specified in Section 2.8 hereof, and thereupon the Administrative Agent shall assign such Obligation, together with all security interests, if any, then held by the Administrative Agent in respect of such Obligation, to the Guarantor or Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Administrative Agent on behalf of the Secured Parties with regard to amounts payable by the Borrower in connection with the remaining unpaid Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding) and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payments.

     (b) All rights of a Guarantor against the Borrower, arising as a result of the payment by such Guarantor of any sums to the Administrative Agent for the benefit of the Secured Parties or directly to the Lenders hereunder by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Guarantor until and unless, the prior indefeasible payment in full in cash of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of any Credit Party whether or not post filing interest is allowed in such proceeding). If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent, segregated from such

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

Guarantor's own assets, and shall forthwith be paid to the Administrative Agent on behalf of the Secured Parties to be credited and applied to the Obligations, whether matured or unmatured.

Section 9.4   Limitation on Guaranteed Amount etc.
              ------------------------------------

     (a) Notwithstanding any other provision of this Article 9, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 9 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any Applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Article 9, any other agreement or Applicable Law shall be taken into account.

     (b) Any Guarantor (other than Ventas) that no longer owns any Mortgaged Property because all Mortgaged Properties owned by it have been released pursuant to Section 2.19 shall be deemed released of any further obligations as a Guarantor under this Credit Agreement upon such release of all of its Mortgaged Properties.

                                   ARTICLE 10

                                 CASH COLLATERAL

Section 10.1  Cash Collateral Account.
              -----------------------

     There shall be established with the Administrative Agent an account (the "Cash Collateral Account") in the name of the Administrative Agent (for the
 -----------------------
benefit of the Secured Parties), into which the Borrower may from time to time deposit Dollars pursuant to, and in accordance with, Section 2.7(f) hereof. Bank of America, in its capacity as the bank (within the meaning of Section 9-102 of the UCC) with respect to the Cash Collateral Account (the "Cash Collateral
                                                           ---------------
Bank"), hereby agrees to comply with all orders and instructions of the
----
Administrative Agent with regard to the Cash Collateral Account without the consent of any Credit Party. The documentation for and terms of the Cash Collateral Account shall be in form and substance satisfactory to the Administrative Agent.

Section 10.2  Investment of Funds.
              -------------------

     (a) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited into the Cash Collateral Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrower (provided that any such instructions given verbally shall be confirmed promptly in writing) or, if the Borrower shall fail to give such instructions upon delivery of any such funds, in the sole discretion of the Administrative Agent, provided that in no event may the Borrower give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Cash Collateral Account other than in Dollars or Cash Equivalents described in clause
(i) of the definition of Cash Equivalents, or described in clause (iii) or clause (iv) of the definition of Cash Equivalents to the extent issued by Bank of America.

     (b) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Account, shall be promptly reinvested by the Administrative Agent as a part of the Cash Collateral Account; and any net loss on any such investment shall be charged against the Cash Collateral Account.

     (c) Neither of the Administrative Agent, any of the Lenders nor any other Secured Party shall be

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a trustee for any of the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Account, except as expressly provided herein and except that the Administrative Agent shall have the obligations of a secured party under the UCC. Neither of the Administrative Agent, any of the Lenders nor any other Secured Party shall have any obligation or responsibility or shall be liable in any way for any investment decision made in accordance with this
Section 10.2 or for any decrease in the value of the investments held in the Cash Collateral Account.

Section 10.3  Grant of Security Interest.
              --------------------------

     For value received and to induce the Issuing Bank to issue Letters of Credit and the Lenders to enter into this Credit Agreement and to make Loans to the Borrower and to acquire participations from time to time as provided for in this Credit Agreement, as security for the payment of all of the Obligations, each of the Credit Parties hereby assigns to the Administrative Agent (for the benefit of the Secured Parties) and grants to the Administrative Agent (for the benefit of the Secured Parties), a first and prior Lien upon all of such Credit Party's rights in and to the Cash Collateral Account, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Account, and all products and proceeds of any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Cash Collateral Account, and all rights pertaining to investments of funds in the Cash Collateral Account shall immediately and without any need for any further action on the part of any of the Credit Parties, the Administrative Agent or any other Secured Party, become subject to the Lien set forth in this Section 10.3, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

Section 10.4  Remedies.
              --------

     At any time upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments and securities held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account in accordance with Section 2.4(f).

                                   ARTICLE 11

                              ADMINISTRATIVE AGENT

Section 11.1  Appointment and Authorization of Administration Agent.
              -----------------------------------------------------

     (a) Each Lender hereby irrevocably (subject to Section 11.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Fundamental Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Fundamental Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Fundamental Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or any participant of a Lender or any other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Fundamental Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Fundamental Documents with reference to the Administrative Agent and/or the Syndication Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the LOC Documents associated therewith until such time (and for so long) as the Administrative Agent may agree at the request of the Required Revolving Lenders to act for the Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have
                           --------  -------
all of the benefits and immunities (i) provided to the Administrative Agent in this Article 11 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article 11 included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Bank.

     (c) Each Secured Party hereby authorizes the Administrative Agent (in its sole discretion):

              (i) in connection with the sale or other disposition of any asset included in the Collateral or any Mortgaged Property or all of the Capital Stock of any Guarantor, to the extent undertaken in accordance with the terms of this Credit Agreement, to release a Lien granted to it (for the benefit of the Secured Parties) on such asset or Capital Stock and/or to release such Guarantor from its obligations hereunder;

              (ii) in connection with any refinancing of a portion of the Indebtedness and/or the Obligations under this Credit Agreement, to release a Lien granted to it (for the benefit of the Secured Parties) on any Collateral or Mortgaged Property, to the extent permitted or required hereunder;

              (iii) to determine that the cost to the Borrower or another Credit Party is disproportionate to the benefit to be realized by the Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral or any Mortgaged Property and that the Borrower or other Credit Party should not be required to perfect such Lien in favor of the Administrative Agent (for the benefit of the Secured Parties);

              (iv) to appoint subagents to be the holder of record of a Lien to be granted to the Administrative Agent (for the benefit of the Secured Parties) or to hold on behalf of the Administrative Agent such Collateral, such Mortgaged Property or instruments relating thereto;

              (v) to enter into and perform its obligations under the other Fundamental Documents;

              (vi)  to execute and deliver the agreements contemplated by
     Section 11.12 hereof; and

              (vii) to enter into intercreditor and/or subordination agreements on terms acceptable to the Administrative Agent with Persons who have been granted Liens which are permitted pursuant to Section 6.2 hereof.

     The Administrative Agent hereby agrees to release the Lien granted to it (for the benefit of the Secured Parties) pursuant to any Fundamental Document in the case of any event described in clause (c)(i) or (c)(ii) above.

Section 11.2  Delegation of Duties.
              --------------------

     The Administrative Agent may execute any of its duties under this Credit Agreement or any other Fundamental Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 11.3  Liability of Administrative Agent.
              ---------------------------------

     No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Fundamental Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct (as determined by a final order or judgment of a court of competent jurisdiction) in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender, any participant of any Lender or any other Secured Party for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Fundamental Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Fundamental Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Fundamental Document, or for any failure of any Credit Party or any other party to any Fundamental Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender, any participant of any Lender or any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Fundamental Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

Section 11.4  Reliance by Administrative Agent.
              --------------------------------

     (a) The Administrative Agent, in its capacity as such, shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Fundamental Document unless it shall first receive such advice or concurrence of the Required Lenders (or the Required Revolving Lenders, Required Tranche B Term Lenders or Required Tranche C Term Lenders, as the case may be) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Fundamental Document in accordance with a request or consent of the Required Lenders (or the Required Revolving Lenders, Required Tranche B Term Lenders or the Required Tranche C Term Lenders, as the case may be) or all the Lenders (or all the Revolving Lenders, all the Tranche B Term Lenders or all the Tranche C Term Lenders, if and as required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all participants of the Lenders. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders (or the Required Revolving Lenders, Required Tranche B Term Lenders or the Required Tranche C Term Lenders, as the case may be) otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the applicable Lenders.

     (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

Section 11.5  Notice of Default.
              -----------------

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for its own account or the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders (or the Required Revolving Lenders, Required Tranche B Term Lenders or the Required Tranche C Term Lenders, as the case may be) in accordance with Article 7 hereof; provided,
                                                                       --------
however, that unless and until the Administrative Agent has received any such
-------
direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 11.6  Credit Decision; Disclosure of Information by Administrative
              ------------------------------------------------------------
Agent.
-----

     Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether any Agent-Related Person has disclosed material information in its possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all Applicable Laws relating to the transactions contemplated hereby and by the other Fundamental Documents, and made its own decision to enter into this Credit Agreement and to make the Extensions of Credit to the Borrower and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Fundamental Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 11.7  Indemnification of Agent-Related Persons.
              ----------------------------------------

     Whether or not the transactions contemplated hereby are consummated, each Lender agrees (i) to reimburse each Agent-Related Person for such Lender's pro rata share of any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents, employees, financial advisors and other professionals paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by or on behalf of the Borrower and (ii) to indemnify and hold harmless each Agent-Related Person, on demand, ratably in accordance with such Lender's Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, it or any of them in any way relating to or arising out of any of the Fundamental Documents or any related agreement or document, or any action taken or omitted by it or any of them under any of the Fundamental Documents or any related agreement or document, to the extent not reimbursed by or on behalf of the Borrower or any other Credit Party (and without affecting in any manner the reimbursement obligations of the Borrower and the other Credit Parties hereunder), except such as shall result from the gross negligence or willful misconduct as determined by a final order or judgment of a court of competent jurisdiction of the Person to be reimbursed, indemnified or held harmless, as applicable and (iii) to indemnify and hold harmless the Issuing Bank and any of its directors, officers, employees, attorneys-in-fact or agents on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the issuance of any Letters of Credit or the failure to issue Letters of Credit if such failure or issuance was at the direction of the Required Revolving Lenders (except as shall result from the gross negligence or willful misconduct (as determined by a final order or judgment of a court of competent jurisdiction) of the Person to be reimbursed, indemnified or held harmless, as applicable). To the extent indemnification payments made by the Lenders pursuant to this Section 11.7 are subsequently recovered by any Agent-Related Person or the Issuing Bank from a Credit Party, such Agent-Related Person or the Issuing Bank, as applicable, will promptly refund such previously paid indemnity payments to the Lenders.

Section 11.8         Administrative Agent in its Individual Capacity.
                     -----------------------------------------------

     Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Bank, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

Section 11.9         Successor Administrative Agent.
                     ------------------------------

     The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 11 and Section 12.2 and all indemnities provided to the Administrative Agent in this Credit Agreement and the other Fundamental Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

Section 11.10     Syndication Agent.
                  -----------------

         Despite its designation as such, the Syndication Agent shall not have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Syndication Agent shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Syndication Agent in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

Section 11.11     Relations Among Lenders.
                  -----------------------

         Each Lender in its capacity as a Lender hereunder agrees that it will not take any legal action to enforce the Obligations, nor institute any actions or proceedings, against the Borrower or any other Credit Party hereunder or under any other Fundamental Document, or with respect to any Collateral or any Mortgaged Property, it being understood and agreed that all such actions are to be taken by the Administrative Agent on behalf of the Lenders. Without limiting the generality of the foregoing, no Lender may unilaterally terminate its Revolving Commitment or accelerate, or otherwise enforce or seek to enforce any rights or remedies with respect to, any Loans or other Obligations owed to it, except statutory or common law rights of banker's liens and setoff with respect to accounts maintained with such Lender. Notwithstanding the foregoing, each Lender shall have the right, independently and unilaterally, to take such action as it deems necessary or appropriate (including without limitation actions or proceedings against the Borrower or any other Credit Party) to demand and collect payment of those Obligations, due and owing to it personally and independently (including without limitation indemnity and reimbursement obligations relating to break-funding, capital adequacy, taxes and increased costs) other than principal and interest amounts; provided, however, that the foregoing shall not permit any Lender (other than the Administrative Agent acting solely in its capacity as Administrative Agent and with the approval of the Required Lenders hereunder) to accelerate any debt, to terminate any funding or other lending commitment hereunder, to take any action involving any Mortgaged Property or other collateral hereunder or to take any other action requiring the consent, approval or other action of the Administrative Agent or the Required Lenders.

Section 11.12     Tenant's Quiet Enjoyment.
                  ------------------------

         Upon the written request of Borrower, the Administrative Agent shall deliver a subordination, non-disturbance and attornment agreement, in favor of the lessee under any lease of Mortgaged Properties, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, pursuant to which agreement the Administrative Agent shall agree (to the extent required by the applicable lease or sublease) (a) to give the tenant or subtenant thereunder the same notice, if any, given to the Borrower of any default or acceleration of any obligation underlying the applicable Mortgage or any sale in foreclosure under such

Mortgage, (b) to permit the tenant or subtenant thereunder to cure any such default on the Borrower's behalf within any applicable cure period, (c) to permit the tenant or subtenant thereunder to appear by its representative and to bid at any sale in foreclosure made with respect to the applicable Mortgage and
(d) subject to the terms to be included in the applicable subordination, non-disturbance and attornment agreement, not to disturb the aforesaid tenant's or subtenant's possession so long as it is not in default in performing its obligations under such lease or sublease.

Section 11.13     Lender Payments.
                  ---------------

         (a) Except as otherwise provided herein, all payments by any Lender hereunder shall be made to the Administrative Agent at the office of Bank of America, N.A., 101 North Tryon, Charlotte, NC 28255, NC1-001-15-04;
Attention: Credit Services (wiring information: ABA053000196; Acct. No. 1366212250600, Account Name: Credit Services; Ref: Ventas Realty, Limited Partnership) not later than 1:00 p.m., Charlotte, North Carolina time. All payments received after such time shall be deemed received on the next succeeding Business Day. All payments shall be made in Dollars and in immediately available funds.


                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.1      Notices.
                  -------

         (a) Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by facsimile communications equipment, delivered by such equipment) addressed:

                  (i) if to the Administrative Agent or Bank of America, to it at:

                           Bank of America, N.A.
                           Agency Management
                           1455 Market St., 5th Floor
                           Mail Code:  CA5-701-05-19
                           San Francisco, CA 94103
                           Attention: Mark Doherty
                           Telephone:  415-436-2776
                           Facsimile:  415-503-5137
                           Email:  mark.doherty@bankofamerica.com

                           with a copy to:

                           Bank of America, N.A.
                           Agency Services
                           101 North Tryon Street, 15/th/ Floor
                           Mail Code:  NC1-001-15-04
                           Charlotte, NC 28255
                           Attn:  Richard Wright
                           Telephone:  704-387-2472
                           Facsimile No.:  704-409-0127
                           Email:  richard.wright@bankofamerica.com

                  (ii)     if to the Issuing Bank, to it at:

                           Bank of America, N.A.
                           Trade Operations-Los Angeles #22621
                           333 S. Beaudry Avenue, 19th Floor
                           Mail Code:  CA9-703-19-23
                           Los Angeles, CA  90017-1466
                           Attn:  Sandra Leon
                           Telephone:  213-345-5231
                           Facsimile No:  213-345-6694
                           Email:  sandra.leon@bankofamerica.com

                  (iii)    if to any Credit Party to it at:

                           4360 Brownsboro Road, Suite 115
                           Louisville, Kentucky  40207-1642
                           Attn:  General Counsel
                           Facsimile No.:  502-357-9001

                           with a courtesy copy to:

                           Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC 333 West Wacker Drive
                           Suite 2700
                           Chicago, Illinois  60606
                           Attn: Howard J. Kirschbaum and Katherine S. Sprenger Facsimile No.: 312-984-3150

                  (iv) if to a Lender, to it at its address set forth on its signature page hereto.

or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of any Person giving notice pursuant to this Section 12.1 to provide a courtesy copy to a party as provided herein shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given (x) on the date of receipt, when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, (y) when delivered, if delivered by hand or overnight courier service or (z) when receipt is acknowledged, if by facsimile communications equipment, in each case addressed to such party as provided in this Section 12.1 or in accordance with the latest unrevoked written direction from such party.

         (b) No notice to or demand on any of the Credit Parties shall entitle such Credit Party to any other or further notice or demand in the same, similar or other circumstances.

Section 12.2      Survival of Agreement, Representations and Warranties, etc.
                  -----------------------------------------------------------

         All warranties, representations and covenants made by any of the Credit Parties herein, in any other Fundamental Document or in any certificate or other instrument delivered by it or on its behalf in connection with this Credit Agreement or any other Fundamental Document shall be considered to have been relied upon by the Administrative Agent, the Syndication Agent, the Issuing Bank and the Lenders and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the execution and delivery of this Credit Agreement, the making of the Loans and the issuance of the

Letters of Credit herein contemplated and the execution and delivery of any notes evidencing any Loan hereunder regardless of any investigation made by the Administrative Agent, the Syndication Agent, the Issuing Bank or the Lenders or on their behalf. All statements in any such certificate or other instrument shall constitute representations and warranties by the Credit Parties hereunder.

Section 12.3      Successors and Assigns; Syndications; Loan Sales;
                  -------------------------------------------------
                   Participations.
                   --------------

         (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that neither the Borrower nor any other Credit Party
       --------  -------
may assign its rights hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and all of the Lenders, and all covenants, promises and agreements by or on behalf of any of the Credit Parties which are contained in this Credit Agreement shall inure to the benefit of the successors and assigns of the Administrative Agent, the Issuing Bank and the Lenders.

         (b) Each of the Lenders may (but only with the prior written consent of the Administrative Agent and the Borrower and in the case of an assignment of a Revolving Commitment and/or Revolving Loans, the Issuing Bank, which consent in each case shall not be unreasonably withheld or delayed and which consent by the Borrower shall not be required if at the time of the applicable Assignment and Acceptance is delivered to the Administrative Agent for its acceptance and recording, an Event of Default has occurred and is then continuing) assign to an Eligible Assignee all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of any Term Loans at the time owing to it, the Note(s) held by it, or all or a portion of its Revolving Commitment and the same portion of all Revolving Loans at the time owing to it and any Participation Interests held by it; provided
                                                                    --------
that no such assignment shall apply to rights in respect of Swingline Loans); provided, however, that (i) each assignment shall (x) in the case of a Revolving
--------  -------
Loan, be in a minimum Revolving Commitment amount of $2,500,000 (or such lesser amount as shall equal any Lender's entire Revolving Commitment or Revolving
Loan)), or (y) in the case of a Term Loan, be in a minimum Term Loan amount of $1,000,000 (or such lesser amount as shall equal any Lender's entire Tranche B Term Loan or Tranche C Term Loan, as applicable), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the assigning Lender's original Note evidencing the Loans being assigned and a processing and recordation fee of $3,500 (which fee shall also be payable in the case of assignments to Affiliates of assigning Lenders or from an assigning Lender to another Lender or to a Related Fund hereunder) to be paid to the Administrative Agent by the assigning Lender or the assignee and (iii) if the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to the exemption from deduction or withholding of any United States federal income taxes in accordance with Section
2.13. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall not (unless otherwise agreed to by the Administrative Agent) be earlier than five (5) Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Fundamental Documents and shall be bound by the provisions hereof and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Credit Agreement except that, notwithstanding such assignment, any rights and remedies available to the Borrower for any breaches by such assigning Lender of its obligations hereunder while a Lender shall be preserved after such assignment and such Lender shall not be relieved of any liability to the Borrower due to any such breach and any and all rights to indemnification hereunder and rights under Section 12.2 shall be preserved by such Lender in full after such assignment, subject to the terms and conditions hereof. In the case of an Assignment and Acceptance covering all or the

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remaining portion of the assigning Lender's rights and obligations under this
Credit Agreement, such assigning Lender shall cease to be a party hereto; provided that any and all rights to indemnification hereunder and rights under
--------
Section 12.2 shall be preserved by such Lender in full after such assignment. It shall not be necessary for any Lender to sell the same percentage of its Revolving Commitment and Revolving Loans, of its Tranche B Term Loans and of its Tranche C Term Loans (as the case may be).

         (c) Each Lender, in accordance with Section 12.3(b), may at any time make an assignment of its interests, rights and obligations under this Credit Agreement, (i) without the consent of the Administrative Agent, the Issuing Bank or the Borrower, to any Affiliate of a Lender or to a Related Fund or (ii) with the prior written consent of the Administrative Agent and the Borrower, and, in the case of an assignment of a Revolving Commitment and/or Revolving Loans, the Issuing Bank, which consent shall not be unreasonably withheld or delayed and which consent by the Borrower shall not be required if at the time of the applicable Assignment and Acceptance is delivered to the Administrative Agent for its acceptance and recording, an Event of Default has occurred and is then continuing, to any other Lender hereunder; provided, that with respect to any
                                           --------
assignment to another Lender hereunder (x) the assigning Lender shall have been a Lender hereunder for a period of at least 120 days and (y) any assignment of such Lender's Tranche B Term Loan or Tranche C Term Loan shall be in a minimum amount of $1,000,000 (or such lesser amount as shall equal such Lender's entire Tranche B Term Loan or Tranche C Term Loan, as applicable). Any such assignment to any Affiliate of the assigning Lender or to a Related Fund shall not be subject to the minimum amount requirements of Section 12.3(b) and shall not release the assigning Lender from its remaining obligations hereunder, if any.

         (d) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder shall have confirmed to and agreed with each other and the other parties hereto as follows: (i) such assigning Lender represents and warrants that (A) it is the legal and beneficial owner of the interest subject to such Assignment and Acceptance, (B) the interest subject to such Assignment and Acceptance is free and clear of any lien, encumbrance or other adverse claim and (C) it has full power and authority, and has taken all action necessary, to execute and deliver such Assignment and Acceptance and to consummate the transactions contemplated thereby; (ii) such assigning Lender assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with this Credit Agreement or any other Fundamental Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Notes, the other Fundamental Documents, the Mortgaged Properties or the Collateral, (C) the financial condition of the Borrower or any other Credit Party, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Fundamental Document or (D) the performance or observance by the Borrower or any other Credit Party, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under this Credit Agreement, any Note or any other Fundamental Document or with respect to any Mortgaged Property or Collateral, (iii) such assignee represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver such Assignment and Acceptance and to consummate the transactions contemplated thereby and to become a Lender under this Credit Agreement, (B) it meets all requirements of an Eligible Assignee, (C) from and after the effective date of such Assignment and Acceptance, it shall be bound by the provisions of this Credit Agreement as a Lender hereunder and, to the extent of the interest subject to such Assignment and Acceptance, shall have the obligations of a Lender hereunder and (D) it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 hereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption and to purchase the interest subject to such Assignment and Acceptance on the basis of which it has made such analysis and decision independently and without reliance on any Agent-Related Person or any other Lender; and (iv) such assignee agrees that (A) it will, independently and without reliance on any Agent-Related Person, the assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to

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make its own credit decisions in taking or not taking action under this Credit
Agreement and the other Fundamental Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Fundamental Documents are required to be performed by it as a Lender.

         (e) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 12.1 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Revolving Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the
                                              --------
Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by any Credit Party or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (f) Subject to the foregoing, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with the assigning Lender's original Note evidencing the Loans being assigned thereby, the processing and recordation fee, and evidence of the Administrative Agent's and the Borrower's written consent to such assignment (as required), the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for any surrendered Note, a new Note to the order of such assignee in an amount equal to the Revolving Commitment or the principal amount of the applicable Term Loan (as appropriate) assumed by the assignee Lender pursuant to such Assignment and Acceptance and if the assigning Lender has retained a Revolving Commitment or any portion of the applicable Term Loan (as appropriate) hereunder, a new Note to the order of the assigning Lender in an amount equal to the Revolving Commitment or the principal amount of the applicable Term Loan (as appropriate) retained by it hereunder.

         (g) Each of the Lenders may, without the consent of any of the Credit Parties or the Administrative Agent, the Issuing Bank or the other Lenders, sell participations to one or more banks or other financial entities in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of any Term Loans at the time owing to it and any notes held by it evidencing such Loans, or all or a portion of its Revolving Commitment and the same portion of all Revolving Loans at the time owing to it and any notes held by it evidencing its Revolving Loans and its participation in Letters of Credit); provided, however, that (i) notwithstanding
                                     --------  -------
any such participation, any such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights or any right to control the vote of such Lender under this Credit Agreement, except that such participant may be granted voting rights (or a right to control the vote of such Lender under this Credit Agreement) with respect to
(A) proposed decreases and/or forgiveness of principal, interest rates or fees,
(B) subject to Section 12.11 hereof, changes to the amount of the Revolving Commitments (except for a ratable decrease in the Total Revolving Committed Amount), (C) scheduled amortizations and/or final maturity of any Loan and fees (in each case, as applicable to such participant), (D) releases of all or substantially all the Collateral or the Mortgaged Properties and (E) any release of Ventas from its obligations hereunder or any release of all or substantially all of the Guarantors hereunder, (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.10, 2.11, 2.12, 2.13, and 2.4 hereof, but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive and (v) the Credit Parties, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's and its participants' rights and obligations under this Credit Agreement.

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         (h) A Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to any of the Credit Parties furnished to the Administrative Agent, the Syndication Agent, the Issuing Bank or such Lender by or on behalf of the Borrower or any other Credit Party; provided, that prior to any such disclosure,
                                    --------
each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 12.17 hereof.

         (i) Any assignment pursuant to paragraph (b) or (c) of this Section
12.3 shall constitute an amendment of Schedule 1 as of the effective date of such assignment.

         (j) The Administrative Agent and the Issuing Bank may deem and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans and participations in Letters of Credit for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and shall have become effective in accordance with this
Section 12.3.

         (k) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including any pledge or assignment to a Federal Reserve Bank or to any trustee for holders of obligations owed, or securities issued, by such Lender; provided that no such pledge or assignment shall release
                        --------
such Lender from any of its obligations hereunder or substitute for such Lender any such pledgee, assignee or trustee as a party hereto, notwithstanding any rights such pledgee, assignee or trustee may acquire from such Lender as a result of foreclosure or otherwise.

Section 12.4      Expenses; Documentary Taxes.
                  ---------------------------

         Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with, or arising out of, the performance of due diligence, the negotiation, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the making of the Revolving Loans and the issuance of the Letters of Credit, the Collateral, any Mortgaged Property or any Fundamental Document, including but not limited to, the reasonable out-of-pocket fees and disbursements of outside legal counsel and of out-of-pocket costs and internally allocated charges of audit or field examinations of the Administrative Agent in connection with the administration of this Credit Agreement, the verification of financial data or the transactions contemplated hereby, and the reasonable fees and disbursements of Moore & Van Allen PLLC, counsel to the Administrative Agent, and any other counsel that the Administrative Agent shall retain, and (b) if an Event of Default occurs, and subject to Section 11.11, all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender in the enforcement, protection, workout or restructuring (as distinguished from administration) of the rights and remedies of the Administrative Agent, the Issuing Bank or the Lenders (as the case may be) in connection with this Credit Agreement, the other Fundamental Documents, the Letters of Credit, any notes evidencing the Loans hereunder, the Mortgaged Properties or the Collateral, or as a result of any transaction, action or non-action arising from any of the foregoing, including but not limited to, the reasonable fees and disbursements of any counsel for the Administrative Agent, the Issuing Bank or the Lenders. Such payments shall be made on the date this Credit Agreement is executed by the Borrower and thereafter shall be due upon receipt of invoices but payable no later than thirty (30) days after receipt. The Borrower agrees that it shall indemnify the Administrative Agent, the Syndication Agent, the Issuing Bank and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any U.S. Governmental Authority by reason of the execution and delivery of this Credit Agreement or any notes evidencing any of the Loans hereunder or the issuance of Letters of Credit. The obligations of the Borrower under this Section 12.4 shall survive the termination of this Credit Agreement and the Commitments hereunder, the

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payment of the Obligations and the expiration, termination, cancellation and/or full cash collateralization of the Letters of Credit hereunder. The Administrative Agent shall take all reasonable actions (as determined in its sole judgment) to minimize mortgage and similar taxes and fees payable by any Credit Party in connection with the filing, recordation or perfection of the Liens now or hereafter securing the Obligations, including, without limitation, the amendment or modification of existing mortgage loan documents of record where (in the Administrative Agent's sole judgment) it is reasonable and practical to do so.

Section 12.5  Indemnity.
              ---------

         The Borrower agrees to indemnify and hold harmless the Administrative Agent and the Lenders, their respective directors, officers, employees, trustees, investment advisors, attorneys-in-fact and agents, and any professionals retained by them and, in addition, in connection with matters relating to a Letter of Credit, the Issuing Bank and its directors, officers, employees, trustees, investment advisors and agents (each an "Indemnified
                                                              -----------
Party") (to the full extent permitted by Applicable Law) from and against any
-----
and all claims, demands, losses, judgments, damages and liabilities (including liabilities for penalties) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Indemnified Party is a party thereto) related to the entering into and/or performance of any Fundamental Document or the use of the proceeds of any Loans hereunder or the issuance of any Letter of Credit or the granting of Liens and security interests on the Mortgaged Properties and the Collateral or the consummation of any other transaction contemplated in any Fundamental Document, including, without limitation, the reasonable fees and disbursements of outside counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses of an Indemnified Party to the extent incurred (x) by reason of the gross negligence or willful misconduct, as determined by a final order or judgment of a court of competent jurisdiction, of such Indemnified Party, or (y) in any litigation in which the Indemnified Party and one or more Credit Parties are adverse to each other, and in which the Credit Parties prevail on their claims and the Indemnified Party does not prevail on its defenses or its counterclaims interposed in such litigation). If any proceeding, including any governmental investigation, shall be instituted involving any Indemnified Party, in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof on behalf of such Indemnified Party including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of all reasonable fees and expenses. Any Indemnified Party shall have the right to employ separate counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless
(i) the employment of such separate counsel has been specifically authorized by the Borrower or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Borrower and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or in addition to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense of such action on behalf of such Indemnified Party). At any time after the Borrower has assumed the defense of any proceeding involving any Indemnified Party in respect of which indemnity has been sought against the Borrower, such Indemnified Party may elect, by written notice to the Borrower, to withdraw its request for indemnity and thereafter the defense of such proceeding shall be maintained by counsel of the Indemnified Party's choosing and at the Indemnified Party's expense. The foregoing indemnity agreement includes any reasonable costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by the Administrative Agent or the Issuing Bank or by any other Person either against the Administrative Agent, the Issuing Bank or the Lenders or in connection with which any officer or employee of the Administrative Agent, the Issuing Bank or the Lenders is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Moore & Van Allen PLLC, counsel to the Administrative Agent, and any out-of-pocket costs incurred by the Administrative Agent, the Syndication Agent, the Issuing Bank or the Lenders in appearing as a witness or in otherwise complying with legal

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process served upon them. The obligations of the Borrower under this Section
12.5 shall survive the termination of this Credit Agreement and the Commitments hereunder, the payment of the Obligations hereunder and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all or any part of its Loans and its Revolving Commitment hereunder.

         Subject to the terms hereof, the restrictions on any such action contained in the leases for the Mortgaged Properties and the Borrower's ability to enforce any lease for any Mortgaged Property in a commercially reasonable manner, if a Credit Party shall fail to do any act or thing which it has covenanted to do hereunder or under a Fundamental Document, or any representation or warranty of a Credit Party shall be breached, the Administrative Agent may (but shall not be obligated to), upon reasonable notice to the Borrower, do the same or cause it to be done or remedy any such breach, and there shall be added to the Obligations hereunder the cost or expense incurred by the Administrative Agent in so doing, and any and all amounts expended by the Administrative Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at a rate per annum set forth in Section 2.8(a)(iii) from time to time in effect from the date advanced to the date of repayment.

Section 12.6  CHOICE OF LAW.
              -------------

         THIS CREDIT AGREEMENT, THE OTHER FUNDAMENTAL DOCUMENTS AND ANY NOTE EVIDENCING ANY OF THE LOANS HEREUNDER SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES AND BY FEDERAL LAW TO THE EXTENT APPLICABLE; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY MORTGAGE FILED IN A JURISDICTION OUTSIDE THE STATE OF NEW YORK, THE LAWS OF SUCH JURISDICTION WHERE SUCH MORTGAGE WAS FILED SHALL APPLY.

Section 12.7  WAIVER OF JURY TRIAL.
              --------------------

         TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION 12.7 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

Section 12.8  WAIVER WITH RESPECT TO DAMAGES.
              ------------------------------

         EACH CREDIT PARTY ACKNOWLEDGES THAT NEITHER THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE ISSUING BANK NOR ANY LENDER HAS ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, ANY CREDIT PARTY ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT AND THE RELATIONSHIP BETWEEN THE ADMINISTRATIVE

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AGENT, THE SYNDICATION AGENT, THE ISSUING BANK AND THE LENDERS, ON THE ONE HAND,
AND THE CREDIT PARTIES, ON THE OTHER HAND, IN CONNECTION THEREWITH IS SOLELY
THAT OF DEBTOR AND CREDITOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO
CREDIT PARTY SHALL ASSERT, AND EACH CREDIT PARTY HEREBY WAIVES, ANY CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE ISSUING BANK AND
THE LENDERS ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT OR PUNITIVE
DAMAGES (AS OPPOSED TO CONSEQUENTIAL OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY FUNDAMENTAL DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.9  No Waiver.
              ---------

         No failure on the part of the Administrative Agent, the Syndication Agent, the Issuing Bank or any Lender to exercise, and no delay in exercising, any right, power or remedy hereunder, under any Note, with regard to any Letter of Credit, or any other Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 12.10 Extension of Payment Date.
              -------------------------

         Except as otherwise specifically provided in Article 2 hereof, should any payment or prepayment of principal of or interest on any of the Loans or any other amount due hereunder, become due and payable on a day other than a Business Day, the due date of such payment or prepayment shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate herein specified during such extension.

Section 12.11 Amendments, etc.
              ---------------

         Unless otherwise specifically provided herein, any provision of this Credit Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Credit Parties and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver
                                       --------
shall (i) increase any Commitment of any Lender without the prior written consent of such Lender, (ii) reduce the principal of, or rate of interest on, any Loan or any fees specified herein, due to a Lender without the prior written consent of each Lender directly affected thereby, (iii) postpone the date fixed for any payment of principal of, or interest on, any Loan or any fees hereunder due to a Lender or for any termination of any Commitment of a Lender, without the prior written consent of each Lender directly affected thereby, (iv) decrease any amount payable to a Lender pursuant to the provisions of Section
2.7 or Section 2.4 hereof, without the prior written consent of each Lender directly affected thereby, (vi) release Ventas from its obligations hereunder or release all or substantially all of the Guarantors hereunder (except as expressly permitted hereby), without the prior written consent of all of the Lenders, (vii) release all or substantially all of the Collateral or all or substantially all of the Mortgaged Properties from the Liens created by the Fundamental Documents (except as expressly permitted hereby), without the prior written consent of all the Lenders, (viii) amend or modify the provisions of this Section 12.11, without the prior written consent of all the Lenders, (ix) amend the definition of "Required Lenders," without the prior written consent of all the Lenders, (x) amend the definition of "Required Revolving Lenders" without the prior written consent of all the Revolving Lenders, (xi) amend the definition of "Required Tranche B Term Lenders" without the consent of all the Tranche B Term Lenders, or (xii) amend the definition of "Required Tranche C Term Lenders" without the consent of all of the Tranche C Term Lenders. No such amendment, modification, waiver or consent shall amend Section 2.16 hereof or

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adversely affect the rights and obligations of the Administrative Agent or the
Issuing Bank hereunder without their prior written consent. Each holder of a Loan or a Participation Interest, a Commitment or a Note evidencing any loan hereunder shall be bound by any amendment, modification, waiver or consent authorized as provided herein (whether or not any applicable Note shall have been marked to indicate such amendment, modification, waiver or consent); and any consent by any holder of a Loan, a Commitment or a Note shall bind any Person subsequently acquiring such Loan, Commitment or Note (whether or not any applicable Note is so marked).

         If a condition to the Borrowing of a Revolving Loan or the issuance of a Letter of Credit hereunder is not satisfied or some other event occurs that would prohibit the Borrower from borrowing such Revolving Loan or receiving a Letter of Credit hereunder, then in order to waive such condition or consent to such event, the consent of the Required Revolving Lenders (as a separate group) shall be required in addition to any other consent required pursuant this Credit Agreement. If a condition to the Borrowing of the Tranche B Term Loan hereunder is not satisfied or some other event occurs that would prohibit the Borrower from borrowing the Tranche B Term Loan hereunder, then in order to waive such condition or consent to such event, the consent of the Required Tranche B Term Lenders (as a separate group) shall be required in addition to any other consent required pursuant to this Credit Agreement. If a condition to the Borrowing of the Tranche C Term Loan hereunder is not satisfied or some other event occurs that would prohibit the Borrower from borrowing the Tranche C Term Loan hereunder, then in order to waive such condition or consent to such event, the consent of the Required Tranche C Term Lenders (as a separate group) shall be required in addition to any other consent required pursuant to this Credit Agreement.

         Notwithstanding the foregoing provisions of this Section 12.11 or anything to the contrary contained in this Credit Agreement, any Lender which has requested that it not receive material, non-public information concerning the Borrower or any of the other Credit Parties and which is therefore unable or unwilling to vote with respect to an issue arising under this Credit Agreement will agree to vote and will be deemed to have voted its Commitments under this Credit Agreement pro rata in accordance with the percentage of Commitments voted in favor of, and the percentage of Commitments voted against, any such issue under this Credit Agreement.

         If the Borrower shall have requested a waiver, consent, or amendment from the Lenders of any of the matters described in clauses (i) through (viii) of this Section 12.11 or any other matter except the matters specified in clauses (ix) through (xii) above, and the Borrower shall have received such waiver, consent, or amendment from some, but not all, Lenders for approval thereof, then with respect to any Lender that has not consented (the "Non-Consenting Lenders"), the Borrower may, upon at least five (5) Business
 ----------------------
Days' prior written or facsimile notice to such Non-Consenting Lender and the Administrative Agent, identify to the Administrative Agent a Purchasing Lender which will purchase (for an amount, in immediately available funds, equal to the principal amount of outstanding Loans payable to such Non-Consenting Lender, plus all accrued but unpaid interest and fees payable to such Non-Consenting Lender) the Revolving Commitment (if applicable), the Tranche B Term Loan Commitment (if applicable), the Tranche C Term Loan Commitment (if applicable) and the amount of outstanding Loans and Participation Interests from the Non-Consenting Lender, and such Non-Consenting Lender shall thereupon assign its Revolving Commitment (if applicable), the Tranche B Term Loan Commitment (if applicable), the Tranche C Term Loan Commitment (if applicable), any Loans owing to such Non-Consenting Lender, any notes held by such Non-Consenting Lender and any Participation Interests held by such Non-Consenting Lender to such Purchasing Lender pursuant to Section 12.3 hereof; provided that the consent of
                                                   --------
the Administrative Agent required pursuant to Section 12.3 shall not be unreasonably withheld or delayed.

Section 12.12 Severability.
              ------------

         Any provision of this Credit Agreement or of any note evidencing any Loan hereunder which is

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

invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.13 VENUE; SERVICE OF PROCESS.
              -------------------------

         EACH PARTY HERETO (EACH A "SUBMITTING PARTY") HEREBY IRREVOCABLY
                                    ----------------
SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE LETTERS OF CREDIT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT AND THE SUBJECT MATTER THEREOF). EACH SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH SUBMITTING PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 13.1 HEREOF. EACH SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF EACH OF THE OTHER SUBMITTING PARTIES. FINAL JUDGMENT AGAINST ANY SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT MAY
                            --------  -------
AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

Section 12.14 Headings.
              --------

         Article and Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

Section 12.15 Execution in Counterparts.
              -------------------------

         This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Delivery of an executed signature page to this Credit Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Credit Agreement.

Section 12.16 Subordination of Intercompany Indebtedness, Receivables and
              -----------------------------------------------------------
              Advances.
              --------

        (a) Each Credit Party hereby agrees that any intercompany Indebtedness or other intercompany receivables or intercompany advances of any other Credit Party, directly or indirectly, in favor of such Credit Party of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior payment in full of the Obligations, and that no payment on any such Indebtedness, receivable or advance shall be made (except intercompany receivables and intercompany advances not prohibited under the terms hereof may be repaid and intercompany Indebtedness not prohibited under the terms hereof may be repaid, in each case so long as no Event of Default shall have occurred and be continuing) unless specifically consented to by the Administrative Agent and the Required Lenders in writing, until the prior payment in full of all the Obligations, termination of the Commitments and the expiration and/or termination of all Letters of Credit (or the cash collateralization of the outstanding Letters of Credit in an amount equal to 102% of the then current LOC Obligations).

        (b) In the event that any payment on any such Indebtedness shall be received by such Credit Party other than as permitted by Section 12.16(a) before payment in full of all Obligations, termination of the Commitments and the expiration and/or termination of all Letters of Credit (or the cash collateralization of the outstanding Letters of Credit in an amount equal to 102% of the then current LOC Obligations), such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Administrative Agent on behalf of the Secured Parties all such sums to the extent necessary so that the Secured Parties shall have been paid all Obligations owed or which may become owing.

Section 12.17 Confidentiality.
              ---------------

        Each of the Lenders understands that some of the information furnished to it pursuant to this Credit Agreement may be received by it prior to the time that such information shall have been made public, and each of the Lenders hereby agrees that it will keep all the information received by it in connection with this Credit Agreement confidential except that a Lender shall be permitted to disclose information (i) to such of its officers, directors, employees, agents, representatives, auditors, consultants, advisors, trustees, investment advisors, lawyers and affiliates as need to know such information in connection with this Credit Agreement or any other Fundamental Document (each of whom shall be made aware by such Lender of the confidential nature of such information and the requirement of this Section 12.17); (ii) to a proposed assignee or participant in accordance with Section 12.3(h) hereof; (iii) to the extent required by Applicable Law and regulations or by any subpoena or other legal process (in any which event such Lender shall promptly notify the Borrower to the extent not prohibited by Applicable Law); (iv) to the extent requested by any bank regulatory authority or other regulatory authority; (v) to the extent such information (A) becomes publicly available other than as a result of a breach of this Section 12.17, (B) becomes available to such Lender on a nonconfidential basis from a source other than the Borrower or any of its Affiliates, which source is not known to such Lender to be prohibited from transmitting the information to such Lender by any contractual or other obligation to the Borrower or (C) was available to such Lender on a nonconfidential basis prior to its disclosure to such Lender; (vi) to the extent the Borrower shall have consented to such disclosure in writing; or (vii) as may be necessary in connection with the servicing of the Loans hereunder, in protecting or enforcing any rights and/or remedies in connection with any Fundamental Document or in any proceeding in connection with any Mortgaged Property, any Collateral or any Fundamental Document or any of the transactions contemplated hereby or thereby.

Section 12.18 Entire Agreement.
              ----------------

        This Credit Agreement (including the Exhibits and Schedules hereto) represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any of the parties hereto (other than the Fee Letter) prior to the execution of this Credit Agreement which relate to Loans to be made or Letters of Credit to be issued hereunder shall be replaced by the terms of this Credit Agreement.

Section 12.19 Affirmation.
              -----------

        As additional consideration for the agreement by the Administrative Agent, the Issuing Bank and the Lenders to enter into this Credit Agreement, for the Issuing Bank to issue Letters of Credit, for the Lenders to make the Loans to the Borrower and to participate in Letters of Credit, upon the terms and conditions provided herein, each Credit Party hereby acknowledges and agrees that each party which is a signatory to this Credit Agreement as of the Closing Date (each, a "Signatory Party") that was a party to the Prior Credit Agreement
               ---------------
has performed all of its duties and obligations under the Prior Credit Agreement, and any and all instruments or agreements executed or delivered in connection with the Prior Credit Agreement, and that no Credit Party has any claim against any Signatory Party on account of the foregoing; provided,
                                                               --------
however, that in no event shall anything contained in this Credit Agreement be
-------
deemed to give rise to (nor shall any provision of this Section 12.19 be effective to the extent that it would directly or indirectly result in) any waiver, release or similar discharge of Black Diamond in connection with the Black Diamond Litigation or otherwise. Without limiting the generality of the foregoing, each Credit Party expressly reserves all of its rights against Black Diamond in connection with the Black Diamond Litigation or otherwise. Promptly after the Closing Date, the Administrative Agent will use reasonable efforts to cause to be cancelled and returned all promissory notes delivered under or in connection with the Prior Credit Agreement.

Section 12.20 Enforcement of Rights; No Obligation to Marshall Assets.
              -------------------------------------------------------

        In enforcing any rights under this Credit Agreement or any other Fundamental Document, neither the Administrative Agent nor any of the other Secured Parties shall be required to resort to any particular security, right or remedy through foreclosure or otherwise, or to proceed in any particular order of priority, or to otherwise act or refrain from acting; and, to the extent permitted by Applicable Law, each Credit Party hereby waives and releases any right to a marshaling of assets or a sale in inverse order of alienation.

Section 12.21 Reproduction of Documents.
              -------------------------

        The Credit Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) the Fundamental Documents; and (c) financial statements, certificates, and other information previously or hereafter furnished to the Administrative Agent, the Issuing Bank or any Lender may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by Applicable Law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.



BORROWER:                VENTAS REALTY, LIMITED PARTNERSHIP
                         By:  Ventas, Inc., its General Partner


                         By  /s/ T. Richard Riney
                            ----------------------------------
                           Name:  T. Richard Riney
                           Title: Executive Vice President and General Counsel


GUARANTORS:              VENTAS, INC.


                         By  /s/ T. Richard Riney
                            ----------------------------------
                           Name: T. Richard Riney
                           Title: Executive Vice President and General Counsel


LENDERS: BANK OF AMERICA, N.A., as Administrative Agent, as Issuing Bank and as Cash Collateral Bank

                         By: /s/ Kevin Wagley
                            -----------------------------------
                            Name: Kevin Wagley
                            Title: Principal

                         BANK OF AMERICA, N.A., individually as a Lender


                         By: /s/ Kevin Wagley
                            -----------------------------------
                            Name: Kevin Wagley
                            Title: Principal

                            Notice Address (as Lender):

                                           Bank of America, N.A.
                                           100 N. Tryon Street, 17/th/ Floor
                                           NC-1-007-17-11
                                           Charlotte, NC  28255
                            Attention:     Kevin R. Wagley
                            Facsimile No.: 704-388-6002

                                (for address as Administrative Agent and Issuing
                                   Bank, see Section 12.1)

                                     UBS AG, STAMFORD BRANCH


                                     By: /s/ Francois Berthelot
                                        -----------------------------------
                                        Name: Francois Berthelot
                                        Title: Director

                                     By: /s/ Oliver O. Trumbo II
                                        -----------------------------------
                                        Name: Oliver O. Trumbo II
                                        Title: Director

                                        Address:   677 Washington Boulevard
                                                   Stamford, CT  06901
                                        Attention: Vladimira Holeckova
                                        Facsimile No.: 203.719.3888


                                     JPMORGAN CHASE BANK


                                     By: /s/ Christina Gould
                                        -----------------------------------
                                        Name: Christina Gould
                                        Title: Vice President
                                        Address:   270 Park Avenue, 31/st/ Floor
                                                   New York, New York  10017
                                        Attention: Marc E. Costantino
                                        Facsimile No.: 212.270.3513


                                     CREDIT LYONNAIS NEW YORK BRANCH


                                     By: /s/ Charles Heidseick
                                        -----------------------------------
                                        Name: Charles Heidseick
                                        Title: Senior Vice President
                                        Address:   1301 Avenue of the Americas,
                                                   New York, New York  10019
                                        Attention: Gener David
                                        Facsimile No.: 212.459.3181

                                     CIBC INC.


                                     By: /s/ Terence Moore
                                        -----------------------------------
                                        Name: Terence Moore
                                        Title: Executive Director
                                        Address:   425 Lexington Avenue
                                                   New York, New York 10017
                                        Attention: Terrence Moore
                                        Facsimile No.: 212.856.3991


                                     U.S. BANK NATIONAL ASSOCIATION d/b/a
                                     FIRSTAR BANK NA



                                     By: /s/ Toby B. Rau
                                        -----------------------------------
                                        Name: Toby B. Rau
                                        Title: Vice President
                                        Address:   One Financial Square
                                                   Louisville, Kentucky 40202
                                        Attention: Toby Rau
                                        Facsimile No.: 502.562.6460


                                     MERRILL LYNCH CAPITAL CORPORATION


                                     By: /s/ Michael E. O'Brien
                                        -----------------------------------
                                        Name: Michael E. O'Brien
                                        Title: Vice President
                                        Address:   4 World Financial Center
                                                   New York, New York 10080
                                        Attention: Cara Feeley
                                        Facsimile No.: 212.738.1649